                                                                     Exhibit 4.3



THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, AND IF YOU ARE IN THE UK, YOU ARE RECOMMENDED TO SEEK YOUR OWN PERSONAL FINANCIAL ADVICE IMMEDIATELY FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER DULY AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000. IF YOU ARE OUTSIDE THE UK, YOU SHOULD IMMEDIATELY CONSULT ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT PROFESSIONAL ADVISER.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL OF YOUR VERNALIS SHARES, PLEASE SEND (EXCEPT AS NOTED BELOW) THIS DOCUMENT AND THE ACCOMPANYING DOCUMENTATION, TO THE PURCHASER OR TRANSFEREE, OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED, FOR ONWARD TRANSMISSION TO THE PURCHASER OR TRANSFEREE. NOTWITHSTANDING THE FOREGOING, THE DISTRIBUTION OF THIS DOCUMENT AND THE ACCOMPANYING DOCUMENTATION IN JURISDICTIONS OTHER THAN THE UK MAY BE RESTRICTED BY LAW AND THEREFORE PERSONS INTO WHOSE POSSESSION THIS DOCUMENT OR ANY ACCOMPANYING DOCUMENTATION COMES SHOULD INFORM THEMSELVES ABOUT AND OBSERVE ANY OF THOSE RESTRICTIONS (IN PARTICULAR, THE RESTRICTIONS SET FORTH BELOW WITH RESPECT TO THE DISTRIBUTION OF THIS DOCUMENT OR ANY ACCOMPANYING DOCUMENTATION IN OR INTO THE UNITED STATES, CANADA, AUSTRALIA, BELGIUM, SOUTH AFRICA AND JAPAN). ANY FAILURE TO COMPLY WITH ANY OF THOSE RESTRICTIONS MAY CONSTITUTE A VIOLATION OF THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

This document should be read in conjunction with the accompanying documents, including the Form of Acceptance and the Listing Particulars relating to British Biotech Shares, which have been prepared in accordance with the Listing Rules made under section 74 of the Financial Services and Markets Act 2000. A copy of the Listing Particulars has been delivered to the Registrar of Companies in England and Wales for registration in accordance with section 83 of that Act.
--------------------------------------------------------------------------------
                              RECOMMENDED OFFER BY
                                J.P. MORGAN PLC
                                  ON BEHALF OF
                              BRITISH BIOTECH PLC
                                      FOR
                               VERNALIS GROUP PLC
--------------------------------------------------------------------------------
J.P. Morgan plc, which is regulated in the UK by the Financial Services Authority, is acting exclusively for British Biotech and no-one else in connection with the Offer and will not be responsible to any other person for providing the protections afforded to clients of J.P. Morgan plc or for providing advice in relation to the Offer.

UBS Investment Bank, which is regulated in the UK by the Financial Services Authority, is acting exclusively for Vernalis and no-one else in connection with the Offer and will not be responsible to any other person for providing the protections afforded to clients of UBS Investment Bank or for providing advice in relation to the Offer.

TO ACCEPT THE OFFER, THE FORM OF ACCEPTANCE SHOULD BE COMPLETED, SIGNED AND RETURNED, WHETHER OR NOT YOUR VERNALIS SHARES ARE IN CREST, AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY POST OR (DURING NORMAL BUSINESS HOURS
ONLY) BY HAND AT CAPITA IRG PLC, CORPORATE ACTIONS, PO BOX 166, THE REGISTRY, 34 BECKENHAM ROAD, BECKENHAM KENT, BR3 4TH NO LATER THAN 3.00 P.M. ON 18 AUGUST 2003. THE PROCEDURE FOR ACCEPTANCE OF THE OFFER IS SET OUT IN SECTION C OF APPENDIX I TO THIS DOCUMENT AND IN THE ACCOMPANYING FORM OF ACCEPTANCE. IF YOU ARE A CREST PERSONAL MEMBER, YOU SHOULD REFER TO YOUR CREST SPONSOR BEFORE COMPLETING THE ACCOMPANYING FORM OF ACCEPTANCE, AS ONLY YOUR CREST SPONSOR WILL BE ABLE TO SEND THE NECESSARY TTE INSTRUCTIONS TO CRESTCO.

THE OFFER (AS DEFINED IN THIS OFFER DOCUMENT) IS NOT BEING MADE AND WILL NOT BE MADE, DIRECTLY OR INDIRECTLY, IN OR INTO OR FROM, OR BY USE OF THE MAILS, OR BY ANY MEANS OR INSTRUMENTALITY OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL, STATE OR OTHER SECURITIES EXCHANGE OF, THE UNITED STATES, CANADA, AUSTRALIA, BELGIUM, SOUTH AFRICA OR JAPAN. THIS INCLUDES, BUT IS NOT LIMITED TO, POST, FACSIMILE TRANSMISSION, ELECTRONIC MAIL, TELEX, TELEPHONE AND THE INTERNET. ACCORDINGLY, COPIES OF THIS DOCUMENT, THE FORM OF ACCEPTANCE, THE ACCOMPANYING LISTING PARTICULARS AND ANY RELATED OFFERING OR SOLICITATION DOCUMENTS ARE NOT BEING, AND MUST NOT BE, DIRECTLY OR INDIRECTLY, MAILED OR OTHERWISE TRANSMITTED, FORWARDED, DISTRIBUTED OR SENT INTO OR FROM THE UNITED STATES, CANADA, AUSTRALIA, BELGIUM, SOUTH AFRICA OR JAPAN AND THE OFFER CANNOT BE ACCEPTED BY ANY SUCH USE, MEANS, INSTRUMENTS OR FACILITIES OR FROM WITHIN THE UNITED STATES, CANADA, AUSTRALIA, BELGIUM, SOUTH AFRICA OR JAPAN AND PERSONS RECEIVING THIS DOCUMENT, THE FORM OF ACCEPTANCE, THE ACCOMPANYING LISTING PARTICULARS OR ANY OTHER DOCUMENT CONNECTED WITH THE OFFER (INCLUDING CUSTODIANS, NOMINEES AND TRUSTEES) MUST NOT MAIL OR OTHERWISE TRANSMIT, FORWARD, DISTRIBUTE OR SEND THEM IN OR INTO OR FROM THE UNITED STATES, CANADA, AUSTRALIA, BELGIUM, SOUTH AFRICA OR JAPAN OR USE SUCH MAILS OR ANY SUCH MEANS, INSTRUMENTS, OR FACILITIES FOR ANY PURPOSE, DIRECTLY OR INDIRECTLY, IN CONNECTION WITH THE OFFER. ANY PURPORTED ACCEPTANCE OF THE OFFER RESULTING DIRECTLY OR INDIRECTLY FROM A VIOLATION OF THESE RESTRICTIONS WILL BE INVALID. The availability of the Offer to persons who are not resident and located in the United Kingdom is subject to the laws of the relevant jurisdictions and the restrictions set forth herein. Persons who are not resident and located in the United Kingdom should inform themselves about and observe any applicable requirements. Further information for overseas shareholders is set out in paragraph 6 of section B and in paragraph (b) of section C of Appendix I to this document. Any person (including, without limitation, any nominee, trustee or custodian) who would, or otherwise intends to, or who may have a contractual or legal obligation to, forward this document and/or any related document to any jurisdiction outside the United Kingdom should read that paragraph before taking any action.

THIS OFFER DOCUMENT IS NOT AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES. SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN EXEMPTION FROM REGISTRATION. THE NEW BRITISH BIOTECH SHARES TO BE ISSUED PURSUANT TO THE OFFER HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES.

THE RELEVANT CLEARANCES HAVE NOT BEEN, NOR WILL THEY BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OR TERRITORY OF CANADA; NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE; AND THE NEW BRITISH BIOTECH SHARES HAVE NOT BEEN, NOR WILL THEY BE, REGISTERED UNDER OR OFFERED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE, PROVINCE, TERRITORY OR JURISDICTION OF CANADA, AUSTRALIA, BELGIUM, SOUTH AFRICA OR JAPAN. ACCORDINGLY, THE NEW BRITISH BIOTECH SHARES MAY NOT (UNLESS AN EXEMPTION UNDER RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA, BELGIUM, SOUTH AFRICA OR JAPAN, OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN SUCH JURISDICTION, OR FOR THE ACCOUNT OR BENEFIT OF, ANY CANADIAN, AUSTRALIAN, BELGIUM, SOUTH AFRICAN OR JAPANESE PERSON.

                BRITISH BIOTECH DIRECTORS AND PROPOSED DIRECTORS

           BRITISH BIOTECH DIRECTORS                                PROPOSED DIRECTORS
Peter Fellner       Executive Chairman                   Peter Worrall   Corporate Development Director
Simon Sturge        Chief Executive Officer              John Hutchison  Development Director
Anthony Weir        Finance Director                     George Kennedy  Deputy Chairman
Tim Edwards         Corporate Development Director                       Senior independent Director
Keith Merrifield    Non-executive Director               Carol Ferguson  Non-executive Director
Eugene Williams     Non-executive Director               Peter Read      Non-executive Director
Ian Kent            Non-executive Director


         REGISTERED OFFICE OF AND PRINCIPAL ADVISERS TO BRITISH BIOTECH

              REGISTERED OFFICE                         SPONSOR AND FINANCIAL ADVISER
                Thames Court                                   J.P. Morgan plc
               Watlington Road                                 125 London Wall
                   Oxford                                          London
                 Oxfordshire                                      EC2Y 5AJ
                   OX4 6LY


                                    LEGAL ADVISERS
               Allen & Overy                                       Lovells
               One New Change                                   Atlantic House
                   London                                       Holborn Viaduct
                  EC4M 9QQ                                          London
                                                                   EC1A 2FG


                REGISTRARS                                     RECEIVING AGENT
              Capita IRG Plc                                   Capita IRG Plc
               The Registry                                   Corporate Actions
            34 Beckenham Road                                    PO Box 166
                Beckenham                                       The Registry
                   Kent                                       34 Beckenham Road
                 BR3 4TU                                          Beckenham
                                                                     Kent
                                                                   BR3 4TH

                       AUDITORS AND REPORTING ACCOUNTANTS
                           PricewaterhouseCoopers LLP
                               1 Embankment Place
                                     London
                                    WC2N 6RH

                         PRINCIPAL ADVISERS TO VERNALIS

             FINANCIAL ADVISER                                 LEGAL ADVISER
            UBS Investment Bank                                Allen & Overy
            1/2 Finsbury Avenue                                One New Change
                   London                                          London
                  EC2M 2PP                                        EC4M 9QQ

                  AUDITORS                                 BROKERS TO THE MERGER
         PricewaterhouseCoopers LLP                          Cazenove & Co. Ltd
             1 Embankment Place                                 20 Moorgate
                   London                                          London
                  WC2N 6RH                                        EC2R 6DA

                                    CONTENTS

Part 1   Letter from the Chairman of British Biotech                     1
Part 2   Letter from the Chairman of Vernalis                            2
Part 3   Letter from JPMorgan                                            5
APPENDICES
I        Conditions and further terms of the Offer                      23
II       Additional information                                         45
         Definitions                                                    62
         Glossary of scientific terms                                   67

                                     PART 1

                  LETTER FROM THE CHAIRMAN OF BRITISH BIOTECH

                             [BRITISH BIOTECH LOGO]

  (British Biotech plc, Incorporated in England and Wales with registered no.
                                    2304992)

                                                               Registered Office
                                                                    Thames Court
                                                                 Watlington Road
                                                                          Oxford
                                                                         OX4 6LY

                                                                    25 July 2003

To Vernalis Shareholders and, for information only, to participants in the Vernalis Incentive Plans

Dear Vernalis Shareholder

               RECOMMENDED MERGER OF BRITISH BIOTECH AND VERNALIS

On 3 July 2003, the boards of British Biotech and Vernalis announced that they had agreed the terms of a recommended merger of the two companies. I am pleased to write to you to seek your support for the Merger.

I believe that the rationale for the Merger is compelling. The creation of a group with a marketed product (frovatriptan), a broad product pipeline and established discovery and development expertise will bring real benefits to the shareholders of both companies. The Merger will produce significant cost savings, which, along with the financial resources available to the Merged Group, will mean the Merged Group is well positioned to pursue its strategy of creating a self-sustaining R&D driven biotechnology company.

Following the Merger, I will be Executive Chairman and Simon Sturge will be Chief Executive Officer. Further details of the board of the Merged Group, which will be drawn from British Biotech and Vernalis, are set out in paragraph 11 of the letter from JPMorgan in Part 3 of this document.

The Merger is being implemented by way of a recommended offer by JPMorgan on behalf of British Biotech to acquire the entire issued and to be issued share capital of Vernalis, subject to the terms and conditions set out in the letter from JPMorgan in Part 3 of this document, Appendix I to this document and in the accompanying Form of Acceptance. The Offer is being made on the basis of 0.861 New British Biotech Shares for each Vernalis Share. Following the Merger, assuming full acceptance of the Offer and that no options or conversion rights over Vernalis Shares or British Biotech Shares are exercised, existing British Biotech Shareholders will, in aggregate, hold approximately 47 per cent., and Vernalis Shareholders will, in aggregate, hold approximately 53 per cent., of the enlarged issued share capital of British Biotech.

THE MERGER HAS THE UNANIMOUS SUPPORT AND RECOMMENDATION OF THE BOARDS OF BOTH BRITISH BIOTECH AND VERNALIS. I URGE YOU TO ACCEPT THE OFFER AND LOOK FORWARD TO WELCOMING YOU AS A SHAREHOLDER IN THE MERGED GROUP.

You are advised to read the letter from the Chairman of Vernalis, set out in
Part 2 of this document, and the letter from JPMorgan, set out in Part 3 of this document, together with the accompanying Listing Particulars, before accepting the Offer.
                                Yours sincerely,

                               /s/ Peter Fellner
                                 Peter Fellner
                          Chairman of British Biotech

                                     PART 2

                      LETTER FROM THE CHAIRMAN OF VERNALIS

                                [VERNALIS LOGO]
   (Vernalis Group plc, Incorporated in England and Wales with registered no.
                                    3137449)

                                                               Registered office
                                                                   Oakdene Court
                                                                613 Reading Road
                                                                        Winnersh
                                                                       Wokingham
                                                              Berkshire RG41 5UA

                                                                    25 July 2003

To Vernalis Shareholders and, for information only, to participants in the Vernalis Incentive Plans

Dear Vernalis Shareholder,

               RECOMMENDED MERGER OF BRITISH BIOTECH AND VERNALIS

INTRODUCTION

On 3 July 2003, the Vernalis Board announced that it had reached agreement with the British Biotech Board on the terms of a recommended merger of British Biotech and Vernalis. I am now writing to you to explain the background to the Merger and to explain the reasons why the Vernalis Directors unanimously recommend that you accept the Offer.

The Merger is structured as a share-for-share offer by British Biotech for Vernalis on the basis of 0.861 New British Biotech Shares for each Vernalis Share. Based upon British Biotech's share price of 64.5 pence, being the Closing Price of a British Biotech Share on 24 July 2003, the last Business Day before publication of this document, the Offer values each Vernalis Share at approximately 55.5 pence and the issued ordinary share capital of Vernalis at approximately L48.6 million.

The terms and conditions of the Offer are set out in the letter from JPMorgan in
Part 3 of this document, in Appendix I to this document and in the accompanying Form of Acceptance.

BACKGROUND TO AND REASONS FOR THE MERGER

In its preliminary results announcement on 21 March 2003 the Vernalis Board indicated that, at that time, Vernalis faced a working capital shortfall and that the Vernalis Board was reviewing funding options. The Vernalis Board also said that it intended to explore other strategic options.

On 1 May 2003, Vernalis announced its intention to raise L16.0 million (before expenses) by way of a placing and open offer. Part of the rationale for raising additional equity funding was to enhance Vernalis' position in any subsequent discussions with third parties. Following the successful completion of the placing and open offer on 30 May 2003, Vernalis entered into detailed talks with British Biotech, which led to the announcement of the Merger on 3 July 2003.

Vernalis has made substantial progress in the last twenty months in the development of its research and development portfolio, notably with the launch of frovatriptan in the US and in Europe. However, the financial resources required to exploit fully the potential of frovatriptan and, at the same time, to continue to develop all of the key elements of Vernalis' product portfolio are considerable and likely to be beyond Vernalis' current financial resources.

The Vernalis Directors believe that the Merged Group will have superior growth opportunities compared to Vernalis alone. In particular, Vernalis Shareholders will benefit from the broader product pipeline, established discovery and development expertise and stronger financial position of the Merged Group. Vernalis Shareholders will also benefit from the increased scale and liquidity of the Merged Group.

CURRENT TRADING AND PROSPECTS

Following the US and German launches of frovatriptan in 2002, Vernalis has now started to receive regular quarterly income from royalties on US and European sales, and, in the case of Europe, sales revenues from the supply of finished frovatriptan product to Menarini.

Vernalis' annual report dated 9 May 2003 raised a matter of uncertainty with respect to the successful completion of the placing and open offer announced on 1 May 2003. On 30 May 2003 Vernalis successfully completed the placing and open offer of 44,444,445 new shares in Vernalis at 36 pence per share which raised L14.1 million net of expenses.

During 2003, the expected increased revenues from frovatriptan, together with the benefit to operating expenses from the L3 million of annualised cost savings implemented in 2002, should result in a progressive reduction in Vernalis' net cash outflows.

On 5 June 2003, Vernalis announced that Roche's option over Vernalis' adenosine A(2A) antagonist research programme in depression had been terminated. As a result, Vernalis now has complete control over its A(2A) antagonist programmes, which are targeting a range of indications including Parkinson's disease and depression.

MANAGEMENT AND EMPLOYEES

Vernalis attaches great importance to retaining the skills and expertise of its management and employees. The management teams of British Biotech and Vernalis will be combined in order to obtain the maximum benefit from their skills and experiences. Although the combination of similar functions will necessarily lead to some staff reductions, the British Biotech Board and the Vernalis Board believes that the greater strength, market position and growth prospects for the Merged Group will generally enhance the career prospects of its remaining employees.

The British Biotech Board has confirmed that the existing employment rights, including pension rights, of employees of both British Biotech and Vernalis will be fully safeguarded.

ACTION TO BE TAKEN

TO ACCEPT THE OFFER, THE FORM OF ACCEPTANCE MUST BE SIGNED AND COMPLETED AND RETURNED, WHETHER OR NOT YOUR VERNALIS SHARES ARE IN CREST, AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY POST OR (DURING NORMAL BUSINESS HOURS
ONLY) BY HAND AT CAPITA IRG PLC, CORPORATE ACTIONS, PO BOX 166, THE REGISTRY, 34 BECKENHAM ROAD, BECKENHAM, KENT, BR3 4TH BY NO LATER THAN 3.00 P.M. ON 18 AUGUST 2003.

THE PROCEDURE FOR ACCEPTANCE IS SET OUT IN PARAGRAPH 15 OF THE LETTER FROM JPMORGAN IN PART 3 OF THIS DOCUMENT AND IN THE FORM OF ACCEPTANCE.

RECOMMENDATION

The Vernalis Directors, who have been so advised by UBS Investment Bank, its financial adviser, consider the terms of the Offer to be fair and reasonable. In providing advice to the Vernalis Directors, UBS Investment Bank has taken into account the commercial assessments of the Vernalis Directors.

The Vernalis Directors unanimously recommend all Vernalis Shareholders to accept the Offer, as they have irrevocably undertaken to do in relation to their own beneficial holdings amounting, in aggregate, to 359,977 Vernalis Shares, representing approximately 0.4 per cent. of Vernalis' issued share capital.

                                Yours sincerely,

                               /s/ George Kennedy
                                 George Kennedy
                              Chairman of Vernalis

                                     PART 3

                              LETTER FROM JPMORGAN

                                [JPMorgan LOGO]
                                                                 J.P. Morgan plc
                                                                 125 London Wall
                                                                 London EC2Y 5AJ
                                                                  United Kingdom
                                                          (Registered in England
                                                          and Wales, No. 248609)
                                                                    25 July 2003

To Vernalis Shareholders and, for information only, to participants in the Vernalis Incentive Plans

Dear Vernalis Shareholder

               RECOMMENDED MERGER OF BRITISH BIOTECH AND VERNALIS

1.  INTRODUCTION

It was announced on 3 July 2003 that the boards of British Biotech and Vernalis had unanimously agreed the terms of a recommended merger of the two companies. The Offer which will effect the Merger is being made by JPMorgan on behalf of British Biotech. This letter formally sets out the Offer.

Your attention is drawn to the enclosed Listing Particulars which contain detailed financial and other information in relation to both British Biotech and Vernalis. A Form of Acceptance and a reply-paid envelope to be used for the purpose of accepting the Offer are also enclosed.

Following the Merger, assuming full acceptance of the Offer and that no option or conversion rights over Vernalis Shares or British Biotech Shares are exercised, existing British Biotech Shareholders will hold, in aggregate, approximately 47 per cent., and Vernalis Shareholders will hold, in aggregate, approximately 53 per cent., of the enlarged issued share capital of British Biotech.

Your attention is drawn to the letter of recommendation from the Chairman of Vernalis set out in Part 2 of this document, which explains the reasons why the Vernalis Directors, who have been advised by UBS Investment Bank, unanimously recommend that all Vernalis Shareholders accept the Offer, as the Vernalis Directors have irrevocably undertaken to do in respect of their own beneficial holdings of, in aggregate, 359,977 Vernalis Shares representing approximately
0.4 per cent. of the existing issued share capital of Vernalis. In providing advice to the Vernalis Directors, UBS Investment Bank have taken into account the commercial assessments of the Vernalis Directors. The British Biotech Directors have irrevocably undertaken to vote their holdings of a total of 217,095 British Biotech Shares in favour of the Merger at the forthcoming British Biotech EGM (representing, in aggregate, approximately 0.3 per cent. of British Biotech's issued share capital).

The Offer is subject to the conditions, including the approval of British Biotech Shareholders, and further terms set out in Appendix I to this document. An extraordinary general meeting of British Biotech Shareholders has been convened for 11.00 a.m. on 13 August 2003 at which that approval will be sought.

TO ACCEPT THE OFFER YOU SHOULD SIGN AND COMPLETE AND RETURN THE FORM OF ACCEPTANCE TO CAPITA IRG PLC, CORPORATE ACTIONS, PO BOX 166, THE REGISTRY, 34 BECKENHAM ROAD, BECKENHAM, KENT, BR3 4TH AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED NOT LATER THAN 3.00 P.M. ON 18 AUGUST 2003. THE PROCEDURE FOR ACCEPTANCE OF THE OFFER IS SET OUT IN PARAGRAPH 15 BELOW, IN SECTION C OF APPENDIX I TO THIS DOCUMENT AND IN THE FORM OF ACCEPTANCE.

2.  THE OFFER

JPMorgan hereby offers, on behalf of British Biotech, to acquire the Vernalis Shares, on the terms and subject to the conditions set out in this letter, in Appendix I to this document and in the Form of Acceptance. The Offer is made on the following basis:

           FOR EACH VERNALIS SHARE                  0.861 OF A NEW BRITISH BIOTECH SHARE

and so in proportion for any other number of Vernalis Shares held.

Fractions of New British Biotech Shares will not be allotted to Vernalis Shareholders, but the New British Biotech Shares representing the aggregate of these fractional entitlements will be sold in the market and the net proceeds will be retained by British Biotech for the benefit of the Merged Group.

Based upon British Biotech's share price of 64.5 pence, being the Closing Price of a British Biotech Share on 24 July 2003, the last Business Day prior to the publication of this document, the Merger values each Vernalis Share at approximately 55.5 pence, and the entire issued share capital of Vernalis at approximately L48.6 million.

Your attention is drawn to paragraph 15 of this letter, section C of Appendix I to this document and the Form of Acceptance, which set out the procedure for acceptance of the Offer and to sections A and B of Appendix I to this document and the Form of Acceptance which contain the conditions and further terms of the Offer.

3.  FURTHER TERMS OF THE OFFER

The New British Biotech Shares issued to Vernalis Shareholders will rank pari passu in all respects with the existing issued British Biotech Shares including the right to receive all dividends and other distributions (if any) declared, paid or made by British Biotech after 3 July 2003. However, it is, at present, intended that no dividends will be paid by the Merged Group. Even if future operations lead to significant levels of distributable profits, any earnings, of which there can be no assurance, will be reinvested in the Merged Group's business and no dividends are expected to be paid in the foreseeable future.

Vernalis Shares will be acquired under the Offer fully paid and free from all liens, equities, charges, encumbrances and other interests and together with all rights now or hereafter attaching to them, including the right to receive all dividends declared, made or paid after 3 July 2003.

The New British Biotech Shares to be issued pursuant to the Offer will be issued free from all liens, equities, charges, encumbrances and other interests and will be issued credited as fully paid. The holdings and rights of existing British Biotech Shareholders will not be affected by the Merger, other than in respect of the proportion of the total issued share capital of British Biotech held by them following the Merger.

The Offer is also subject to the terms and conditions set out in Appendix I and the Form of Acceptance.

Due to the size of Vernalis relative to that of British Biotech, the Offer is conditional, inter alia, on the approval of British Biotech Shareholders at an extraordinary general meeting of British Biotech. In addition, as a consequence of Invesco's interest in British Biotech Shares (which Invesco has confirmed to British Biotech is approximately 22.0 per cent. of British Biotech's share capital as at 22 July 2003, the latest practicable date prior to the publication of this document) Invesco's acceptance of the Offer will be a related party transaction for the purposes of the Listing Rules and therefore requires the approval of British Biotech Shareholders other than Invesco. Invesco will abstain and has undertaken to procure that its associates will abstain from voting on the Related Party Resolution.

It is intended that the Merged Group will be called Vernalis and be headquartered in Winnersh near Reading with research and development facilities in both Winnersh and Cambridge. Appropriate proposals to effect the change of name from British Biotech plc to Vernalis plc will be put to British Biotech Shareholders at British Biotech's annual general meeting to be held on 1 October 2003.

4.  IRREVOCABLE UNDERTAKINGS

British Biotech has received irrevocable undertakings from all the Vernalis Directors to accept the Offer in respect of a total of 359,977 Vernalis Shares representing approximately 0.4 per cent., in aggregate, of the issued share capital of Vernalis (including 16,137 Vernalis Shares which will be transferred to Peter Worrall under the Vernalis Restricted Share Scheme which vest when the Offer becomes or is declared unconditional, as described in paragraph 13 below). In addition, British Biotech has received irrevocable undertakings from Invesco, Gartmore and Jupiter to accept the Offer in respect of, in aggregate, 38,528,070 Vernalis Shares representing approximately 44.1 per cent. of the issued share capital of Vernalis. The undertakings given by Invesco, Gartmore and Jupiter will cease to be binding in the event of a competing offer from a third party being announced before 3.00 p.m. on 18 August 2003 (being the first closing date of the Offer) which, in the reasonable opinion of the person giving the relevant undertaking, represents a material improvement to the terms of the Offer. Each person giving the undertaking would regard an offer of 60.61 pence, or above, per Vernalis Share (or the equivalent at the time of the announcement of that offer) as a material improvement to the Offer. Accordingly, British Biotech has in total received irrevocable undertakings to accept the Offer in respect of, in aggregate, 38,888,047 Vernalis Shares, representing approximately 44.5 per cent. of the existing issued share capital of Vernalis.

British Biotech has also received irrevocable undertakings from all the British Biotech Directors who hold British Biotech Shares to vote in favour of the resolutions to implement the Merger at the British Biotech EGM in respect of a total of 217,095 British Biotech Shares, representing approximately 0.3 per cent., in aggregate, of the existing issued share capital of British Biotech. In addition, British Biotech has received an irrevocable undertaking from Invesco to vote in favour of such resolutions in respect of its holding of British Biotech Shares, representing approximately 22.0 per cent., in aggregate, of the existing issued share capital of British Biotech as at 22 July 2003 (the latest practicable date prior to the publication of this document). The undertaking given by Invesco will cease to be binding in the event of a competing offer from a third party being announced before 3.00 p.m. on 18 August 2003 (being the first closing date of the Offer) which, in the reasonable opinion of Invesco, represents a material improvement to the terms of the Offer (as described above). Accordingly, subject to what follows, British Biotech has in total received irrevocable undertakings to vote in favour of such resolutions in respect of British Biotech Shares, representing approximately 22.3 per cent. of the existing issued share capital of British Biotech as at 22 July 2003 (the latest practicable date prior to the publication of this document). The acceptance of the Offer by Invesco constitutes a related party transaction under the Listing Rules and therefore Invesco is not entitled to vote on the resolution to be proposed at the British Biotech EGM in connection with the approval of the related party transaction.

5.  FINANCIAL EFFECTS OF ACCEPTANCE OF THE OFFER

Under the terms of the Offer, accepting Vernalis Shareholders will receive 0.861 of a New British Biotech Share for each Vernalis Share they hold. The capital value received for each accepting Vernalis Share is, therefore, dependent on the market price of British Biotech Shares and, accordingly, will vary over time as the price of British Biotech Shares fluctuates.

The following table shows, for illustrative purposes only, and on the bases and assumptions set out in the notes below, the financial effects on capital value for a Vernalis Shareholder of acceptance of the Offer, if the Offer becomes or is declared unconditional in all respects:

------------------------------------------------------------------------------------------------
                                             AS AT 30 APRIL     AS AT 2 JULY      AS AT 24 JULY
                                                       2003             2003               2003
                                                   (NOTE 1)         (NOTE 2)           (NOTE 3)
                                             --------------    --------------    ---------------
                                            (Pound Sterling)  (Pound Sterling)  (Pound Sterling)
------------------------------------------------------------------------------------------------
Market value of 861 British Biotech
  Shares.................................               508               551                555
Market value of 1,000 Vernalis Shares....               400               495                400
Increase in capital value................               108                56                155
                                             ---------------------------------------------------
THIS REPRESENTS AN INCREASE OF:..........    27.0 PER CENT.    11.3 PER CENT.     38.8 PER CENT.
------------------------------------------------------------------------------------------------

Notes:

(1) Based on the Closing Price of 59.0 pence per British Biotech Share on 30 April 2003 (being the last Business Day prior to the commencement of the Offer Period) and the Closing Price of 40.0 pence per Vernalis Share on 30 April 2003 (being the last Business Day prior to the commencement of the Offer Period)

(2) Based on the Closing Price of 64.0 pence per British Biotech Share on 2 July 2003 (being the last Business Day prior to the announcement of the Merger) and the Closing Price of 49.5 pence per Vernalis Share on 2 July 2003 (being the last Business Day prior to the announcement of the Merger)

(3) Based on the Closing Price of 64.5 pence per British Biotech Share on 24 July 2003 (being the last Business Day prior to the publication of this document) and the Closing Price of 40.0 pence per Vernalis Share on 30 April 2003 (being the last Business Day prior to commencement of the Offer Period)

(4) No account has been taken of any liability for taxation (if any) or the treatment of fractions of Vernalis Shares in assessing the financial effects of acceptance of the Offer

6.  BACKGROUND TO THE MERGER

The Merged Group is committed to creating shareholder value by building on its established research and development expertise and its broad product pipeline as well as through further enhancing the potential of frovatriptan, the Merged Group's marketed product.

     - The Merged Group has the clinical development expertise and financial resources to further enhance the potential of frovatriptan. This includes the ability to expand into further indications including its use in the prophylaxis (prevention) of menstrually associated migraine, as well as supporting current licensees in promoting existing indications.

     - The Merged Group will have a broad product pipeline, with product candidates in clinical and pre-clinical development and late stage research. Its main discovery focus will be in the fields of central nervous system disorders and oncology. A key strategic objective will be the further partnering of its research and development programmes.

     - The Merged Group intends to capitalise on its strong research and development expertise, which has been validated by collaborations with Roche, Lilly and Serono.

     - The Merged Group had pro forma Net Cash of L48.4 million as at 31 May 2003, after deducting the Roche Convertible Loan of L7.0 million (as described in paragraph 13 below) which may become repayable at the option of Roche as a result of the Merger. The cash position will be enhanced by frovatriptan royalties and potential future milestone payments and out-licensing fees.

     - The Merger will create significant cash savings through focussing on the most commercially attractive research programmes and the removal of duplicate corporate overhead costs. These savings are expected to be approximately L6.5 million in the first full financial year (to 30 April
       2005) following completion, with a net cash cost of L0.4 million (after recognising savings of L1.8 million) in the financial year to 30 April 2004. The Merged Group aims to reduce combined headcount from 204 (after previously announced reductions within British Biotech) to approximately 130.

     - The Merged Group will be led by Peter Fellner as Executive Chairman and Simon Sturge as Chief Executive Officer along with an experienced and highly capable management team of existing Vernalis and British Biotech personnel. The combined team has established strengths in research and development, business development and finance.

     - The Merged Group will be better positioned to participate in the further consolidation of the biotechnology sector.

7.  INFORMATION ON BRITISH BIOTECH

British Biotech is an R&D-based biotechnology company, with structure-based drug design technology and a broad development pipeline. Its strategy is to build a profitable company through organic growth and by pursuing consolidation opportunities. The acquisition of RiboTargets in April 2003 gave British Biotech a discovery base and innovative programmes which are intended to provide one development candidate each year. At the time of that acquisition British Biotech stated that further acquisitions or mergers would be necessary in order to build a more extensive and mature pipeline. This strategy seeks to optimise the balance of risk, reward and timing for the sustained delivery of therapeutic drugs to key markets.

British Biotech currently has four product candidates in clinical development and one in preclinical development. Three of these product candidates are in the field of cancer treatment, one is for acute thrombotic disorders and one for community-acquired pneumonia.

Pipeline product candidates include:

     - BB-10153, a novel recombinant human plasminogen, for the treatment of acute thrombotic disorders. This is currently in a Phase II study in approximately 70 patients with acute myocardial infarction. If this study is successful, it is intended to seek a pharma partner to support the full development of this compound.

     - BB-10901, a tumour-activated prodrug designed to treat small cell lung cancer (SCLC) and other cancers that are CD56-positive. BB-10901, with once weekly dosing, is in a Phase II clinical study and, with more frequent dosing, is in a Phase I clinical study.

     - MG98, a second generation antisense compound targeted at cancer. This is currently in Phase I trials being conducted by British Biotech's partner, MethylGene and its co-partner, MGI Pharma, in patients with liquid and solid tumours.

     - BB-83698, British Biotech's lead peptide deformylase (PDF) inhibitor, targeted at patients hospitalised with community-acquired pneumonia. A Phase I study of an intravenous formulation of BB-83698 in healthy volunteers is under way.

     - R140, an oral GABA(A) agonist for treating cancer pain. This is in the final stages of pre-clinical safety testing and is scheduled to enter clinical development by the end of 2003.

British Biotech also has a number of late-stage discovery programmes. These include a collaboration with Serono evaluating metalloenzyme inhibitors as new treatments for serious inflammatory disease and a programme to develop a synthetic, small molecule inhibitor of Hsp90, a drug target predicted to have relevance to a broad range of cancer types. The Hsp90 inhibitor programme is scheduled to produce a candidate for pre-clinical development by the end of 2003.

British Biotech's recent acquisition of RiboTargets brought additional discovery capabilities to the British Biotech group. British Biotech uses structure-based drug design technologies to identify and progress rapidly lead compounds into pre-clinical development. These capabilities, combined with a detailed understanding of the interactions between selected drug targets and small molecules at the atomic level and of the potential drug-like properties of compounds early in the process, are designed to accelerate the complex process of drug discovery.

British Biotech's continuing revenues have been derived primarily from licensing and collaborative research and development agreements. To the extent that research and development is not covered by these agreements, it is funded from British Biotech's own resources. In addition, British Biotech receives interest income on its cash balances.

Financial information on British Biotech is set out in Part II of the Listing Particulars. You are advised to read the whole of that document, including the comparative table in Part II of the Listing Particulars and the other financial information in Part III of the Listing Particulars.

Details of British Biotech's current trading are set out in paragraph 9 below.

8.  INFORMATION ON VERNALIS

Vernalis' strategy is to build an integrated biotechnology company that discovers, develops and commercialises drugs for the treatment of diseases related to the central nervous system. Vernalis is internationally recognised for its expertise in the field of serotonin, a key neurotransmitter involved in a large number of common neurological and psychiatric disorders. Vernalis has an experienced internal discovery team and a development group that has undertaken international drug development successfully and achieved regulatory approvals in the United States and Europe.

Vernalis' marketed product, frovatriptan, has received regulatory approvals in the United States and Europe for the acute treatment of migraine. Frovatriptan was launched in the US market during June 2002 and, as of May 2003, had achieved a market share of approximately 2.4 per cent. of the triptan class of drugs. Frovatriptan was launched in the German market during November 2002 and, as of May 2003, had achieved a market share of approximately 5.3 per cent. of the triptan class of drugs. In addition, frovatriptan has recently been launched in the UK and Irish markets with further European launches expected to follow during 2003. Frovatriptan is marketed in the US by Elan and UCB and in Europe by Menarini. A significant sales-related milestone may become due from Elan, subject to the level of frovatriptan sales in the US. In particular, this one-off payment will become due if net sales of frovatriptan in the North American market exceed $100 million in a twelve month period.

In the third quarter of 2002, Vernalis announced positive headline results from a multi-centre US clinical trial exploring frovatriptan's potential use in the prophylaxis (prevention) of menstrually associated migraine. The full results of this Phase IIIb study were presented at the annual meeting of the American Academy of Neurology in April 2003 and will subsequently be published in key scientific and clinical journals. Vernalis intends to carry out additional studies required to enable its partners to apply for US and European regulatory approvals for the use of frovatriptan in this new indication. No other drugs in the triptan class are currently approved for prophylactic use in menstrually associated migraine. The Vernalis Directors believe that if the positive outcome of the initial study can be reproduced in further studies and a label extension successfully obtained, it would give frovatriptan a competitive advantage that could enable Vernalis' partners to increase significantly frovatriptan's market share and, potentially, to expand the overall size of the market for migraine therapies.

In addition to frovatriptan, Vernalis currently has one product candidate in clinical development and one in pre-clinical development. VML 670, a potential new treatment for sexual dysfunction in patients taking medication for depression, is currently in Phase II clinical studies. The compound is partnered with Lilly. VR 2006, a potential treatment for Parkinson's disease, is currently in pre-clinical development and is un-partnered.

Vernalis also has a number of research programmes. The most advanced include a programme targeting the 5HT(2C) receptor for the treatment of obesity in collaboration with Roche and another programme targeting the A(2A) receptor for the treatment of depression which is currently un-partnered.

For the year ended 31 December 2002, Vernalis reported a loss before taxation of L18.1 million on turnover of L5.9 million. Vernalis had net liabilities as at that date of L0.3 million, with Net Cash of L1.7 million. On the basis of the Closing Price of a Vernalis Share on 24 July 2003 (the last Business

Day prior to the publication of this document) Vernalis' market capitalisation was approximately L43.7 million.

Financial information on Vernalis is set out in Part III of the Listing Particulars. You are advised to read the whole of that document, including the comparative table in Part III of the Listing Particulars and the other financial information in Part II of the Listing Particulars.

Details of Vernalis' current trading are set out in the following paragraph.

9.  CURRENT TRADING AND PROSPECTS FOR THE MERGED GROUP

BRITISH BIOTECH'S CURRENT TRADING

Since 30 April 2003, progress has been in accordance with British Biotech management's expectations. The clinical development projects: BB-10153, BB-10901, MG98 and BB-83698 continue to progress in clinical trials. R140 continues in preclinical development and remains on track to start a Phase I study by the end of 2003. The research programmes targeted at Hsp90, inflammation (with Serono) and infection (with GeneSoft) continue to progress in line with the plans for these projects.

The merger of British Biotech and RiboTargets was completed in April 2003 and the resultant integration has been largely completed. Combined headcount is being reduced from 177 to approximately 110 employees by late 2003 and these measures are expected to achieve the cash outflow reductions predicted at the time of the merger of L3.1 million in the 12 months to 30 April 2004 and L6.4 million per annum thereafter.

For the year ended 30 April 2003, British Biotech reported a loss before taxation of L17.5 million on turnover of L1.1 million. British Biotech had net assets as at that date of L58.1 million, with Net Cash of L41.0 million. On the basis of the Closing Price of a British Biotech Share on 24 July 2003 (the last Business Day prior to the publication of this document), British Biotech's market capitalisation was approximately L43.1 million.

VERNALIS' CURRENT TRADING

Following the US and German launches of frovatriptan in 2002, Vernalis has now started to receive regular quarterly income from royalties on US and European sales, and, in the case of Europe, sales revenues from the supply of finished frovatriptan product to Menarini.

During 2003, expected increased revenues from frovatriptan, together with the benefit to operating expenses from the L3 million of annualised cost savings implemented in 2002, should result in a progressive reduction in Vernalis' net cash outflows.

Vernalis' annual report dated 9 May 2003 raised a matter of uncertainty with respect to the successful completion of the placing and open offer announced on 1 May 2003. On 30 May 2003 Vernalis successfully completed the placing and open offer of 44,444,445 new shares in Vernalis at 36 pence per share which raised L14.1 million net of expenses.

On 5 June 2003, Vernalis announced that Roche's option over Vernalis' adenosine A(2A) antagonist research programme in depression had been terminated. As a result, Vernalis has complete control over its A(2A) antagonist programmes, which are targeting a range of indications including Parkinson's disease and depression.

PROSPECTS FOR THE MERGED GROUP

The Merged Group will have one marketed product (frovatriptan) and a broad product pipeline. It will have the cash resources available to further enhance the potential of frovatriptan. This includes the ability to expand into further indications including its use in the prophylaxis (prevention) of menstrually associated migraine, as well as supporting current licensees in promoting existing indications. The Merged Group expects frovatriptan revenues and royalties to continue to increase over the course of the current financial year.

Following a review of its portfolio, the Merged Group will focus resources on the most commercially attractive programmes, focussing on central nervous system disorders and oncology.

The Merged Group will build on its established drug discovery platform. It will have the key objective of further partnering its research and development projects.

The Merger will create a business with a stronger financial position with pro forma Net Cash of L48.4 million as at 31 May 2003, after deducting the Roche Convertible Loan of L7.0 million (as described in paragraph 13 below) which may become repayable at the option of Roche as a result of the Merger. Its cash position will be enhanced by frovatriptan royalties and potential future milestone payments and out-licensing fees.

The Merger will generate significant cash savings through focussing on the most commercially attractive research programmes and the removal of duplicate corporate overhead costs. These savings are expected to be approximately L6.5 million in the first full financial year (to 30 April 2005) following completion, with a net cost of L0.4 million (after recognising savings of L1.8 million) in the financial year to 30 April 2004. The Merged Group aims to reduce combined headcount from 204 (after previously announced reductions within British Biotech) to approximately 130.

The Merged Group will be better positioned to participate in the further consolidation of the biotechnology sector.

10.  THE MERGED GROUP'S PRODUCTS

The Merged Group will have one marketed product, Phase IIIb studies proceeding for an additional indication for that marketed product, three product candidates in Phase II, two in Phase I, two in pre-clinical development, and a broad range of discovery programmes in late research. The Merged Group will seek to involve major pharmaceutical partners for late-stage development and commercialisation of certain of its products.

The products in the Merged Group's pipeline, before the portfolio review, are as follows:

-------------------------------------------------------------------------------------------------
PRODUCT           DESCRIPTION           PARTNER        STATUS         INDICATION
-------------------------------------------------------------------------------------------------
frovatriptan      5-HT(1B:D) receptor   Elan/UCB*      Marketed       Acute migraine
                  agonist               (US) Menarini
                                        (Europe)
frovatriptan      5-HT(1B:D) receptor   Elan/UCB*      Ph IIIb        Prophylaxis for menstrually
                  agonist               (US) Menarini                 associated migraine
                                        (Europe)
BB-10153          Novel thrombolytic    --             Ph II          Acute thrombotic diseases
VML 670           5HT(1A) receptor      Lilly          Ph II          Sexual dysfunction in
                  agonist                                             patients taking SSRI's for
                                                                      depression
BB-10901          Targeted cytotoxic    ImmunoGen      Ph I/II        Small cell lung cancer
BB-83698          Peptide deformylase   GeneSoft       Ph I           Community acquired
                  inhibitor                                           pneumonia
MG98              Anti-sense DNA        MethylGene     Ph I           Solid tumours/AML
VR 2006           A(2A) receptor        --             Pre-clinical   Parkinson's disease
                  antagonist
R140              Non-sedative          --             Pre-clinical   Severe pain
                  analgesic
Research          5HT(2c) receptor      Roche          Late research  Obesity
                  agonist

-------------------------------------------------------------------------------------------------
PRODUCT           DESCRIPTION           PARTNER        STATUS         INDICATION
-------------------------------------------------------------------------------------------------
Research          A(2A) receptor        --             Late research  Depression
                  antagonists
Research          Hsp90 Inhibitors      --             Late research  Cancer
Research          Metalloenzyme         Serono         Late research  Inflammation
                  inhibitor
Research          PDF inhibitor         GeneSoft       Late research  Respiratory tract
                                                                      infections
-------------------------------------------------------------------------------------------------

Notes:

* UCB is appointed by Elan as its co-promotion partner

On completion of the Merger, the Merged Group will undertake a portfolio review to focus resources on the most commercially attractive projects.

11.  BOARD OF DIRECTORS

The board of the Merged Group will be drawn from the boards of both British Biotech and Vernalis. The proposed members of the Merged Group's board are:

EXECUTIVE DIRECTORS

Peter Fellner--Executive Chairman.................  (Executive Chairman, British Biotech)
Simon Sturge--Chief Executive Officer.............  (Chief Executive, British Biotech)
Tony Weir--Chief Financial Officer................  (Finance Director, British Biotech)
Peter Worrall--Corporate Development Director.....  (Finance Director, Vernalis)
John Hutchison--Development Director..............  (Development Director, Vernalis)

NON-EXECUTIVE DIRECTORS

George Kennedy--Deputy Chairman and Senior
  Independent Director............................  (Chairman, Vernalis)
Carol Ferguson....................................  (Non-executive Director, Vernalis)
Ian Kent..........................................  (Non-executive Director, British Biotech)
Keith Merrifield..................................  (Non-executive Director, British Biotech)
Peter Read........................................  (Non-executive Director, Vernalis)
Eugene Williams...................................  (Non-executive Director, British Biotech)

Peter Worrall and John Hutchison, currently finance director and development director of Vernalis, respectively, will join the board of British Biotech as Corporate Development Director and Development Director, respectively.

George Kennedy will join the board of British Biotech as Deputy Chairman and Senior Independent Director.

Carol Ferguson and Peter Read will join the board of British Biotech as non-executive directors.

Having participated in the planning for the proposed Merger with Vernalis, and having led the integration of RiboTargets which has now largely been completed, Tim Edwards will step down from the Board and leave British Biotech on completion of the Merger.

12.  MANAGEMENT AND EMPLOYEES

British Biotech and Vernalis attach great importance to retaining the skills and expertise of their management and employees. The management teams of British Biotech and Vernalis will be combined in order to obtain the maximum benefit from their skills and experiences. Although the combination of similar functions will necessarily lead to some staff reductions, the boards of British Biotech and Vernalis believe that the greater strength, market position and growth prospects for the Merged Group will generally enhance the career prospects of its remaining employees.

The British Biotech Board has confirmed that the existing employment rights, including pension rights, of employees of both British Biotech and Vernalis will be fully safeguarded.

13.  VERNALIS INCENTIVE PLANS AND ROCHE CONVERTIBLE LOAN

The Offer will extend to any Vernalis Shares issued or unconditionally allotted while the Offer remains open for acceptance (or such earlier date as, subject to the rules of the Code, British Biotech may decide) as a result of the exercise of options or shares being transferred under the Vernalis Incentive Plans. All options over Vernalis Shares will become exercisable when the Offer becomes or is declared unconditional in all respects. To the extent that options are not exercised within the relevant periods specified in the respective rules of each plan, they will lapse.

Share awards made under the Vernalis Restricted Share Scheme will vest when the Offer becomes or is declared unconditional in all respects or when British Biotech becomes bound or entitled to acquire Vernalis Shares under the compulsory acquisition procedure. On vesting, the Vernalis Shares issued under the awards will be transferred to the participants.

Under the terms of the Roche Convertible Loan, Vernalis will be required to notify Roche when Vernalis becomes aware that the right to cast more than 50 per cent. of the votes at a general meeting of Vernalis has or will become unconditionally vested in British Biotech. Roche will be entitled, within 30 days of Vernalis giving such notice, to require repayment of the loan with accrued but unpaid interest to the date of repayment. The Merged Group currently has the cash resources to make such repayment in full should it be demanded. Additionally, Roche may elect prior to 13 May 2007 to convert its loan into approximately 4.2 per cent. of Vernalis' undiluted issued ordinary share capital, subject to certain adjustments. The conversion price under the Roche Convertible Loan at which Roche may convert its loan into Vernalis Shares is currently above the value attributable to a Vernalis Share under the Offer.

14.  UK TAXATION

THE FOLLOWING COMMENTS ARE INTENDED AS A GENERAL GUIDE ONLY AND ARE BASED ON CURRENT UNITED KINGDOM LEGISLATION AND UNITED KINGDOM INLAND REVENUE PRACTICE AS AT THE DATE OF THIS DOCUMENT AND SUMMARISE ADVICE RECEIVED BY THE BRITISH BIOTECH DIRECTORS AS TO THE POSITION OF VERNALIS SHAREHOLDERS WHO (UNLESS THE POSITION OF NON-UNITED KINGDOM RESIDENT VERNALIS SHAREHOLDERS IS EXPRESSLY REFERRED TO) ARE RESIDENT OR ORDINARILY RESIDENT IN THE UNITED KINGDOM FOR TAX PURPOSES AND WHO HOLD THEIR VERNALIS SHARES AS AN INVESTMENT. THEY DO NOT DEAL WITH CERTAIN CLASSES OF VERNALIS SHAREHOLDERS, SUCH AS DEALERS IN SECURITIES.

CHARGEABLE GAINS

Liability to United Kingdom taxation of chargeable gains will depend on a Vernalis Shareholder's circumstances.

A Vernalis Shareholder who (either alone or together with persons connected with him or her) does not hold more than 5 per cent. of, or any class of, shares in Vernalis should not be treated as having made a disposal of his Vernalis Shares for the purposes of United Kingdom taxation of chargeable gains to the extent that he receives New British Biotech Shares in exchange for his Vernalis Shares under the Offer. Any gain or loss which would otherwise have arisen on a disposal of his Vernalis Shares will be "rolled-over" into the New British Biotech Shares, and the New British Biotech Shares will be treated as the same asset as his Vernalis Shares acquired at the same time and for the same consideration as he acquired his Vernalis Shares.

Any Vernalis Shareholder who, either alone or together with persons connected with him, holds more than 5 per cent. of shares in Vernalis is advised that a clearance application has been made to the UK Inland Revenue under section 138 of the Taxation of Chargeable Gains Act 1992 (TCGA) in respect of the Offer which means that provided such clearance is received from the Inland Revenue, any such shareholder will be treated in the manner described in the preceding paragraph. The Offer is not conditional on such clearance being received.

A Vernalis Shareholder which is a company and which would on a disposal of its Vernalis Shares qualify for an exemption from corporation tax on chargeable gains under Schedule 7AC of the TCGA (exemption for disposals by companies with substantial shareholdings) will not be treated as set out in the two preceding paragraphs. Instead, such a shareholder will be treated as disposing of its Vernalis Shares as a result of the Offer becoming or being declared unconditional in all respects but any gain or loss arising on the disposal will not be a chargeable gain or an allowable loss for the purposes of United Kingdom taxation of chargeable gains and the shareholder shall be treated as acquiring its New British Biotech Shares for an amount equal to the market value of the Vernalis Shares given up.

On a subsequent disposal of the New British Biotech Shares, a liability to capital gains tax or corporation tax or an allowable loss may, depending on the shareholder's respective circumstances (including the availability of any exemptions, reliefs and allowable losses), arise.

DIVIDENDS

British Biotech will not be required to withhold tax at source when paying a dividend.

An individual holder of New British Biotech Shares who is resident in the United Kingdom for tax purposes and who receives a dividend from British Biotech will be entitled to a tax credit which such shareholder may set off against his total income tax liability on the dividend. The tax credit will be equal to 10 per cent. of the aggregate of the dividend and the tax credit (the GROSS DIVIDEND), which is also equal to one-ninth of the cash dividend received.

Generally, a United Kingdom resident individual shareholder who is not liable to income tax in respect of the gross dividend will not be entitled to repayment of the tax credit. A United Kingdom resident individual holder of New British Biotech Shares who is liable to income tax at the starting or basic rate will be subject to tax on the dividend at the rate of 10 per cent. of the gross dividend, so that the tax credit will satisfy in full such shareholder's liability to income tax in respect of the gross dividend. In the case of a United Kingdom resident individual shareholder who is liable to income tax at the higher rate, the tax credit will be set against but not full match his tax liability on the gross dividend and he will have to account for additional tax equal to 22.5 per cent. of the gross dividend (which is also equal to 25 per cent. of the cash dividend received) to the extent that the gross dividend when treated as the top slice of his income falls above the threshold for higher rate income tax.

COMPANIES

United Kingdom resident corporate holders of New British Biotech Shares will generally not be subject to corporation tax on dividends paid by British Biotech. Those shareholders will not be able to claim repayment of tax credits attaching to dividends.

PENSION FUNDS AND CHARITIES

United Kingdom resident taxpayers who are not liable to United Kingdom tax on dividends, including pension funds and charities, will not be entitled to claim repayment of the tax credit attaching to dividends paid by British Biotech, although charities will be entitled to limited compensation in lieu of repayable tax credits until 6 April 2004.

PEPS AND ISAS

Tax credits on dividends paid by British Biotech in respect of shares held in PEPs or ISAs will be repayable for dividends paid on or before 5 April 2004.

STAMP DUTY AND STAMP DUTY RESERVE TAX (SDRT)

No stamp duty or SDRT will be payable by Vernalis Shareholders who accept the Offer.

NON-UNITED KINGDOM RESIDENTS

The tax treatment of non-United Kingdom resident Vernalis Shareholders may differ from that described in the preceding paragraphs. In particular:

(i) non-United Kingdom resident Vernalis Shareholders will generally not be subject to tax in the United Kingdom in respect of any gain accruing to them as a result of accepting the Offer;

(ii) non-United Kingdom resident Vernalis Shareholders should note that they will generally not be entitled to claim repayment from the United Kingdom Inland Revenue in respect of tax credits on dividends on their New British Biotech Shares.

Vernalis Shareholders who are not resident in the United Kingdom should consult their own tax advisers concerning their tax liabilities (in the United Kingdom and any other country).

THE ABOVE PARAGRAPHS ARE GENERAL IN CHARACTER AND NOT EXHAUSTIVE. IF YOU ARE IN ANY DOUBT AS TO YOUR TAXATION POSITION YOU SHOULD CONSULT AN APPROPRIATE PROFESSIONAL ADVISER WITHOUT DELAY.

15.  PROCEDURE FOR ACCEPTANCE OF THE OFFER

Vernalis Shareholders will find enclosed with this document a Form of Acceptance in relation to the Offer. This section should be read together with the instructions on, and notes to the Form of Acceptance, which will be deemed to be part of the terms of the Offer and with section C of Appendix I to this document.

(a) Procedure for acceptance

    To accept the Offer, you must return the Form of Acceptance, completed and signed in accordance with the instructions set out thereon, whether or not your Vernalis Shares are in uncertificated form (that is, in CREST). THE COMPLETED, SIGNED (AND IF YOU ARE AN INDIVIDUAL, WITNESSED) FORM OF ACCEPTANCE, TOGETHER WITH THE RELEVANT SHARE CERTIFICATE(S) AND OR OTHER DOCUMENT(S) OF TITLE (IF YOUR VERNALIS SHARES ARE IN CERTIFICATED FORM), SHOULD BE SENT BY POST OR (DURING NORMAL BUSINESS HOURS ONLY) DELIVERED BY HAND TO CAPITA IRG PLC, CORPORATE ACTIONS, PO BOX 166, THE REGISTRY, 34 BECKENHAM ROAD, BECKENHAM, KENT, BR3 4TH SO AS TO BE RECEIVED AS SOON AS POSSIBLE BUT IN ANY EVENT BEFORE 3.00 P.M. ON 18 AUGUST 2003.

    The enclosed reply paid envelope may be used by Vernalis Shareholders for returning the Form of Acceptance within the United Kingdom only. No acknowledgement of receipt of the Form of Acceptance, share certificates or other documents of title will be given. Any Form of Acceptance received in an envelope post marked in or dispatched from a Restricted Jurisdiction or otherwise appearing to British Biotech or its agents to have been posted from a Restricted Jurisdiction will be rejected as an invalid acceptance of the Offer. Further information for Overseas Shareholders is set out in paragraph 17 of this letter and paragraph 6 of section B of Appendix I to this document.

    You should note that if you hold Vernalis Shares in both certificated and uncertificated form (that is, in CREST) you should complete a separate Form of Acceptance for each holding. In addition, you should complete a separate Form of Acceptance in respect of each member account ID for Vernalis Shares held in uncertificated form but under different member account IDs and a separate Form of Acceptance in respect of each designation for Vernalis Shares held in certificated form but under different designations. Additional Forms of Acceptance are available from Capita IRG Plc on telephone number 0870 162 3105 (from the United Kingdom only) or if you are calling from overseas (other than the United States) +44 (0)20 8639 2157.

     (i)   To accept the Offer

           To accept the Offer in respect of all your Vernalis Shares, you must complete Boxes 1 and 3 and, where appropriate, Boxes 5, 6 and/or 7 and, if your Vernalis Shares are in CREST, Box 4 on the Form of Acceptance. In the case of individuals, you must sign Box 2 on the Form of Acceptance IN THE PRESENCE OF A WITNESS, WHO SHOULD ALSO SIGN IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREON. IN THE CASE OF CORPORATIONS, BOX 2 MUST BE SIGNED IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED ON THE FORM OF ACCEPTANCE.

     (ii)  To accept the Offer in respect less than all your Vernalis Shares

           To accept the Offer in respect of less than all your Vernalis Shares, you must insert in Box 1 on the Form of Acceptance such lesser number of Vernalis Shares in respect of which you wish to accept the Offer in accordance with the instructions printed thereon. You should then follow the procedure set out in (i) above in respect of such lesser number of Vernalis Shares. If you do not insert a number in Box 1, a valid acceptance will be deemed to be made in respect of all the Vernalis Shares held by you.

    IF YOU HAVE ANY QUESTIONS ON HOW TO COMPLETE THE FORM OF ACCEPTANCE, PLEASE TELEPHONE CAPITA IRG PLC ON TELEPHONE NUMBER 0870 162 3105 (FROM THE UNITED KINGDOM ONLY) OR IF YOU ARE CALLING FROM OVERSEAS (OTHER THAN THE UNITED STATES) +44 (0)20 8639 2157.

(b) Vernalis Shares in uncertificated form (that is, in CREST)

    If your Vernalis Shares are in uncertificated form, you should insert in Box 4 of the Form of Acceptance the participant ID and member account ID under which such shares are held by you in CREST and otherwise complete and return the Form of Acceptance as described above. In addition, you should take (or procure to be taken) the action set out below to transfer the Vernalis Shares in respect of which you wish to accept the Offer to an escrow balance, specifying Capita IRG Plc (in its capacity as a CREST participant under Capita IRG Plc participant ID referred to below) as the Escrow Agent, as soon as possible and IN ANY EVENT SO THAT THE TRANSFER TO ESCROW SETTLES NOT LATER THAN 3.00 P.M. ON 18 AUGUST 2003.

    IF YOU ARE A CREST PERSONAL MEMBER, YOU SHOULD REFER TO YOUR CREST SPONSOR BEFORE TAKING ANY ACTION. Your CREST sponsor will be able to confirm details of your participant ID and the member account ID under which your Vernalis Shares are held. In addition, only your CREST sponsor will be able to send the TTE instruction to CRESTCo in relation to your Vernalis Shares. You should send (or, if you are a CREST sponsored member, procure that your CREST sponsor sends) a TTE instruction to CRESTCo which must be properly authenticated in accordance with CRESTCo's specifications and which must contain, in addition to the other information that is required for a TTE instruction to settle in CREST, the following details:

     (i)   the number of Vernalis Shares to be transferred to an escrow balance;

     (ii) your member account ID. This must be the same member account ID as the member account ID that is inserted in Box 4 of the Form of Acceptance;

     (iii) your participant ID. This must be the same participant ID as the participant ID that is inserted in Box 4 of the Form of Acceptance;

     (iv) the participant ID of the Escrow Agent (Capita IRG Plc, in its capacity as a CREST Receiving Agent). This is RA10;

     (v)   the member account ID of the Escrow Agent. This is VERNALIS;

     (vi) the Form of Acceptance Reference Number (REFERENCE NUMBER). This is the Reference Number that appears in Box 4 on page 3 of the Form of Acceptance. This Reference Number should be inserted in the first eight characters of the shared note field on the TTE instruction. Such insertion will enable Capita IRG Plc to match the transfer to escrow to your Form of Acceptance. YOU SHOULD KEEP A SEPARATE RECORD OF THIS REFERENCE NUMBER FOR FUTURE REFERENCE;

     (vii) the intended settlement date. This should be as soon as possible and, in any event, not later than 3.00 p.m. on 18 August 2003;

     (viii) the Corporate Action ISIN. This is GB0009260091;

     (ix) the Corporate Action Number for the Offer: this is allocated by CRESTCo and can be found by viewing the relevant Corporate Action details in CREST; and

     (x)    input with standard delivery instruction of priority 80.

     After settlement of the TTE instruction, you will not be able to access the Vernalis Shares concerned in CREST for any transaction or charging purposes unless the Offer lapses or is withdrawn. If the Offer becomes or is declared unconditional in all respects, the Escrow Agent will transfer the Vernalis Shares concerned to itself in accordance with paragraph (d) and
     (e) of section C of Appendix I to this document.

     You are recommended to refer to the CREST Manual published by CRESTCo for further information on the CREST procedures outlined above. For ease of processing, you are requested, wherever possible, to ensure that a Form of Acceptance relates to only one transfer to escrow.

     If no Reference Number, or an incorrect Reference Number, is included on the TTE instruction, British Biotech may treat any number of Vernalis Shares transferred to an escrow balance in favour of the Escrow Agent specified above from the participant ID and member account ID identified in the TTE instruction as relating to any Form(s) of Acceptance which relate(s) to the same member account ID and participant ID (up to the number of Vernalis Shares inserted or deemed to be inserted on the Form(s) of Acceptance concerned).

     YOU SHOULD NOTE THAT CRESTCO DOES NOT MAKE AVAILABLE SPECIAL PROCEDURES IN CREST FOR ANY PARTICULAR CORPORATE ACTION. NORMAL SYSTEM TIMINGS AND LIMITATIONS WILL THEREFORE APPLY IN CONNECTION WITH A TTE INSTRUCTION AND ITS SETTLEMENT. YOU SHOULD THEREFORE ENSURE THAT ALL NECESSARY ACTION IS TAKEN BY YOU (OR BY YOUR CREST SPONSOR) TO ENABLE A TTE INSTRUCTION RELATING TO YOUR VERNALIS SHARES TO SETTLE PRIOR TO 3.00 P.M. ON 18 AUGUST 2003. IN THIS CONNECTION, YOU ARE REFERRED IN PARTICULAR TO THOSE SECTIONS OF THE CREST MANUAL CONCERNING PRACTICAL LIMITATIONS OF THE CREST SYSTEM AND TIMINGS.

     British Biotech will make an appropriate announcement if any of the details contained in this paragraph 15(b) alter for any reason in any respect that is material to Vernalis Shareholders.

(c)  Vernalis Share certificates not readily available or lost

     If you wish to accept the Offer and your Vernalis Shares are in certificated form but your share certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, you should still complete, sign and return the Form of Acceptance as stated above so as to arrive no later than 3.00 p.m. on 18 August 2003, together with any relevant documents you have available and a letter stating that the balance will follow or that you have lost one or more of your certificates and/or other documents of title or that they are not readily available. You should then arrange for the relevant share certificate(s) and/or other documents of title to be delivered, by post or by hand, to the appropriate address given above, as soon as possible thereafter. No acknowledgement of receipt of document(s) will be given.

     If any of your share certificate(s) have been lost, you should write to Vernalis's registrars, who are Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6DA advising them of the loss and requesting a letter of indemnity for completion. When completed in accordance with the instructions given, the letter of indemnity must be lodged with Capita IRG Plc, Corporate Actions, PO Box 166, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TH in support of the Form of Acceptance. 18

(d) Deposits of Vernalis Shares into, and withdrawals of Vernalis Shares from, CREST

    Normal CREST procedures (including timings) apply in relation to any Vernalis Shares that are, or are to be, converted from uncertificated to certificated form, or from certificated to uncertificated form, during the course of the Offer (whether any such conversion arises as a result of a transfer of Vernalis Shares or otherwise). Holders of Vernalis Shares who are proposing so to convert any such Vernalis Shares are recommended to ensure that the conversion procedures are implemented in sufficient time to enable the person holding or acquiring the Vernalis Shares as a result of the conversion to take all necessary steps in connection with an acceptance of the Offer (in particular, as regards delivery of share certificate(s) or other document(s) of title or transfers to an escrow balance as described above) prior to 3.00 p.m. on 18 August 2003.

(e) Validity of acceptances

    British Biotech and JPMorgan reserve the right, subject to the terms of the Offer and the Code, to treat as valid in whole or in part any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant TTE instruction or (as applicable) the relevant share certificate(s) and/or other document(s) of title. In that event, the consideration under the Offer will only be despatched in the manner set out below when the acceptance is entirely in order, after the relevant TTE instruction has settled or (as applicable) the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to British Biotech and JPMorgan has/have been received.

(f) Overseas shareholders

    The attention of Vernalis Shareholders who are citizens, nationals or residents of, or located in, or who have a registered office in, jurisdictions outside the United Kingdom (and any person, including without limitation, any custodian nominee or trustee who have a legal or contractual obligation to forward this document to any jurisdiction outside the United Kingdom) is drawn to paragraph 6 of section B and paragraph (b) of section C of Appendix I to this document and to the relevant provisions of the Form of Acceptance.

    The availability of the Offer to persons not resident and located in the United Kingdom is subject to the laws of the relevant jurisdictions and the restrictions set forth herein. Any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about and observe any applicable requirements.

    The Offer is not being made and will not be made, directly or indirectly, in or into the United States, Canada, Australia, Belgium, South Africa or Japan. Accordingly, any accepting Vernalis Shareholder who is unable to give the warranties set out in paragraph (b) of section C of Appendix I will be deemed not to have accepted the Offer.

    All Vernalis Shareholders (including, without limitation, nominees, trustees or custodians) who would, or otherwise intend to, or have a legal or contractual obligation to forward this document and/or the Form of Acceptance to any jurisdiction outside the United Kingdom, should read the further details in this regard which are contained in paragraph 6 of section B and in paragraph (b) of section C of Appendix I before taking any action.

    IF YOU ARE IN ANY DOUBT AS TO THE PROCEDURE FOR ACCEPTANCE, PLEASE CONTACT CAPITA IRG PLC BY TELEPHONE ON 0870 162 3105 OR IF YOU ARE CALLING FROM OVERSEAS (OTHER THAN THE UNITED STATES) +44 (0)20 8639 2157. YOU ARE REMINDED THAT, IF YOU ARE A CREST PERSONAL MEMBER IN RESPECT OF YOUR VERNALIS SHARES, YOU SHOULD CONTACT YOUR CREST SPONSOR BEFORE TAKING ANY ACTION.

16.  LISTING, SETTLEMENT AND DEALINGS

Application has been made to the UK Listing Authority for the New British Biotech Shares to be admitted to the Official List and to the London Stock Exchange for admission of such New British

Biotech Shares to trading on its market for listed securities. These applications are expected to become effective and dealings in the New British Biotech Shares on the London Stock Exchange's market for listed securities are expected to commence at 8.00 a.m. London time on the first Business Day following the day on which the Offer becomes or is declared unconditional in all respects (save for any condition relating to Admission).

The New British Biotech Shares will not be listed on any other stock exchanges and have not been registered with the SEC under the Securities Act, although British Biotech Shares will continue to be registered under the US Securities Exchange Act of 1934, as amended, and will therefore continue to be subject to SEC reporting requirements. British Biotech's American Depositary Shares will continue to be quoted on the NASDAQ National Market System.

THE OFFER IS NOT BEING MADE AND WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN, OR BY USE OF THE MAILS OF, OR BY ANY MEANS OR INSTRUMENTALITY OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL SECURITIES EXCHANGE OF, THE UNITED STATES. THIS INCLUDES, BUT IS NOT LIMITED TO, FACSIMILE TRANSMISSION, ELECTRONIC MAIL, TELEX, TELEPHONE AND THE INTERNET. ACCORDINGLY, COPIES OF THIS DOCUMENT, THE FORM OF ACCEPTANCE, THE ACCOMPANYING LISTING PARTICULARS AND ANY RELATED OFFERING OR SOLICITATION DOCUMENTS ARE NOT BEING, AND MUST NOT BE, MAILED OR OTHERWISE TRANSMITTED, DISTRIBUTED OR FORWARDED IN OR INTO THE UNITED STATES. ANY PURPORTED ACCEPTANCE OF THE OFFER RESULTING DIRECTLY OR INDIRECTLY FROM A VIOLATION OF THESE RESTRICTIONS WILL BE INVALID.

THIS DOCUMENT IS NOT AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES. SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN EXEMPTION FROM REGISTRATION. THE NEW BRITISH BIOTECH SHARES TO BE ISSUED PURSUANT TO THE OFFER HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES.

If British Biotech receives acceptances under the Offer in respect of 90 per cent. or more of the Vernalis Shares and the Offer becomes or is declared unconditional in all respects, British Biotech intends to exercise its rights pursuant to the provisions of sections 428 to 430F (inclusive) of the Companies Act to acquire compulsorily any remaining Vernalis Shares.

When the Offer becomes or is declared unconditional in all respects, British Biotech intends to procure the making of an application by Vernalis to the UK Listing Authority for the cancellation of the listing of Vernalis Shares on the Official List and for the cancellation of the admission to trading in Vernalis Shares on the London Stock Exchange's market for listed securities. The cancellation of the listing of Vernalis Shares will significantly reduce the liquidity and marketability of any Vernalis Shares not assented to the Offer and their value may be affected in consequence.

It is also proposed that, following the Offer becoming or being declared unconditional in all respects and after the Vernalis Shares are delisted, Vernalis will be re-registered as a private company under the relevant provisions of the Companies Act.

Subject to the Offer becoming or being declared unconditional in all respects, settlement of the consideration to which any Vernalis Shareholder is entitled under the Offer will be effected (i) in the case of acceptances received, complete in all aspects, by the date on which the Offer becomes or is declared unconditional in all respects, within 14 days of such date, or (ii) in the case of acceptances received, complete in all respects, after the date on which the Offer becomes or is declared unconditional in all respects but while the Offer remains open for acceptance, within 14 days of such receipt as follows:

(a) Vernalis Shares in uncertificated form (that is in CREST)

    Where an acceptance relates to Vernalis Shares in uncertificated form (that is in CREST), the New British Biotech Shares to which the relevant accepting Vernalis Shareholder is entitled will be issued to such shareholder in uncertificated form. British Biotech will procure that

    CRESTCo is instructed to credit the appropriate stock account in CREST of the accepting Vernalis Shareholder concerned with such person's entitlement to New British Biotech Shares pursuant to the Offer, as the case may be. The stock account concerned will be an account under the same participant ID and member account ID as appears on the Form of Acceptance of such Vernalis Shareholder.

    British Biotech reserves the right to settle all or any part of the consideration referred to in this paragraph for all or any accepting Vernalis Shareholder(s) in the manner referred to in paragraph (b) below, if, for any reason, it wishes to do so.

(b) Vernalis Shares in certificated form (that is not in CREST)

    Where an acceptance relates to Vernalis Shares in certificated form, the New British Biotech Shares to which the relevant accepting Vernalis Shareholder is entitled will be issued in certificated form. Definitive certificates for the New British Biotech Shares will be despatched (but not into the United States, Canada, Australia, Belgium, South Africa or Japan) by first class post to the address appearing in the register of members of Vernalis or, in the case of joint holders, to the joint holder whose name appears first in the register of members (or by such other method as may be approved by the Panel).

    In relation to New British Biotech Shares to be issued in certificated form pursuant to the Offer, temporary documents of title will not be issued pending the despatch by post of definitive certificates for such New British Biotech Shares. Pending the issue of definitive certificates for such New British Biotech Shares, transfers will be certified against the register held by British Biotech's registrars, Capita IRG Plc.

All documents and remittances sent by, to, or from Vernalis Shareholders or their appointed agents will be sent at their own risk.

All mandates and other instructions in force relating to holdings of Vernalis Shares will, unless and until revoked, continue to apply in relation to payment and notices by British Biotech in respect of New British Biotech Shares.

Fractions of New British Biotech Shares will not be allotted to Vernalis Shareholders, but the New British Biotech Shares representing the aggregate of these fractional entitlements will be sold in the market and the net proceeds will be retained by British Biotech for the benefit of the Merged Group.

If the Offer does not become or is not declared unconditional in all respects,
(i) share certificates and/or other documents of title will be returned by post (or by such other method as may be approved by the Panel), within 14 days of the Offer lapsing, to the person or agent whose name and address (outside the United States, Canada, Australia, Belgium, South Africa or Japan) is set out in the appropriate boxes on the Form of Acceptance or, if none is set out, to the first-named holder at his registered address (outside the United States, Canada, Australia, Belgium, South Africa or Japan) and (ii) the Escrow Agent will, immediately after the lapsing of the Offer (or within such longer period as the Panel may permit, not exceeding 14 days from the lapsing of the Offer), give TFE instructions to CRESTCo to transfer all relevant Vernalis Shares held in escrow balances, and in relation to which it is the Escrow Agent for the purposes of the Offer to the original available balances of the Vernalis Shareholders concerned.

17.  OVERSEAS SHAREHOLDERS

As regards Overseas Shareholders, the Offer may be affected by the laws of the relevant jurisdictions. Such Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of Overseas Shareholders to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction. Overseas Shareholders should also read paragraph 6 of section B and paragraph
(b) of section C of Appendix I to this document. This document has been prepared for the purposes of complying with English law, the Code and the Listing Rules and the information disclosed may be different from that which would have been disclosed if this document had been prepared in accordance with the laws of the jurisdictions outside the United Kingdom.

18.  FURTHER INFORMATION

Your attention is drawn to the further information contained in the Appendices to this document, to the accompanying Form of Acceptance and to the accompanying Listing Particulars which contains significant additional information about British Biotech and Vernalis.

19.  ACTION TO BE TAKEN

TO ACCEPT THE OFFER, THE FORM OF ACCEPTANCE MUST BE SIGNED AND COMPLETED AND RETURNED, WHETHER OR NOT YOUR VERNALIS SHARES ARE IN CREST, AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY POST OR (DURING NORMAL BUSINESS HOURS
ONLY) BY HAND AT CAPITA IRG PLC, CORPORATE ACTIONS, PO BOX 166, THE REGISTRY, 34 BECKENHAM ROAD, BECKENHAM, KENT, BR3 4TH BY NO LATER THAN 3.00 P.M. ON 18 AUGUST 2003.

                                Yours sincerely

                                 Julian Oakley
                               Managing Director
                              For and on behalf of
                                J.P. Morgan plc

                                   APPENDIX I

                   CONDITIONS AND FURTHER TERMS OF THE OFFER

Except where the context requires otherwise, references in this Appendix I and in the Form of Acceptance to: (i) the OFFER shall include any revision, variation, increase or extension of the Offer; (ii) the OFFER BECOMING UNCONDITIONAL shall include references to the Offer being declared unconditional; (iii) the OFFER BECOMING OR BEING DECLARED UNCONDITIONAL shall be construed as references to the Offer becoming or being declared unconditional as to acceptances, whether or not any other condition thereof remains to be fulfilled; (iv) the ACCEPTANCE CONDITION shall mean the condition as to acceptances applicable to the Offer (as set out in paragraph (a) of section A of this Appendix 1); (v) an EXTENSION OF THE OFFER shall include a reference to an extension of the date by which the acceptance condition has to be satisfied;
(vi) ACCEPTANCES OF THE OFFER shall include deemed acceptances of the Offer;
(vii) the OFFER DOCUMENT shall mean this document and any other document containing the Offer; and (viii) any times and/or dates shall be the relevant time and/or date in London.

SECTION A: CONDITIONS OF THE OFFER

The Offer is subject to the following conditions:

(a) valid acceptances being received (and not, where permitted, withdrawn) by
    3.00 p.m. on 18 August 2003 (the FIRST CLOSING DATE) or such later time(s) and/or date(s) as British Biotech may, subject to the Code, decide in respect of not less than 90 per cent. in nominal value (or such lesser percentage as British Biotech may decide) of the Vernalis Shares to which the Offer relates, provided that this condition will not be satisfied unless British Biotech and its wholly-owned subsidiaries shall have acquired, or agreed to acquire, pursuant to the Offer or otherwise, Vernalis Shares carrying more than 50 per cent. of the voting rights then normally exercisable at a general meeting of Vernalis, including for this purpose (to the extent, if any, required by the Panel) any such voting rights attaching to any Vernalis Shares that are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances whether pursuant to the exercise of any subscription or conversion rights or otherwise and for the purposes of this condition:

    (i) shares which have been unconditionally allotted but not issued shall be deemed to carry the voting rights they will carry on issue; and

    (ii) the expression VERNALIS SHARES TO WHICH THE OFFER RELATES shall be construed in accordance with sections 428 to 430F (inclusive) of the Companies Act;

(b) (i) the admission to the Official List of the New British Biotech Shares (or such of them as are due to be allotted at the time the Offer becomes or is declared unconditional in all other respects) becoming effective in accordance with the Listing Rules or (if British Biotech so determines and subject to the consent of the Panel) the UK Listing Authority agreeing to admit such shares to the Official List subject only to (x) allotment of such shares and/or (y) the Offer becoming or being declared unconditional in all respects; and

    (ii) the admission to trading on the London Stock Exchange's market for listed securities of the New British Biotech Shares (or such of them as are due to be allotted at the time the Offer becomes or is declared unconditional in all other respects) becoming effective in accordance with the rules of the London Stock Exchange or (if British Biotech so determines and subject to the consent of the Panel) the London Stock Exchange agreeing to admit such shares to trading subject only to (x) allotment of such shares and/or (y) the Offer becoming or being declared unconditional in all respects;

(c) the passing at an extraordinary general meeting of British Biotech (or any adjournment thereof) of such resolution(s) as may be necessary or incidental to approve, implement and effect the Offer, the acquisition of any Vernalis Shares pursuant to the Offer or otherwise and the allotment of New British Biotech Shares pursuant to the Offer;

(d) no government or governmental, quasi-governmental, supranational, statutory or regulatory body or association, institution or agency (including any trade agency) or any court or other body (including any professional or environmental body) or person in any jurisdiction (each a RELEVANT AUTHORITY) having decided to take, instituted or threatened any action, proceeding, suit, investigation, enquiry or reference or enacted, made or proposed and there not continuing to be outstanding any statute, regulation, order or decision that would or might be reasonably expected to:

     (i) make the Offer void, unenforceable or illegal or directly or indirectly prohibit or otherwise materially restrict, delay or interfere with the implementation of, or impose material additional conditions or obligations with respect to, or otherwise challenge, the Offer or the acquisition of any shares in, or control of, Vernalis by British Biotech;

     (ii) require, prevent or delay the divestiture (or alter the terms of any proposed divestiture) by any member of the British Biotech Group or the Vernalis Group of all or any part of their respective businesses, assets or properties, or impose any limitation on their ability to conduct all or any part of their respective businesses and to own any of their respective assets or properties in each case to an extent which is material in the context of the British Biotech Group taken as a whole or, as the case may be, the Vernalis Group taken as a whole;

     (iii) impose any limitation on, or result in any delay in, the ability of any member of the British Biotech Group to acquire or hold or to exercise effectively, directly or indirectly, all or any rights of ownership of shares or other securities (or the equivalent) in, or to exercise management control over, any member of the Vernalis Group or on the ability of any member of the Vernalis Group to hold or exercise effectively, directly or indirectly, all or any rights of ownership of shares or other securities (or the equivalent) in, or to exercise management control over, any other member of the Vernalis Group, in each case to an extent which is material in the context of the British Biotech Group taken as a whole or, as the case may be, the Vernalis Group taken as a whole;

     (iv) require any member of the British Biotech Group or of the Vernalis Group to acquire or offer to acquire any shares or other securities (or the equivalent) owned by any third party in any member of the Vernalis Group or any member of the British Biotech Group where such acquisition would be material in the context of the British Biotech Group taken as a whole or, as the case may be, the Vernalis Group taken as a whole;

     (v) impose any limitation on the ability of any member of the British Biotech Group or the Vernalis Group to integrate or co-ordinate its business, or any part of it, with the business or any part of the business of any other member of the British Biotech Group and/or the Vernalis Group in each case in a manner which would be material in the context of the Merged Group and/or the British Biotech Group taken as a whole or, as the case may be, the Vernalis Group taken as a whole; or

     (vi) otherwise adversely affect the business, assets, financial or trading position or profits of any member of the British Biotech Group or of the Vernalis Group to an extent which is material in the context of the Vernalis Group taken as a whole or, as the case may be, the British Biotech Group taken as a whole, and all applicable waiting and other time periods during which any such Relevant Authority could decide to take, institute or threaten any such action, proceeding, suit, investigation, enquiry or reference having expired, lapsed or been terminated;

(e) all necessary filings having been made and all appropriate waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated in each case in respect of the Offer and the acquisition of any shares in, or control of, Vernalis by British Biotech and all authorisations, orders, grants, recognitions, confirmations, licences, consents, clearances, permissions and approvals (AUTHORISATIONS) necessary or appropriate in any jurisdiction for or in respect of the Offer and the proposed acquisition of any shares in, or control of, Vernalis by British Biotech being obtained in terms and in a form reasonably satisfactory to British Biotech and Vernalis from appropriate Relevant Authorities or from any persons or bodies with whom any member of the British Biotech Group or the Vernalis Group has entered into contractual arrangements (in each case where the absence of such authorisation would have a material adverse effect on the Vernalis Group taken as a whole) and such authorisations together with all authorisations necessary or appropriate for any member of the British Biotech Group or the Vernalis Group to carry on its business (where such business is material in the context of the British Biotech Group or the Vernalis Group taken as a whole) remaining in full force and effect and no intimation of any intention to revoke, suspend, restrict or modify or not to renew any of the same having been made and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(f) save as Disclosed there being no provision of any agreement, arrangement, licence or other instrument to which any member of the Vernalis Group or British Biotech Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or subject which, as a result of the making or implementation of the Offer or the acquisition or proposed acquisition by British Biotech of any shares in Vernalis, or change in the control or management of Vernalis or British Biotech, or any member of the Vernalis Group or British Biotech Group or otherwise, would or might (in either case to an extent which is materially adverse in the context of the Vernalis Group or, as the case may be, the British Biotech Group taken as a whole) reasonably be expected to result in:

    (i) any amount of moneys borrowed by or any other indebtedness (actual or contingent) of any such member of the Vernalis Group or British Biotech Group becoming repayable or capable of being declared repayable immediately or earlier than the stated repayment date or the ability of such member to borrow monies or incur any indebtedness being withdrawn or inhibited;

    (ii) the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member of the Vernalis Group or British Biotech Group or any such security interest (whenever arising or having arisen) becoming enforceable;

    (iii) any assets or interest of any such member of the Vernalis Group or British Biotech Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged;

    (iv) the interest or business of any such member of the Vernalis Group or British Biotech Group in or with any other person, firm or company (or any agreements or arrangements relating to such interest or business) being terminated or adversely affected;

    (v) any such member of the Vernalis Group or British Biotech Group ceasing to be able to carry on business under any name under which it presently does so;

    (vi) the value of any such member of the Vernalis Group or British Biotech Group or its financial or trading position being prejudiced or adversely affected;

    (vii) any such agreement, arrangement, licence or other instrument being terminated or adversely modified or any onerous obligation arising or any adverse action being taken or arising thereunder; or

    (viii) the creation of any liabilities (actual or contingent) by any such member;

    and no event having occurred which, under any provision of any agreement, arrangement, licence or other instrument to which any member of the Vernalis Group or British Biotech

    Group is a party or by or to which any such member or any of its assets may be bound or be subject, could result in any events or circumstances as are referred to in sub-paragraphs (i) to (viii) of this paragraph (f) in any case where such result would be material in the context of the Vernalis Group or the British Biotech Group (as the case may be) taken as a whole;

(g) except as Disclosed, no member of the Vernalis Group having since 31 December 2002, and no member of the British Biotech Group having since 30 April 2002:

    (i) issued or agreed to issue or authorised the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities save as between Vernalis and wholly-owned subsidiaries of Vernalis or between British Biotech and wholly-owned subsidiaries of British Biotech prior to 2 July 2003 or upon the exercise of rights to subscribe for Vernalis Shares pursuant to options granted under the Vernalis Incentive Plans or upon the exercise of rights to subscribe for British Biotech Shares pursuant to options granted under the British Biotech Share Schemes prior to 2 July 2003;

    (ii) recommended, declared, paid or made any bonus, dividend or other distribution, whether payable in cash or otherwise, other than a distribution by any wholly-owned subsidiary of Vernalis to a member of the Vernalis Group or by a wholly-owned subsidiary of British Biotech to a member of the British Biotech Group;

    (iii) implemented or authorised any merger or demerger or (other than in the ordinary course of business) acquired or disposed of or transferred, mortgaged or charged, or created any other security interest over, any asset or any right, title or interest in any asset;

    (iv) implemented or authorised any reconstruction, amalgamation, scheme or other transaction or arrangement (other than in the ordinary course of business);

    (v) purchased, redeemed or repaid any of its own shares or other securities or reduced or (save for the matters referred to in sub-paragraph (i) of this condition) made or authorised any other change in its share capital;

    (vi) made or authorised any change in its loan capital or issued or authorised the issue of any debentures or incurred or increased any indebtedness or contingent liability;

    (vii) entered into, varied or terminated, or authorised the entry into, variation or termination of, any contract, commitment or arrangement (whether in respect of capital expenditure or otherwise) which is outside the ordinary course of business or which is of a long term, onerous or unusual nature or magnitude or which involves or could involve an obligation of a nature or magnitude which is material;

    (viii) entered into any contract, commitment or arrangement which would be restrictive on the business of any member of the Vernalis Group or the British Biotech Group (other than to a nature and extent which is not material in the context of the business concerned);

    (ix) been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

    (x) (other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or had any legal proceedings started or threatened against it for its winding-up (voluntary or otherwise), dissolution or reorganisation (or for any analogous proceedings or steps in any jurisdiction) or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer (or for the appointment of any analogous person in any jurisdiction) of all or any of its assets and revenues;

     (xi)   waived, compromised or settled any claim which is material;

     (xii) entered into or varied the terms of any service agreement or arrangement with any director or senior executive of Vernalis or British Biotech, as the case may be;

     (xiii) made or consented to any significant change to the terms of the trust deeds constituting the pension schemes established for its directors and/or employees and/or their dependants or to the benefits which accrue, or to the pensions which are payable thereunder, or to the basis on which qualification for or accrual or entitlement to such benefits or pensions are calculated or determined, or to the basis upon which the liabilities (including pensions) of such pension schemes are funded or made, or agreed or consented to, any change to the trustee in each case which is material; or

     (xiv) entered into any contract, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) with respect to, or proposed or announced any intention to effect or propose, any of the transactions, matters or events referred to in this condition, and for the purpose of this condition MATERIAL shall mean material in the context of the Vernalis Group or the British Biotech Group (as the case may be) in each case taken as a whole;

(h) except as Disclosed, since 31 December 2002 in relation to the Vernalis Group, and since 30 April 2002 in relation to the British Biotech Group:

     (i) no adverse change having occurred in the business, assets, financial or trading position or profits or prospects of any member of the Vernalis Group or the British Biotech Group which is material in the context of the Vernalis Group or the British Biotech Group (as the case may be) in each case taken as a whole;

     (ii) no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced, instituted or remaining outstanding by, against or in respect of any member of the Vernalis Group or the British Biotech Group or to which any member of the Vernalis Group or the British Biotech Group is a party (whether as plaintiff or defendant or otherwise) and no investigation by any Relevant Authority or other investigative body against or in respect of any member of the Vernalis Group or the British Biotech Group having been threatened, announced, instituted or remaining outstanding by, against or in respect of any member of the Vernalis Group or the British Biotech Group which would or might reasonably be expected materially and adversely to affect the Vernalis Group or the British Biotech Group (as the case may be) in each case taken as a whole; and

     (iii) no contingent or other liability having arisen which would or might reasonably be expected materially and adversely to affect any member of the Vernalis Group or the British Biotech Group taken as a whole;

(i)  British Biotech not having discovered that:

     (i) any financial, business or other information publicly disclosed at any time by any member of the Vernalis Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading which in any case is material and adverse to the financial or trading position of the Vernalis Group taken as a whole;

     (ii) any member of the Vernalis Group is subject to any liability, contingent or otherwise, which is not disclosed in the Annual Report and Accounts of Vernalis for the year ended 31 December 2002 and which is material in the context of the Vernalis Group taken as a whole;

     (iii) any past or present member of the Vernalis Group has failed to comply with any applicable legislation or regulations of any jurisdiction or any notice or requirement of any Relevant Authority with regard to the storage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous or harmful substance or any substance likely to impair the environment or harm human or animal health or otherwise relating to environmental matters or that there has otherwise been any such storage, disposal, discharge, spillage, release, leak or emission (whether or not the same constituted non-compliance by any person with any such legislation or regulation, and whenever the same may have taken place), any of which non-compliance would be likely to give rise to any liability (whether actual or contingent) or cost on the part of any member of the Vernalis Group and which is material in the context of the Vernalis Group taken as a whole; or

     (iv) there is or is likely to be any obligation or liability (whether actual or contingent) to make good, repair, re-instate or clean up any property now or previously owned, occupied, operated or made use of or controlled by any past or present member of the Vernalis Group under any environmental legislation, regulation, notice, circular or order of any Relevant Authority in any jurisdiction and which is material in the context of the Vernalis Group taken as a whole; and

(j)  Vernalis not having discovered that:

     (i) any financial, business or other information publicly disclosed at any time by any member of the British Biotech Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading which in any case is material and adverse to the financial or trading position of the British Biotech Group taken as a whole;

     (ii) any member of the British Biotech Group is subject to any liability, contingent or otherwise, which is not disclosed in the Annual Report and Accounts of British Biotech for the year ended 30 April 2002 or in British Biotech's preliminary results for the year ended 30 April 2003 as publicly announced by British Biotech and which is material in the context of the British Biotech Group taken as a whole;

     (iii) any past or present member of the British Biotech Group has failed to comply with any applicable legislation or regulations of any jurisdiction or any notice or requirement of any Relevant Authority with regard to the storage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous or harmful substance or any substance likely to impair the environment or harm human or animal health or otherwise relating to environmental matters or that there has otherwise been any such storage, disposal, discharge, spillage, release, leak or emission (whether or not the same constituted non-compliance by any person with any such legislation or regulation, and whenever the same may have taken place), any of which non-compliance would be likely to give rise to any liability (whether actual or contingent) or cost on the part of any member of the British Biotech Group and which is material in the context of the British Biotech Group taken as a whole; or

     (iv) there is or is likely to be any obligation or liability (whether actual or contingent) to make good, repair, re-instate or clean up any property now or previously owned, occupied, operated or made use of or controlled by any past or present member of the British Biotech Group under any environmental legislation, regulation, notice, circular or order of any Relevant Authority in any jurisdiction and which is material in the context of the British Biotech Group taken as a whole.

British Biotech reserves the right to waive all or any of conditions (d) to (j) inclusive, in whole or in part provided that subject as below, British Biotech will only waive such conditions, insofar as they relate to British Biotech, with Vernalis' consent. Subject as below, British Biotech will waive conditions (d) to (j) inclusive, insofar as they relate to British Biotech, if so required by Vernalis in writing before the Offer becomes or is declared wholly unconditional in all respects. Vernalis' consent will not be so required, and Vernalis shall not be entitled to require British Biotech to waive any conditions, if the board of Vernalis fails to recommend, or withdraws or (in British Biotech's opinion acting in good faith) modifies adversely its recommendation of, the Offer or resolves to do the same. Such consent will be deemed to have been given within two Business Days of written confirmation from British Biotech to Vernalis that it is in a position to declare the Offer unconditional in all respects, subject to satisfaction of condition (b), unless either, prior to the expiry of such two Business Days, any such condition has validly been invoked in relation to British Biotech or, at any time thereafter but before the Offer becomes or is declared wholly unconditional in all respects, Vernalis notifies British Biotech in writing that it withdraws that deemed consent. The Offer will lapse unless all the above conditions are fulfilled or (if capable of waiver) waived or, where appropriate, determined by British Biotech and/or Vernalis, as the case may be, to have been or remain satisfied by midnight on the day which is 21 days after the later of the First Closing Date and the date on which the Offer becomes or is declared unconditional as to acceptances (or such later date as British Biotech may, with the consent of the Panel, decide). British Biotech and Vernalis shall be under no obligation to waive or treat as fulfilled any of conditions (d) to (j) inclusive by a date earlier than the date specified above for the fulfilment thereof notwithstanding that the other conditions of the Offer may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment.

If British Biotech is required by the Panel to make an offer or offers for any Vernalis Shares under Rule 9 of the Code, British Biotech may make such alterations to the above conditions as are necessary to comply with that Rule.

The Offer will lapse (unless the Panel otherwise consents) if, before the First Closing Date or the date when the Offer becomes unconditional as to acceptances (whichever is the later), the acquisition of Vernalis is referred to the Competition Commission or the European Commission either initiates proceedings under Article 6(1)(c) of Council Regulation (EEC) 4064/89 or, following a referral to a competent authority in the United Kingdom under Article 9(1) thereof, the proposed acquisition or any matter arising therefrom is then referred to the Competition Commission.

If the Offer lapses it will cease to be capable of further acceptance. Vernalis Shareholders who have accepted the Offer and British Biotech shall then cease to be bound by acceptances delivered on or before the date on which the Offer lapses.

As used in this section A:

    BRITISH BIOTECH GROUP means British Biotech and its subsidiary undertakings, associated undertakings and any other undertakings in which British Biotech and such undertakings (aggregating their interests) have a substantial interest;

    VERNALIS GROUP means Vernalis and its subsidiary undertakings, associated undertakings and any other undertakings in which Vernalis and such undertakings (aggregating their interests) have a substantial interest; and

    for these purposes SUBSIDIARY UNDERTAKING, ASSOCIATED UNDERTAKING and UNDERTAKING have the meanings given by the Companies Act 1985 (but for these purposes ignoring paragraph 20(1)(b) of Schedule 4A to the Companies Act
    1985) and SUBSTANTIAL INTEREST means a direct or indirect interest in 20 per cent or more of the equity capital of an undertaking.

SECTION B: CERTAIN FURTHER TERMS OF THE OFFER

The following further terms apply, unless the context requires otherwise, to the Offer.

1.  ACCEPTANCE PERIOD

(a) The Offer will initially be open for acceptance until 3.00 p.m. on 18 August 2003. Although no revision is envisaged, if the Offer is revised it will remain open for acceptance for a period of at least 14 days (or such other period as may be permitted by the Panel) from the date of the posting of any revised offer document to Vernalis Shareholders. Except with the consent of the Panel, no revision of the Offer may be made after 9 September 2003 or, if later, the date falling 14 days prior to the last date on which the Offer can become unconditional.

(b) The Offer, whether revised or not, shall not (except with the consent of the Panel) be capable of becoming unconditional after midnight on 23 September 2003 (or any earlier time and/or date beyond which British Biotech has stated that the Offer will not be extended and in respect of which it has not withdrawn that statement), nor of being kept open after that time and/or date unless it has previously become unconditional, provided that British Biotech reserves the right, with the permission of the Panel, to extend the Offer to (a) later time(s) and/or date(s). Except with the consent of the Panel, British Biotech may only, for the purpose of determining whether the acceptance condition has been satisfied, take into account acceptances received in respect of which all relevant documents and/or instructions and transfers are received by Capita IRG Plc, or purchases of Vernalis Shares made, by 1.00 p.m. on 23 September 2003 (or any earlier time and/or date beyond which British Biotech has stated that the Offer will not be extended and in respect of which it has not withdrawn that statement) or such later time and/or date as British Biotech may, with the permission of the Panel, decide.

(c) If the Offer becomes or is declared unconditional, the Offer will remain open for acceptance for not less than 14 days from the date on which it would otherwise have expired. If the Offer has become unconditional and it is stated that the Offer will remain open until further notice, then not less than 14 days' notice will be given to those Vernalis Shareholders who have not accepted the Offer prior to the closing of the Offer.

(d) If a competitive situation (as determined by the Panel) arises after British Biotech has made a "no increase" and/or "no extension" statement (as referred to in the Code) in relation to the Offer, British Biotech may (if it specifically reserves the right to do so at the time such statement is made or otherwise with the consent of the Panel), choose not to be bound by or withdraw such statement and be free to revise or extend the Offer provided it complies with the requirements of the City Code and, in particular, that:

     (i) it announces such withdrawal as soon as possible and in any event within four Business Days after the announcement of the competing offer or other competitive situation and it gives notice as soon as practicable thereafter to Vernalis Shareholders to that effect in writing (or, in the case of Vernalis Shareholders with registered addresses outside the UK or whom British Biotech knows to be nominees, trustees or custodians holding Vernalis Shares for such persons, by announcement in the United Kingdom); and

     (ii) any Vernalis Shareholder who accepts the Offer after the date of the "no increase" or "no extension" statement is given a right of withdrawal in accordance with paragraph 3(c) of this section B.

    British Biotech may choose not to be bound by the terms of a "no increase" or "no extension" statement if, having reserved the right to do so at the time such statement is made, it posts an increased or improved offer which is recommended for acceptance by the board of Vernalis or in other circumstances permitted by the Panel.

(e) For the purposes of determining at any particular time whether the acceptance condition has been satisfied, British Biotech shall be entitled but shall not be bound (unless otherwise required by the Panel) to take into account any Vernalis Shares which have been unconditionally allotted or issued before such time (unless before that time Capita IRG Plc, on behalf of British Biotech, have received written notice, from Vernalis or its agents, at Capita IRG Plc, Corporate Actions, PO Box 166, The Registry, 34 Beckenham Road, Beckenham Kent, BR3 4TH, of the relevant details of such allotment or issue; telex, e-mail, facsimile or other electronic transmission or copies will not be sufficient)

(f) British Biotech reserves the right to treat as valid in whole or in part acceptances of the Offer which are not entirely in order or which are not accompanied by the relevant share certificate(s) and/or other relevant document(s) of title or are not accompanied by the relevant TTE instructions (subject to paragraph 5(k) of this section B and section C of this Appendix
    I).

2.  ANNOUNCEMENTS

(a) Without prejudice to paragraph 3(a) of this section B, by 8.00 a.m. on the Business Day immediately following the day on which the Offer is due to expire or becomes or is declared unconditional or is revised or extended (or such later time and/or date as the Panel may agree) (THE RELEVANT DAY), British Biotech will make an appropriate announcement and simultaneously inform a Regulatory Information Service of the position of the Offer. Such announcement will (unless otherwise permitted by the Panel) also state (as nearly as practicable) the total number of Vernalis Shares and rights over Vernalis Shares:

     (i)   for which acceptances of the Offer have been received;

     (ii) acquired or agreed to be acquired by or on behalf of British Biotech or any persons acting or deemed to be acting in concert with it for the purposes of the Offer during the Offer Period;

     (iii) held prior to the Offer Period by or on behalf of British Biotech or by persons acting or deemed to be acting in concert with it for the purposes of the Offer; and

     (iv) for which acceptances of the Offer have been received from any person acting or deemed to be acting in concert with British Biotech for the purposes of the Offer during the Offer Period;

    and will specify the percentage of the Vernalis Shares represented by each of these figures.

(b) Any decision to extend the time and/or date by which the acceptance condition has to be fulfilled may be made at any time up to, and will be announced not later than, 8.00 a.m. on the relevant day (or such later time and/or date as the Panel may agree) and the announcement will state the next expiry date (unless the Offer is then unconditional, in which case a statement may instead be made that the Offer will remain open until further notice). In computing the number of Vernalis Shares represented by acceptance and/or purchases, there may, at the discretion of British Biotech, be included or excluded, for announcement purposes, acceptances and purchases not complete in all respects or subject to verification, provided that such acceptances and purchases not complete in all respects or subject to verification may be counted towards fulfilling the acceptance condition in accordance with paragraphs 5(k)(i) and 5(k)(ii) of this section B.

(c) In this Appendix I, save as otherwise specified, references to the making of an announcement or giving of notice by or on behalf of British Biotech include the release of an announcement to the press by British Biotech's public relations consultants or by JPMorgan and the delivery by hand or telephone or facsimile, telex transmission, e-mail or other electronic transmission of an announcement to a Regulatory Information Service. An announcement made otherwise than to a Regulatory Information Service will be notified simultaneously to a Regulatory Information Service (unless the Panel otherwise agrees).

(d) Without limiting the manner in which British Biotech may choose to make any public statement and subject to British Biotech's obligations under applicable law and the Listing Rules, British Biotech will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to a Regulatory Information Service.

3.  RIGHTS OF WITHDRAWAL

(a) If British Biotech, having announced the Offer to be unconditional, fails to comply by 3.30 p.m. on the relevant day (or such later time and/or date as the Panel may agree) with any of the requirements specified in paragraph 2(a) of this section B, an accepting Vernalis Shareholder may immediately thereafter withdraw his, her or its acceptance of the Offer by written notice signed by such Vernalis Shareholder (or his, her or its agent duly appointed in writing and evidence of whose appointment reasonably satisfactory to British Biotech or JPMorgan is produced with the notice) and received by post or (during normal business hours only) by hand by Capita IRG Plc, Corporate Actions, PO Box 166, The Registry, 34 Beckenham Road, Beckenham Kent, BR3 4TH on behalf of British Biotech. Subject to paragraph 1(b) of this section B, this right of withdrawal may be terminated not less than eight days after the relevant day by British Biotech confirming, if that be the case, that the Offer is still unconditional, and complying with the other requirements specified in paragraph 2(a) of this section B. If any such confirmation is given, the first period of 14 days referred to in paragraph 1(c) of this section B will run from the date of such confirmation and compliance.

(b) If by 3.00 p.m. on 8 September 2003 (or such later time and/or date as the Panel may agree) the Offer has not become unconditional, an accepting Vernalis Shareholder may thereafter withdraw his, her or its acceptance in respect of the Offer by written notice signed by such Vernalis Shareholder (or his, her or its agent duly appointed in writing and evidence of whose appointment reasonably satisfactory to British Biotech or JPMorgan is produced with the notice) and received by post or (during normal business hours only) by hand by Capita IRG Plc, Corporate Actions, PO Box 166, The Registry, 34 Beckenham Road, Beckenham Kent, BR3 4TH on behalf of British Biotech before the earlier of: (i) the time that the Offer becomes unconditional; and (ii) the final time for lodgement of acceptances which can be taken into account in accordance with paragraph 1(b) of this section B.

(c) If, in relation to the Offer, a "no increase" or "no extension" statement (in each case as referred to in the Code) has been withdrawn in accordance with paragraph 1(d) of this section B, any acceptance of the Offer made after the date of such statement may be withdrawn thereafter in the manner referred to in paragraph 3(a) of this section B, not later than the eighth day after the date on which written notice of the withdrawal of such statement is posted to the relevant Vernalis Shareholders.

(d) Except as provided by this paragraph 3, acceptances shall be irrevocable.

(e) In this paragraph 3, WRITTEN NOTICE (including any letter of appointment, direction or authority) means notice in writing, bearing the original signature(s) of the relevant accepting Vernalis Shareholder(s) or his, her, its or their agent(s) duly appointed in writing (evidence of whose appointment in a form satisfactory to British Biotech is produced with the notice). Telex, e-mail, or facsimile or other electronic transmission or copies will not be sufficient to constitute written notice. No notice which is post-marked in, dispatched from, or otherwise appears in the reasonable opinion of British Biotech or its agents to have been sent from the United States, Canada, Australia, Belgium, South Africa or Japan will, save as specified in paragraph 6(e) of this section B, be treated as valid.

4.  REVISIONS OF THE OFFER

(a) Although no such revision is envisaged, if the Offer (in its original or any previously revised form(s)) is revised (either in its terms and conditions or in the value or nature of the

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

    consideration offered or otherwise) and any such revision represents, on the date on which such revision is announced (on such basis as JPMorgan may consider appropriate) an increase or an improvement (or no diminution) in the value of the consideration of the Offer as so revised compared with the value of the consideration or terms previously offered, the benefit of the revised Offer will, subject to paragraphs 4(d) and (e) and 6 of this section B, be made available to Vernalis Shareholders who have accepted the Offer in its original or any previously revised form(s) (PREVIOUS ACCEPTORS). The acceptance by or on behalf of a previous acceptor of the Offer (in its original or any previously revised form(s)) shall, subject as provided in paragraphs 4(b), (d) and (e) and 6 of this section B, be deemed an acceptance of the Offer as so revised in respect of the Vernalis Shares comprised or deemed to be comprised in the original or any previously revised acceptance and, subject as aforesaid, shall also constitute an authority to British Biotech and/or JPMorgan and/or any director of British Biotech and/or any director of JPMorgan as his, her, its or their attorney and/or agent with authority to accept any such revised Offer on behalf of the previous acceptor and, if such revised Offer includes any alternative form or forms of consideration, to make such elections for and/or accept such alternative form or forms of consideration in such proportions as such attorney in his absolute discretion may determine and to execute on behalf of, and in the name of, such previous acceptor all such further documents and take such further actions (if any) as may be required to give effect to such acceptances and/or elections. In making any such acceptance and/or determination as to the alternative form or forms of consideration in respect of which such acceptance is to be made, the attorney and/or agent shall take into account the nature of any previous acceptances and/or elections made by or on behalf of the previous acceptor and such other facts or matters as he may reasonably consider relevant.

(b) The powers of attorney and authorities and agency conferred by this paragraph 4 and acceptance of a revised Offer pursuant to any of the foregoing shall be irrevocable unless and until the previous acceptor becomes entitled to withdraw his or her acceptance under paragraph 3 above and validly does so.

(c) British Biotech, JPMorgan and their respective agents reserve the right to treat an executed Form of Acceptance relating to the Offer (in its original or in any previously revised form) which is received after the announcement or issue of the Offer in any revised form as a valid acceptance of the revised Offer (and, where applicable, a valid election for the alternative form(s) of consideration) and such acceptance shall constitute an authority and request in the form of paragraph 4(a) of this part B mutatis mutandis on behalf of the relevant Vernalis Shareholder.

(d) The deemed acceptances referred to in this paragraph 4 shall not apply and the authorities conferred by this paragraph 4 shall not be exercised by British Biotech or JPMorgan or any of their respective directors, authorised representatives and agents if, as a result thereof, the previous acceptor would (on such basis as JPMorgan may consider appropriate) thereby receive, under or in consequence of the Offer and/or any alternative pursuant thereto as revised or otherwise, less in aggregate consideration under the revised Offer than he would have received in aggregate consideration as a result of acceptance of the Offer in the form in which it was originally accepted by him or on his behalf, having regard to any previous acceptance or election originally made by him, unless the previous acceptor has previously otherwise agreed in writing.

(e) The deemed acceptances referred to in this paragraph 4 will not apply and the authorities conferred by this paragraph will be ineffective in the case of a previous acceptor who lodges with Capita IRG Plc in the manner specified in paragraph 3(a) of this section B, within 14 days of the posting of the document pursuant to which the revision of the Offer is made available to Vernalis Shareholders, a Form of Acceptance or some other form issued by or on behalf of British Biotech in which the Vernalis Shareholder validly elects to receive the consideration receivable by him under such revised Offer in some other manner than that set out in his original acceptance.

5.  GENERAL

(a) Save with the consent of the Panel, the Offer will lapse unless all the conditions relating to the Offer have been fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by British Biotech and/or Vernalis, as the case may be, in its or their reasonable opinion to be or remain satisfied, by the later of midnight on (i) 8 September 2003, (ii) the date which is 21 days after the date on which the Offer becomes unconditional as to acceptances and (iii) such date as British Biotech may, with the consent of the Panel, decide. If the Offer lapses for any reason, the Offer shall cease to be capable of further acceptance and British Biotech, JPMorgan and accepting Vernalis Shareholders shall thereupon cease to be bound by prior acceptances.

(b) If sufficient acceptances of the Offer are received, British Biotech intends to apply the provisions of section 428 to 430F of the Companies Act to acquire compulsorily any outstanding Vernalis Shares to which the Offer relates.

    Furthermore, British Biotech intends to procure that Vernalis applies to the UK Listing Authority for the cancellation of the listing of Vernalis Shares on the Official List and to the London Stock Exchange for the cancellation of trading of the Vernalis Shares. Such cancellations will take effect no earlier than 20 Business Days after the date on which either the Offer becomes unconditional in all respects or after the first date of issue of the compulsory acquisition notices of under section 429 of the Companies Act as appropriate.

(c) All communications, notices, certificates, documents of title, other documents and remittances to be delivered by or sent to or from Vernalis Shareholders (or their designated agents) will be delivered or sent at their own risk.

(d) The expression OFFER PERIOD when used in this document means, in relation to the Offer, the period commencing on (and including) 30 April 2003 (being the date on which Vernalis first announced the existence of discussions in relation to the Offer) and ending at whichever of the following times and dates shall be the latest: (i) 3.00 p.m. on 18 August 2003; (ii) the date on which the Offer lapses; and (iii) the date on which the Offer becomes or is declared unconditional.

(e) All references in this document and in the Form of Acceptance to 18 August 2003 shall (except in paragraphs 1(a) and 5(d) of this section B and where the context otherwise requires), if the expiry date of the Offer is extended, be deemed to refer to the expiry date of the Offer as so extended.

(f) Except with the consent of the Panel, settlement of the consideration to which any Vernalis Shareholder is entitled under the Offer will be implemented in full in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which British Biotech or JPMorgan may otherwise be, or claim to be, entitled as against such Vernalis Shareholder and will be effected within 14 days of the date on which the Offer becomes or is declared unconditional in all respects, or 14 days after receipt (while the Offer remains open for acceptance) of a valid and complete acceptance, whichever is the later, and will be effected in the manner described in paragraph 16 of the letter from JPMorgan contained in this document. No consideration will be sent to an address in the United States, Canada, Australia, Belgium, South Africa or Japan.

(g) The instructions, terms, authorities and provisions contained in or deemed to be incorporated in the Form of Acceptance constitute part of the terms of the Offer. Words and expressions defined in this document shall have the same meaning when used in the Form of Acceptance, unless the context otherwise requires. The provisions of this Appendix 1 shall be deemed to be incorporated in and form part of the Form of Acceptance.

(h) The Offer, the Form of Acceptance and acceptances and elections in respect of the Offer and all contracts made pursuant thereto and action taken or made or deemed to be taken or made under any of the foregoing shall be governed by and construed in accordance with English law and subject to the jurisdiction of the Courts of England.

(i) Any omission to despatch this document and/or a Form of Acceptance or any notice required to be despatched under the terms of the Offer to, or any failure to receive the same by, any person to whom the Offer is made, or should be made, shall not invalidate the Offer in any way or create any implication that the Offer has not been made to any such person. Copies of this document, the Listing Particulars and the Forms of Acceptance may be collected during normal business hours from Capita IRG Plc at the address set out in paragraph 3(a) of this section B.

(j) Subject to paragraph 5(k) below of this section B, British Biotech and JPMorgan reserve the right to treat acceptances of the Offer as valid if received by them or on their behalf at any place or places or in any manner otherwise than as stated herein or in the Form of Acceptance.

(k) Notwithstanding the right reserved by British Biotech and JPMorgan to treat an acceptance of the Offer as valid even though not entirely in order or not accompanied by the relevant share certificate(s) and/or other document(s) of title or not accompanied by the relevant TTE instruction, except as otherwise agreed by the Panel:

     (i) an acceptance of the Offer will only be counted towards fulfilling the acceptance condition if the requirements of Note 4 and, if applicable, Note 6 on Rule 10 of the Code are satisfied in respect of it;

     (ii) a purchase of Vernalis Shares by British Biotech or any person acting in concert with it or any nominee(s) of any such person will only be counted towards fulfilling the acceptance condition if the requirements of Note 5 and, if applicable, Note 6 on Rule 10 of the Code are satisfied in respect of it; and

     (iii) the Offer will not become unconditional unless Capita IRG Plc has issued a certificate to British Biotech and/or JPMorgan or their respective agents stating the number of acceptances which have been received and the number of Vernalis Shares otherwise acquired (whether before or during the Offer Period) which comply with the provisions of this sub-paragraph (k).

     A copy of such certificate will be sent to the Panel and to UBS Investment Bank as soon as possible after it is issued.

(l)  If the Offer does not become unconditional in all respects:

     (i) in respect of Vernalis Shares held in certificated form, the Forms of Acceptance and share certificate(s) and/or other document(s) of title will be returned by post (or such other methods as may be approved by the Panel) within 14 days of the Offer lapsing, at the risk of the Vernalis Shareholder concerned, to the person or agent whose name and address (outside the United States, Canada, Australia, Belgium, South Africa or Japan) is set out in Box 3 or Box 7, as the case may be, of the Form of Acceptance, or, if no address is set out, the first-named holder at his or her registered address (outside the United States, Canada, Australia, Belgium, South Africa and Japan); and

     (ii) in respect of Vernalis Shares held in uncertificated form, Capita IRG Plc will, immediately after the lapsing of the Offer (or within such longer period as the Panel may permit, not exceeding 14 days of the lapsing of the Offer), give TFE instructions to CRESTCo to transfer all Vernalis Shares held in escrow balances and in relation to which it is the escrow agent for the purposes of the Offer to the original available balances of the Vernalis Shareholders concerned.

(m) No acknowledgement of receipt of any Form of Acceptance, remittances, transfer by means of CREST, share certificate(s) and/or other document(s) of title will be given.

(n) All powers of attorney, appointments of agents and authorities on the terms conferred by or referred to in this section B or in the Form of Acceptance are given by way of security for the performance of the obligations of the Vernalis Shareholder concerned and are irrevocable in accordance with
    Section 4 of the Powers of Attorney Act 1971 except in the circumstances where the donor of such power of attorney or authority is entitled to withdraw his, her or its acceptance in accordance with paragraph 3 of this section B and validly does so.

(o) The Offer extends to persons to whom the Offer is made or should be made not resident in the United Kingdom to whom this document, the Form of Acceptance, the accompanying Listing Particulars and any related documents may not be dispatched or by whom any such documents may not be received. Any such persons may collect copies of those documents from Capita IRG Plc, Corporate Actions, PO Box 166, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TH. British Biotech and JPMorgan reserve the right to notify any matter, including the making of the Offer, to all or any Vernalis Shareholders with a registered address outside the United Kingdom, or whom British Biotech knows to be nominees, trustees or custodians for such persons, by announcement in the United Kingdom or by paid advertisement in a newspaper published and circulated in the United Kingdom, in which event such notice shall be deemed to have been sufficiently given, notwithstanding any failure by any such Vernalis Shareholders to receive or see such notice, and all references in this document to notice in writing by or on behalf of British Biotech or JPMorgan (except in paragraph 3(e) of this section B) shall be construed accordingly.

(p) Fractional entitlements to New British Biotech Shares will not be allotted or issued to Vernalis Shareholders who accept the Offer (including Vernalis Shareholders who are deemed to accept the Offer), but the New British Biotech Shares representing the aggregate of these fractional entitlements will be sold in the market and the net proceeds will be retained by British Biotech for the benefit of the Merged Group and entitlements will be rounded down to the nearest whole number of New British Biotech Shares.

(q) Vernalis Shares will be acquired by British Biotech fully paid and free from all liens, charges, encumbrances, equitable interests, rights of pre-emptions and other third party rights or interests of any nature whatsoever and together with all rights now or hereafter attaching thereto, including the right to receive and retain all dividends and other distributions declared, made or paid after (but not including) 3 July 2003.

(r) The Offer is made at 3.00 p.m. on 25 July 2003 and is capable of acceptance thereafter. The Offer is being made by means of this document and by means of an advertisement to be published in the Financial Times (London edition) on 26 July 2003.

(s) The Offer extends to all Vernalis Shares in issue and to any further Vernalis Shares unconditionally allotted or issued prior to the date on which the Offer closes (or such earlier date, as British Biotech may, subject to the Code, decide).

(t) In relation to any acceptance of the Offer in respect of a holding of Vernalis Shares which are held in uncertificated form, British Biotech reserves the right to make such alterations, additions or modifications to the terms of the Offer as may be necessary or desirable to give effect to any purported acceptance of the Offer, whether in order to comply with the facilities or requirements of CREST or otherwise, provided such alteration, addition or modification is consistent with the requirements of the Code or is otherwise made with the consent of the Panel.

(u) The New British Biotech Shares to be issued under the Offer will be issued credited as fully paid and will rank pari passu with all other British Biotech Shares, including the right to receive in full all dividends and other distributions, if any, declared, made or paid after (but not including) 3 July 2003.

(v) All references in this document to any statute or statutory provision shall include a statute or statutory provision which amends, consolidates or replaces the same (whether before or after the date hereof).

(w) References in this section B and in section C of this Appendix I to a Vernalis Shareholder will include references to the person or persons executing a Form of Acceptance and in the event of more than one person executing a Form of Acceptance, such paragraphs will apply to them jointly and severally.

(x) Neither British Biotech nor JPMorgan nor any agent or director of JPMorgan, nor any person acting on behalf of any of them, shall have any liability to any person for any loss or alleged loss arising from any decision as to the treatment of acceptances of the Offer or otherwise in connection therewith.

6.  OVERSEAS SHAREHOLDERS

(a) The making of the Offer in, or to certain persons who are Overseas Shareholders or to persons who are custodians, nominees of or trustees for Overseas Shareholders and the availability of the New British Biotech Shares to such persons may be prohibited or affected by the laws of the relevant jurisdiction and is subject to the restrictions set forth herein. Such Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of any such Overseas Shareholders wishing to accept the Offer to satisfy himself or herself, itself or themselves as to full observance of the laws of the relevant jurisdiction or territory in connection therewith, including the obtaining of any governmental exchange control or other consents which may be required, or the compliance with other necessary formalities. Any such Overseas Shareholders will also be responsible for any payment of any issue, transfer or other taxes or other requisite payments due in such jurisdiction by whomsoever payable and British Biotech and JPMorgan and any person acting on their behalf shall be fully indemnified and held harmless by such Overseas Shareholder for any such issue, transfer or other taxes as British Biotech or JPMorgan (or any person acting on behalf of either of them) may be required to pay. IF YOU ARE AN OVERSEAS SHAREHOLDER AND YOU ARE IN DOUBT ABOUT YOUR POSITION, YOU SHOULD CONSULT YOUR PROFESSIONAL ADVISOR IN THE RELEVANT JURISDICTION.

(b) In particular, the Offer is not being made and will not be made, directly or indirectly, in, into or from the United States, Canada, Australia, Belgium, South Africa or Japan or by use of the mails of or by any means or instrumentality of interstate or foreign commerce of, or of any facilities of a national securities exchange of the United States, Canada, Australia, Belgium, South Africa or Japan. This includes, but is not limited to, post, facsimile transmission, telex, telephone and the internet. The Offer cannot be accepted by any such use, means, instrumentality or facilities. Accordingly, copies of this document, the Form of Acceptance, the accompanying Listing Particulars and any related offering or solicitation documents are not being and must not be mailed or otherwise transmitted, forwarded, distributed or sent in, into or from the United States, Canada, Australia, Belgium, South Africa or Japan, including to Vernalis Shareholders or participants in Vernalis Incentive Plans with registered addresses or resident or located in the United States, Canada, Australia, Belgium, South Africa or Japan or to persons whom British Biotech knows to be nominees, trustees or custodians holding Vernalis Shares for such persons. Persons receiving such documents (including, without limitation, custodians, nominees and trustees) must not mail or otherwise transmit, forward, distribute or send them in, into or from the United States, Canada, Australia, Belgium, South Africa or Japan or use such mails or any such means, instrumentality or facilities for any purpose, directly or indirectly, in connection with the Offer. Any purported acceptance of the Offer resulting directly or indirectly from a violation of these restrictions will be invalid. Persons wishing to accept the Offer must not use such mails or any such means, instrumentality or facilities for any purpose directly or indirectly related to acceptance of the Offer. Envelopes containing Form(s) of Acceptance postmarked in, or despatched from, or which appear to British Biotech or its agents to have been sent from, the United States will not be accepted. Envelopes containing Form(s) of Acceptance must not be postmarked in Canada, Australia, Belgium, South Africa or Japan or otherwise despatched from Canada, Australia, Belgium, South Africa or Japan and all acceptors from such jurisdictions must provide addresses outside Canada, Australia, Belgium, South Africa or Japan for the despatch of certificates in respect to the New British Biotech Shares and/or remittance of the Form(s) of Acceptance, share certificate(s) and or other document(s) of title.

(c) THIS DOCUMENT IS NOT AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES. SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN EXEMPTION FROM REGISTRATION. THE NEW BRITISH BIOTECH SHARES TO BE ISSUED PURSUANT TO THE OFFER HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES. No prospectus or listing particulars in relation to the Offer or the New British Biotech Shares to be issued pursuant thereto has been lodged with, or registered by, the Australian Securities Commission. The relevant clearances have not been and will not be obtained from the securities commission of any province of Canada nor have there been or will there be any steps taken to enable the New British Biotech Shares to be offered in compliance with applicable laws of Belgium, South Africa or Japan. Accordingly, the New British Biotech Shares may not (except pursuant to an exemption under such laws) be offered, sold, resold or delivered directly or indirectly, in, into or from Canada, Australia, Belgium, South Africa or Japan or to, or for the account or benefit of, or a person in, or resident in Canada, Australia, Belgium, South Africa, Japan or any other jurisdiction in which the Offer would constitute a violation of the relevant laws, or require registration thereof, in such jurisdiction. In particular, British Biotech will not issue any New British Biotech Shares or authorise the delivery of any document of title in respect of any New British Biotech Shares to an address in Canada, Australia, Belgium, South Africa or Japan or to any person who is unable to make the representations and warranties set out in paragraphs (b)(ii) and b(iii) of section C of this Appendix I.

    All Vernalis Shareholders (including nominees, trustees or custodians) who are Overseas Shareholders or would, or otherwise intend to, forward this document and/or its accompanying documentation to Overseas Shareholders should seek appropriate advice before taking any action.

(d) Subject to paragraph (e) below, a Vernalis Shareholder will be deemed not to have validly accepted the Offer if:

     (i) he, she or it puts "NO" in Box 5 of the Form of Acceptance and thereby is unable to make the representation and warranty set out in paragraph (b)(ii) of section C of this Appendix I;

     (ii) he, she or it puts "NO" in Box 6 of the Form of Acceptance and thereby is unable to make the representation and warranty set out in paragraph (b)(iii) of section C of this Appendix I;

     (iii) he or she completes Box 3 of the Form of Acceptance with an address in Canada, Australia, Belgium, South Africa or Japan or has a registered address in Canada, Australia, Belgium, South Africa or Japan and in either case he or she does not insert in Box 7 of the Form of Acceptance the name and address of a person or agent outside Canada, Australia, Belgium, South Africa or Japan to whom he or she wishes the consideration to which he or she is entitled under the Offer to be sent, subject to the provisions of this paragraph 6 and applicable laws; or he or she inserts in Box 7 of the Form of Acceptance an address in Canada, Australia, Belgium, South Africa or Japan to which he or she wishes the consideration to which he or she is entitled under the Offer to be sent or a telephone number in Canada, Australia, Belgium, South Africa or Japan in the event of queries; or

     (iv) the Form of Acceptance received from him or her is in an envelope postmarked in, despatched from, or otherwise appears, in the reasonable opinion of British Biotech or its agents, to have been sent from, the United States, Canada, Australia, Belgium, South Africa or Japan.

    British Biotech reserves the right, in its sole discretion, to investigate, in relation to any acceptance, whether the representations and warranties set out in paragraphs (b)(ii) and (b)(iii) of section C of this Appendix I could have been truthfully given by the relevant Vernalis Shareholder and if such investigation is made and as a result British Biotech determines that such representations and warranties could not have been so given, such acceptance shall not be valid.

(e) The provisions of this paragraph 6 and/or any other terms of the Offer relating to overseas shareholders may be waived, varied or modified as regards specific Vernalis Shareholder(s) or on a general basis by British Biotech in its absolute discretion, other than for Vernalis Shareholders located in, or residents of the United States. In particular, without limitation, British Biotech reserves the right, in its sole discretion, to
    (i) treat as valid an acceptance received from (a) persons(s) who is/are unable to give the representation and warranty set out in paragraph (b)(iii) of section C of this Appendix I, and (ii) either itself or through JPMorgan or through its or their respective agents, as agent for such acceptors(s):

     (i) to sell New British Biotech Shares to which they are otherwise entitled under the Offer on behalf of such acceptors(s) on the London Stock Exchange within 21 days of such shares being allotted;

     (ii) to receive the certificates(s) and/or other document(s) of title in respect of such New British Biotech Shares and to execute instruments(s) of transfer in respect of such New British Biotech Shares; and

     (iii) to remit the net proceeds of such sale (after deducting therefrom the expenses of sale) as soon as reasonably practicable to the person or agent whose name and address outside Canada, Australia, Belgium, South Africa and Japan is set out in Box 7 of the Form of Acceptance or if none is set out to the first named holder at his or her registered address outside Canada, Australia, Belgium, South Africa and Japan. British Biotech reserves the right also to arrange for the sale of New British Biotech Shares to which overseas shareholders may otherwise be entitled pursuant to Part XIIIA of the Companies Act and remit the proceeds of such sale, net of expenses, to such overseas shareholders instead.

     Neither British Biotech nor JPMorgan nor any person acting on behalf of either of them shall have any liability to any person for any loss or alleged loss arising from the price, timing or manner of any sale made pursuant to the provisions of this paragraph (e) or otherwise in connection therewith.

     If, notwithstanding the restrictions described above, any person (including, without limitation, custodians, nominees and trustees) whether pursuant to a contractual or legal obligation or otherwise forwards this document, the Form of Acceptance or any related offering document in, into or from, Canada, Australia, Belgium, South Africa or Japan or uses the mails or any means or instrumentality (including, without limitation, facsimile transmission, telex and telephone) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada, Australia, Belgium, South Africa or Japan in connection with such forwarding, such person should (i) inform the recipient of such fact, (ii) explain to the recipient that such action may invalidate any purported acceptance by the recipient and (iii) draw the attention of the recipient to this paragraph 6.

(f) Save as may be inconsistent with the Code, the provisions of this paragraph 6 supersede and will apply in lieu of any terms of the Offer inconsistent herewith.

(g) Notwithstanding anything to the contrary contained in this document or the Form of Acceptance, British Biotech and JPMorgan may make the Offer (with or without giving effect to the foregoing paragraphs of this paragraph 6) in Canada, Australia, Belgium, South Africa or Japan pursuant to an exemption under, or in accordance with, applicable law in Canada, Australia, Belgium, South Africa or Japan and in this connection the provisions of paragraph (b) of section C of this Appendix I will be varied accordingly.

SECTION C: FORM OF ACCEPTANCE

Each Vernalis Shareholder by whom, or on whose behalf, a Form of Acceptance is executed irrevocably undertakes, represents, warrants and agrees to and with British Biotech and JPMorgan and Capita IRG Plc (so as to bind him or her and his or her personal representatives, heirs, successors and assigns) to the following effect:

(a) that the execution of the Form of Acceptance (subject to the provisions of paragraph 6 of section B of this Appendix I) constitutes:

     (i) an acceptance of the Offer in respect of the number of Vernalis Shares inserted or deemed to be inserted in Box 1 of the Form of Acceptance;

     (ii) if Box 1 of the Form of Acceptance is left blank or a number greater than such Vernalis Shareholder's registered holding appears in Box 1 or the Form of Acceptance is otherwise completed incorrectly but is signed, an acceptance by such Vernalis Shareholder of the Offer in respect of the total number of Vernalis Shares registered in his, her, its or their name in each case;

     (iii) an undertaking to execute any further documents, to take any further action and to give any further assurances which may be required to enable British Biotech to obtain the full benefit of the terms of this Appendix I and/or to perfect any of the authorities expressed to be given hereunder, in each case, on, and subject to, the terms and conditions set out or referred to in this document and the Form of Acceptance and, subject to the rights of withdrawal set out in paragraph 3 of section B of this Appendix I, each such acceptance and undertaking shall be irrevocable;

(b) that:

     (i) he or she is irrevocably and unconditionally entitled to transfer the Vernalis Shares in respect of which the form of Acceptance is completed and the Vernalis Shares in respect of which the Offer is accepted or deemed to be accepted are sold fully paid and free from all liens, equities, charges, encumbrances and other third party rights or interests of any nature whatsoever and together with all rights now or hereafter attaching thereto including the right to receive all dividends and other distributions declared, made or paid after (but not including) 3 July 2003;

     (ii) unless "NO" is inserted or deemed to be inserted in Box 5 of the Form of Acceptance, such Vernalis Shareholder: (1) has not received this document, the Form of Acceptance, the Listing Particulars, or any offering or solicitation documents in the United States, nor has he or she mailed, transmitted or otherwise distributed or forwarded any such document in or into the United States; (2) has not utilised, directly or indirectly, the mails, or any means or instrumentality of interstate or foreign commerce, or the facilities of any national securities exchange, of the United States in connection with the Offer; (3) was not located in the United States at the time he or she accepted the terms of the Offer or at the time he or she returned the Form of Acceptance; and (4) if such Vernalis Shareholder is acting in a fiduciary, agency or other capacity as an intermediary, then either he or she has full investment discretion with respect to the Vernalis Shares covered by the Form of Acceptance, or he or she has reason to believe that the person on whose behalf such Vernalis Shareholder is acting was located outside the United States at the time he or she instructed such Vernalis Shareholder to accept the Offer.

     (iii) unless "NO" is inserted or deemed to be inserted in Box 6 of the Form of Acceptance, such Vernalis Shareholder has not received or sent copies of this document, the Form of Acceptance, the Listing Particulars or any related offering documents in, into or from Canada, Australia, Belgium, South Africa or Japan and has not otherwise utilised in connection with the Offer, directly or indirectly, the mails or any means or instrumentality (including, without limitation, facsimile transmission, telex, telephone and internet) of interstate or foreign commerce of or any facilities of a national securities exchange of Canada, Australia, Belgium, South Africa or Japan, was outside Canada, Australia, Belgium, South Africa and Japan when the Form of Acceptance was delivered and at the time of accepting the Offer; and, in respect of the Vernalis Shares to which the Form of Acceptance relates, is not aware that it is an agent or fiduciary acting on a non-discretionary basis for a principal who has given any instructions with respect to the Offer from within Canada, Australia, Belgium, South Africa or Japan and is not aware that such principal will hold or acquire any New British Biotech Shares in Canada, Australia, Belgium, South Africa or Japan and the Form of Acceptance has not been mailed or otherwise sent in, into or from Canada, Australia, Belgium, South Africa or Japan or signed in Canada, Australia, Belgium, South Africa or Japan and such Vernalis Shareholder is accepting the Offer from outside Canada, Australia, Belgium, South Africa and Japan;

(c) that the execution of the Form of Acceptance and its delivery to Capita IRG Plc constitutes, subject to the Offer becoming unconditional in all respects in accordance with its terms and to an accepting Vernalis Shareholder not having validly withdrawn his or her acceptance, the irrevocable separate appointment of each of British Biotech and JPMorgan and any of their respective directors or agents as such shareholder's attorney and/or agent and an irrevocable instruction to the attorney and/or agent to complete and execute all of any form(s) of transfer and/or other document(s) at the discretion of the attorney and/or agent in relation to the Vernalis Shares referred to in paragraph (a) above in favour of British Biotech or such other person or persons as British Biotech or its agents may direct and to deliver such form(s) of transfer and/or other document(s) at the discretion of the attorney and/or agent together with the certificate(s) and/or other document(s) of title relating to such Vernalis Shares for registration within six months of the Offer becoming unconditional in all respects and to do all such other acts and things as may in the opinion of the attorney and/or agent be necessary for the purposes of, or in the connection with, the acceptance of the Offer and to vest in British Biotech or its nominee(s) the Vernalis Shares as aforesaid;

(d) that the execution and delivery of the Form of Acceptance constitutes the irrevocable appointment of Capita IRG Plc as such shareholder's attorney and/or agent and an irrevocable instruction and authority to the attorney and/or agent: (i) subject to the Offer becoming unconditional in all respects in accordance with its terms and to an accepting Vernalis Shareholder not having validly withdrawn his or her acceptance, to transfer to itself (or to such other person as British Biotech or its agents may direct) by means of CREST all or any of the Relevant Vernalis Shares (but not exceeding the number of Relevant Vernalis Shares in respect of which the Offer is accepted or deemed to be accepted) or (ii), if the condition referred to in (i) of this paragraph (d) is not satisfied, to give instructions to CRESTCo, immediately after the lapsing of the Offer (or within such longer period as the Panel may permit, not exceeding 14 days from the lapsing of the Offer), to transfer all the Relevant Vernalis Shares to the original available balance of the accepting Vernalis Shareholder. For these purposes RELEVANT VERNALIS SHARES means Vernalis Shares in uncertificated form and in respect of which a transfer or transfers to escrow has or have been effected pursuant to the procedures described in paragraph 16 of the letter from JPMorgan contained in this document and where the transfer(s) to escrow was or were made in respect of the Vernalis Shares held under the same member account ID and participant ID as the member account ID and the participant account ID relating to the Form of Acceptance (but irrespective of whether or not the Form of Acceptance Reference Number, or Form of Acceptance Reference Number corresponding to that appearing on the Form of Acceptance concerned, was included in the TTE instruction concerned);

(e) that the execution of the Form of Acceptance and its delivery to Capita IRG Plc will constitute, subject to the Offer becoming unconditional in all respects and to an accepting Vernalis Shareholder not having validly withdrawn his or her acceptance, irrevocable authorities and requests:

     (i) to Vernalis or its agents to procure the registration of the transfer of the Vernalis Shares in certificated form pursuant to the Offer and the delivery of the share certificate(s) and/or other document(s) of title in respect thereof to British Biotech or as it may direct;

     (ii) subject to the provisions of paragraph 6 of section B of this Appendix I, if the Vernalis Shares are in certificated form or if either of the provisos in sub-paragraph (iii) of this paragraph (e) apply, to British Biotech or its agents to procure the despatch by post (or by such other method as may be approved by the Panel) of the New British Biotech Shares to which an accepting Vernalis Shareholder is entitled, at the risk of such shareholder, to the person or agent whose name and address outside Canada, Australia, Belgium, South Africa and Japan is set out in Box 7 of the Form of Acceptance, or, if no name and address is set out in Box 7, to the first-named holder at his or her registered address outside Canada, Australia, Belgium, South Africa and Japan;

     (iii) if the Vernalis Shares concerned are in uncertificated form, to British Biotech or its agents to issue any New British Biotech Shares to which such shareholder is entitled in uncertificated form, provided that (aa) British Biotech may (if, for any reason, it wishes to do so) determine that all or any of such New British Biotech Shares shall be issued in certificated form and (bb) if any Vernalis Shareholder concerned is a CREST member whose registered address is in Canada, Australia, Belgium, South Africa or Japan, any New British Biotech Shares to which such shareholder is entitled shall be issued in certificated form and, in either such case, sub-paragraph (ii) of this paragraph (e) shall apply;

     (iv) subject to the provisions of paragraph 6 of section B of this Appendix I, to British Biotech or its agents to procure that the name(s) of such Vernalis Shareholder(s) is/are entered on the register of members of British Biotech in respect of any New British Biotech Shares to which such Vernalis Shareholder(s) are or may become entitled under the Offer, subject to the terms of the memorandum and articles of association of British Biotech; and

     (v) to British Biotech or its agents to record and act upon any instructions with regard to notices or payment mandates which have been recorded in the records of Vernalis in respect of such Vernalis Shareholder's holding(s) of Vernalis Shares as if such mandates have been given in respect of its holding of New British Biotech Shares;

(f) that the execution of a Form of Acceptance constitutes an authority to any director of British Biotech or JPMorgan and/or their respective agents within the terms of paragraphs 4 and 6 of section B of this Appendix I, to execute any further documents and give any further assurance which may be required in connection with the foregoing;

(g) that subject to the Offer becoming or being declared unconditional in all respects (or, in the case of voting by proxy, if the Offer will become unconditional in all respects or lapse immediately upon the outcome of the resolution in question, or in such other circumstances as British Biotech may require and the Panel may permit) and pending registration:

     (i) British Biotech or its agents shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisition the convening of a general meeting of Vernalis or of any class of its shareholders) attaching to any Vernalis Shares in respect of which the Offer has been accepted or is deemed to have been accepted and such acceptance has not been validly withdrawn; and

     (ii) the execution of the Form of Acceptance in respect of the Vernalis Shares comprised in such acceptance and in respect of which such acceptance has not been validly withdrawn:

           (A) constitutes an authority to Vernalis or its agents from such Vernalis Shareholder to send any notice, circular, warrant, document or other communication which may be required to be sent to him/her as a member of Vernalis in respect of such share (including any share certificate(s) or other document(s) of title issued as a result of conversion of such Vernalis Shares into certificated form) to British Biotech at its registered office;

           (B) constitutes an authority to British Biotech or any director of British Biotech to sign any consent to short notice of a general or separate class meeting on his or her behalf and/or execute a form of proxy (or, as the case may be, an appointment under section 375 of the Companies Act) in respect of such Vernalis Shares appointing any person nominated by British Biotech to attend any general or separate class meeting of Vernalis (and any adjournments thereof) and to exercise the votes attaching to such shares on his or her behalf, where relevant, such votes to be cast so far as possible to satisfy any outstanding conditions of the Offer; and

           (C) constitutes the agreement of such Vernalis Shareholder not to exercise any of such rights without the consent of British Biotech and the irrevocable undertaking of such Vernalis Shareholder not to appoint a proxy to attend any such general meeting or separate class meeting;

(h) that he or she will deliver to British Biotech's receiving agent, Capita IRG Plc, at the address referred to in paragraph 3(a) of section B of this Appendix I, his or her share certificate(s) and/or other document(s) of title in respect of all Vernalis Shares (which are in certificated form) referred to in paragraph (a) above and in relation to which acceptance has not been validly withdrawn or an indemnity acceptable to British Biotech in lieu thereof as soon as possible and, in any event, within six months of the Offer becoming or being declared unconditional in all respects;

(i) that he or she will give or procure the giving, in accordance with paragraph 16 of the letter from JPMorgan contained in this document, of an instruction to transfer those of the Vernalis Shares in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn held by him or her in uncertificated form (that is, in CREST) to the escrow balance within the member's account in accordance with the facilities and requirements of CRESTCo, as soon as possible and, in any event, so that the transfer to escrow settles within six months of the Offer becoming or being declared unconditional in all respects;

(j) that he or she will, if for any reason any Vernalis Shares in respect of which a transfer to an escrow balance has been effected in accordance with paragraph 16 of the letter from JPMorgan contained in this document are converted to certificated form (without prejudice to paragraph (g)(ii) above), immediately deliver or procure the immediate delivery of the share certificate(s) or other document(s) of title in respect of all such Vernalis Shares as so converted to Capita IRG Plc at the address referred to in paragraph 3(a) of section B of this Appendix I or to British Biotech at its registered office or as British Biotech or its agents my direct;

(k) that the terms and conditions of the Offer contained in this document (including, without limitation, the terms in this section C) shall be deemed to be incorporated in and form part of the Form of Acceptance which shall be read and construed accordingly;

(l) that, if he or she accepts the Offer and does not validly withdraw such acceptance, he or she will do all such acts and things as shall, in the opinion of British Biotech or Capita IRG Plc be necessary or expedient (i) to vest in British Biotech or its nominee(s) or such other persons as it may direct the number of Vernalis Shares inserted or deemed to be inserted in Box 1 of the Form of Acceptance and (ii) to enable Capita IRG Plc to fulfil its functions as Escrow Agent for the purposes of the Offer;

(m) that he or she agrees to ratify each and every act or thing which may be done or effected by British Biotech or JPMorgan or Capita IRG Plc or any director of British Biotech or any director of JPMorgan or any director of Capita IRG Plc of their respective agents or Vernalis or its agents, as the case may be, in the proper exercise of any of its and his or her powers and/or authorities hereunder (and to indemnify each such person against any losses arising therefrom);

(n) that the execution of the Form of Acceptance constitutes his or her submission in relation to all matters arising out of the Offer and the Form of Acceptance to the jurisdiction of the courts of England and his or her agreement that nothing shall limit the right of British Biotech and/or JPMorgan and/or any of their directors or authorised representatives to bring any action, suit or proceeding arising out of or in connection with the Offer and the Form of Acceptance in any other manner permitted by law or any court of competent jurisdiction;

(o) that, if any provisions of section B or section C of this Appendix I shall be unenforceable or invalid or shall not operate so as to afford British Biotech or JPMorgan or Capita IRG Plc or any director or duly appointed representative of any of them or their respective agents the benefit or authority expressed to be given therein, he or she shall with all practicable speed do all such acts and things and execute all such documents that may be required to enable those persons to secure the full benefit of section B and/or section C of this Appendix I; and

(p) on execution, the Form of Acceptance will take effect as a deed.

References in this section C to a Vernalis Shareholder shall include references to the person or persons executing a Form of Acceptance and, in the event of more than one person executing a Form of Acceptance, the provisions of this section C shall apply to them jointly and to each of them.

                                  APPENDIX II

                             ADDITIONAL INFORMATION

1.  RESPONSIBILITY

The British Biotech Directors, whose names are set out in paragraph 2(a) below, accept responsibility for the information contained in this document, other than that relating to the Vernalis Group, the Vernalis Directors and their immediate families. To the best of the knowledge and belief of the British Biotech Directors (who have taken all reasonable care to ensure that such is the case), such information is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Vernalis Directors , whose names are set out in paragraph 2(b) below, accept responsibility for the information contained in this document relating to the Vernalis Group, the Vernalis Directors and their immediate families. To the best of the knowledge and belief of the Vernalis Directors (who have taken all reasonable care to ensure that such is the case), such information is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.  DIRECTORS OF BRITISH BIOTECH AND OF VERNALIS

(a) The British Biotech Directors are as follows:

Peter Fellner                                  Executive Chairman
Simon Sturge                                   Chief Executive
Anthony Weir                                   Finance Director
Tim Edwards                                    Corporate Development Director
Ian Kent                                       Non-executive Director
Keith Merrifield                               Non-executive Director
Eugene Williams                                Non-executive Director

The registered address of British Biotech and the business address of each of its directors is Thames Court, Watlington Road, Oxford, OX4 6LY.

(b) The Vernalis Directors are as follows:

George Kennedy                                 Chairman
Peter Worrall                                  Chief Financial Officer
Colin Dourish                                  Senior Vice President--Research
John Hutchison                                 Senior Vice President--Development
Carol Ferguson                                 Non-executive Director
Peter Read                                     Non-executive Director
Marvin Jaffe                                   Non-executive Director

The registered address of Vernalis and the business address of each of its directors is Oakdene Court, 613 Reading Road, Winnersh, Wokingham, Berkshire, RG41 5UA.

3.  MARKET QUOTATIONS

The following table shows the middle market quotations of British Biotech Shares and Vernalis Shares, as derived from the Daily Official List, for the first Business Day in each of the six months immediately prior to the date of this document, for 30 April 2003 (the last business day prior to commencement of the Offer Period) and for 24 July 2003 (the latest available date prior to the posting of this document):

-----------------------------------------------------------------------------------------
                                                              BRITISH BIOTECH    VERNALIS
DATE                                                                    SHARE       SHARE
-----------------------------------------------------------------------------------------
03/02/03....................................................              85p*       134p
03/03/03....................................................            72.5p*     117.5p
01/04/03....................................................              65p*      31.5p
30/04/03....................................................              59p         40p
01/05/03....................................................              59p       48.5p
02/06/03....................................................              69p       52.5p
01/07/03....................................................              64p       45.5p
24/07/03....................................................            64.5p         50p
-----------------------------------------------------------------------------------------

* price of an ordinary share of 5 pence each in the capital of British Biotech adjusted to reflect the capital re-organisation of British Biotech completed on 22 April 2003

4.  SHAREHOLDINGS AND DEALINGS

For the purposes of this paragraph 4:

DISCLOSURE PERIOD means:

(i) in respect of subsidiaries of Vernalis, pension funds of Vernalis or a subsidiary of Vernalis, financial and other professional advisers of Vernalis (other than exempt market makers), persons with whom Vernalis or any person who is an associate of Vernalis has an arrangement and persons whose investments are managed on a discretionary basis by fund managers (other than exempt fund managers) connected with Vernalis, the period commencing on 1 May 2003 (being the commencement of the Offer Period) and ending on 22 July 2003 (the latest practicable date prior to the posting of this document); or

(ii) in all other respects, the period commencing on 1 May 2002 (the date 12 months prior to the commencement of the Offer Period) and ending on 22 July 2003 (the latest practicable date prior to the posting of this document);

ARRANGEMENT includes indemnity or option arrangements, and any agreement or understanding, formal or informal, of whatever nature, relating to relevant securities of Vernalis or British Biotech which may be an inducement to deal or refrain from dealing; and

ASSOCIATE means, in relation to Vernalis, any member of Vernalis Group and any associated company of any member of Vernalis Group, their financial and other professional advisers, their directors and such directors' immediate families and their pension funds.

4.1  SHARES OF BRITISH BIOTECH

(a) As at close of business on the last day of the disclosure period, the British Biotech Directors and their immediate families owned, controlled or (in the case of the British Biotech Directors) were interested in the following British Biotech Shares:

-------------------------------------------------------------------------------
                                                                      NUMBER OF
                                                                BRITISH BIOTECH
NAME                                                                     SHARES
-------------------------------------------------------------------------------
Peter Fellner...............................................             50,000
Simon Sturge................................................             56,435
Anthony Weir................................................             51,728
Tim Edwards.................................................             60,403
Keith Merrifield............................................              1,500
Eugene Williams.............................................                Nil
Ian Kent....................................................                Nil
-------------------------------------------------------------------------------

(b) The British Biotech Directors had the following interests in options over unissued British Biotech Shares under the terms of the British Biotech Share Schemes as at close of business on the last day of the disclosure period:

-------------------------------------------------------------------------------------------------
                                     NUMBER OF SHARES                                      OPTION
NAME                                     UNDER OPTION    OPTION EXERCISE PERIOD    EXERCISE PRICE
-------------------------------------------------------------------------------------------------
                                                                                 (Pound Sterling)
Peter Fellner                               2,670,071           04/03 - 04/13             L1.0000
Simon Sturge                                1,367,520           04/06 - 04/13             L0.5850
Anthony Weir                                    2,708           07/96 - 07/03             L6.5163
                                                5,077           07/97 - 07/04             L7.1890
                                                7,615           07/99 - 07/04             L7.1890
                                                1,202           12/00 - 12/06            L42.0000
                                                1,202           12/01 - 12/06            L42.0000
                                                3,078           12/00 - 12/07            L20.3000
                                                3,078           12/02 - 12/07            L20.3000
                                                6,250           09/01 - 09/08             L8.0000
                                                6,250           09/03 - 09/08             L8.0000
                                               12,500           07/02 - 07/09             L4.4000
                                               12,500           07/04 - 07/09             L4.4000
                                              615,380           04/06 - 04/13             L0.5850
                                                  370           10/03 - 03/04             L5.6000
                                                   98           07/97 - 07/04             L1.0000
                                                  196           07/99 - 07/04             L1.0000
                                                1,608           07/98 - 07/05             L1.0000
                                                3,217           07/00 - 07/05             L1.0000
                                               62,500           07/02 - 07/07             L1.0000
                                               62,500           08/03 - 08/08             L1.0000
Tim Edwards                                     2,500           04/00 - 04/07            L47.0000
                                                2,500           04/02 - 04/07            L47.0000
                                                3,540           12/00 - 12/07            L20.3000
                                                3,540           12/02 - 12/07            L20.3000
                                                6,250           09/01 - 09/08             L8.0000
                                                6,250           09/03 - 09/08             L8.0000
                                               12,500           07/02 - 07/09             L4.4000
                                               12,500           07/04 - 07/09             L4.4000
                                              717,940           04/06 - 04/13             L0.5850
                                                1,500           04/99 - 04/04             L1.0000
                                                1,850           07/98 - 07/05             L1.0000
                                                3,700           07/00 - 07/05             L1.0000
                                               62,500           07/02 - 07/07             L1.0000
                                               62,500           08/03 - 08/08             L1.0000
-------------------------------------------------------------------------------------------------

(c) As at the close of business on the last day of the disclosure period, the following persons (other than Vernalis Directors) who have irrevocably committed themselves to accept the Offer owned or controlled the following British Biotech
Shares:

---------------------------------------------------------------------------------
                                                                NUMBER OF BRITISH
NAME                                                               BIOTECH SHARES
---------------------------------------------------------------------------------
FUNDS MANAGED BY INVESCO
Costain Pension Scheme                                                     55,586
G C Bateman GRP of Companies                                                5,000
Invesco Geared Opportunist                                                 50,000
Invesco PENS UK Equity                                                      3,534
Invesco Pension Scheme                                                     16,250
Invesco PERP High Income                                                3,243,132
Invesco PERP Income                                                     1,702,556
Invesco PERP Intl Equity                                                1,715,090
Invesco PERP Rupert Child                                                 165,000
Invesco PERP UK Aggressive                                                473,750
Invesco PERP UK Growth                                                  2,240,048
Invesco Recovery Trust 2005                                                40,000
Invesco UK Equity Core Fund                                               256,889
Keystone Investment Trust                                                 309,326
Perpetual Inc & GR INV TST                                                660,762
Perpetual UK Equity Pension                                               195,627
SJP Exempt Invesco MAN FD                                                 195,000
SJP Exempt UK Equity Fund                                                  34,500
SJP High Income Unit Trust                                                667,783
SJP Net Income Dist FD                                                  2,123,314
SJP Net Income Managed Fund                                               279,500
SJP Net UK Equity Fund                                                     42,000
The Shipbuilding IND PENS                                                 178,870
Univ of Sheffield EIP                                                       4,250
FUNDS MANAGED BY GARTMORE
Vidacos Nominees Limited (Finsbury Ave)                                    80,000
BNY GIL Client Account (Nominees) Limited                                 613,195
FUNDS MANAGED BY JUPITER                                                      Nil
---------------------------------------------------------------------------------

(d) As at the close of business on the last day of the disclosure period, Vernalis and companies within the Vernalis Group did not own or control any British Biotech Shares.

(e) As at the close of business on the last day of the disclosure period, none of the Vernalis Directors and/or their immediate families owned, controlled or (in the case of the Vernalis Directors) were interested (beneficially or otherwise) in any British Biotech Shares.

(f) As at the close of business on the last day of the disclosure period, financial and other professional advisers to British Biotech and Vernalis (other than exempt market makers), owned or controlled the following British Biotech
Shares:

------------------------------------------------------------------------------------
                                                                   NUMBER OF BRITISH
NAME                                                                  BIOTECH SHARES
------------------------------------------------------------------------------------
JPMorgan                                                                   4,919,674
------------------------------------------------------------------------------------

(g) The British Biotech Directors, their immediate families and persons who have irrevocably committed themselves to accept the Offer, and persons acting in concert with British Biotech have dealt for value in shares and/or options over shares of British Biotech during the disclosure period as follows:

-----------------------------------------------------------------------------------------------------
                                                                               NUMBER OF    PRICE PER
                                                                                 BRITISH      BRITISH
                                                                                 BIOTECH      BIOTECH
NAME                                        DATE   NATURE OF TRANSACTION          SHARES        SHARE
-----------------------------------------------------------------------------------------------------
Peter Fellner........................   06/01/03   Purchase                       50,000          70p
Simon Sturge.........................   23/04/03   Consideration for              56,435          n/a
                                                   RiboTargets acquisition
Anthony Weir.........................   06/01/03   Purchase                       46,408          80p
Tim Edwards..........................   06/01/03   Purchase                       59,403          80p
JPMorgan Partners LLC................   23/04/03   Consideration for           4,919,674          n/a
                                                   RiboTargets acquisition
-----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                  DATE                                                              PRICE (P)
-----------------------------------------      NATURE OF    NUMBER OF BRITISH    ---------------
FROM                     TO                  TRANSACTION       BIOTECH SHARES    HIGH      LOW
------------------------------------------------------------------------------------------------
INVESCO
01/05/02                 31/07/02               Purchase                  nil      n/a       n/a
01/05/02                 31/07/02                   Sale                  nil      n/a       n/a
01/08/02                 31/10/02               Purchase           25,350,000     3.17      2.42
01/08/02                 31/10/02                   Sale              952,730     6.00      2.55
01/11/02                 31/01/03               Purchase           11,807,200     4.79      2.52
01/11/02                 31/01/03                   Sale                  nil      n/a       n/a
01/02/03                 28/02/03               Purchase                  nil      n/a       n/a
01/02/03                 28/02/03                   Sale                  nil      n/a       n/a
01/03/03                 31/03/03               Purchase            3,300,000     4.03      4.03
01/03/03                 31/03/03                   Sale                  nil      n/a       n/a
01/04/03                 30/04/03               Purchase                  nil      n/a       n/a
01/04/03                 30/04/03                   Sale                1,966    57.94     57.94
01/05/03                 22/07/03               Purchase            3,080,455    72.58     58.41
01/05/03                 22/07/03                   Sale                  nil      n/a       n/a
------------------------------------------------------------------------------------------------
GARTMORE
01/05/02                 31/07/02               Purchase                  nil      n/a       n/a
01/05/02                 31/07/02                   Sale              100,000        7         7
01/08/02                 31/10/02               Purchase                  nil      n/a       n/a
01/08/02                 31/10/02                   Sale            4,151,997     6.04      2.32
01/11/02                 31/01/03               Purchase            5,263,917      2.5       2.5
01/11/02                 31/01/03                   Sale                  nil      n/a       n/a
01/02/03                 28/02/03               Purchase                  nil      n/a       n/a
01/02/03                 28/02/03                   Sale                  nil      n/a       n/a
01/03/03                 31/03/03               Purchase                  nil      n/a       n/a
01/03/03                 31/03/03                   Sale                  nil      n/a       n/a
01/04/03                 30/04/03               Purchase            1,500,000     3.38      3.38
01/04/03                 30/04/03                   Sale                  nil      n/a       n/a
01/05/03                 22/07/03               Purchase              338,380       79      58.5
01/05/03                 22/07/03                   Sale              665,000    71.78     69.79
------------------------------------------------------------------------------------------------
CAZENOVE
01/05/02                 31/07/02               Purchase                  nil      n/a       n/a
01/05/02                 31/07/02                   Sale                  nil      n/a       n/a
01/08/02                 31/10/02               Purchase                  nil      n/a       n/a
01/08/02                 31/10/02                   Sale                  nil      n/a       n/a
01/11/02                 31/01/03               Purchase           17,444,890     5.00      3.00
01/11/02                 31/01/03                   Sale           18,173,106     5.00      3.00
01/02/03                 28/02/03               Purchase                  nil      n/a       n/a
01/02/03                 28/02/03                   Sale                  nil      n/a       n/a

------------------------------------------------------------------------------------------------
                  DATE                                                              PRICE (P)
-----------------------------------------      NATURE OF    NUMBER OF BRITISH    ---------------
FROM                     TO                  TRANSACTION       BIOTECH SHARES    HIGH      LOW
------------------------------------------------------------------------------------------------
01/03/03                 31/03/03               Purchase                  nil      n/a       n/a
01/03/03                 31/03/03                   Sale                  nil      n/a       n/a
01/04/03                 30/04/03               Purchase               87,805    60.00     57.00
01/04/03                 30/04/03                   Sale              527,218    59.00      3.00
01/05/03                 22/07/03               Purchase              409,267    73.50     57.00
01/05/03                 22/07/03                   Sale              441,672    74.00     58.00
------------------------------------------------------------------------------------------------

(h) The British Biotech Directors have had the following dealings in options over British Biotech Shares under the British Biotech Share Schemes during the disclosure period:

-------------------------------------------------------------------------------------------------------
                                                                                      OPTION
                                    DATE OF                                            MONEY
                         GRANT/      GRANT/                                         PAID FOR   EXERCISE
NAME                   EXERCISE    EXERCISE      NUMBER           EXERCISE PERIOD      GRANT      PRICE
-------------------------------------------------------------------------------------------------------
Peter Fellner........     Grant    23/04/03   2,670,071             04/03 - 04/13        nil      L1.00
Simon Sturge.........     Grant    23/04/03   1,367,520             04/06 - 04/13        nil      L0.58
Anthony Weir.........     Grant    23/04/03     615,380             04/06 - 04/13        nil      L0.58
Tim Edwards..........     Grant    23/04/03     717,940             04/06 - 04/13        nil      L0.58
-------------------------------------------------------------------------------------------------------

(i) Financial and other professional advisers to Vernalis (other than exempt market makers), have dealt for value in shares of British Biotech during the disclosure period as follows:

------------------------------------------------------------------------------------------------
                  DATE                                                              PRICE (P)
-----------------------------------------      NATURE OF    NUMBER OF BRITISH    ---------------
FROM                     TO                  TRANSACTION       BIOTECH SHARES    HIGH      LOW
------------------------------------------------------------------------------------------------
UBS LIMITED
01/05/03                 22/07/03               Purchase                1,500       57        57
01/05/03                 22/07/03                   Sale                1,500       60        57
------------------------------------------------------------------------------------------------

Please see paragraph (g) above for details of Cazenove's dealings for value in British Biotech Shares during the disclosure period.

(j) There has been no redemption or purchase by British Biotech of its own securities during the disclosure period.

(k) Save as disclosed above, none of the British Biotech Directors, their immediate families, related trusts and connected persons (within the meaning of Section 346 of the Companies Act) or any person acting in concert with British Biotech or persons who have irrevocably committed themselves prior to the posting of this document to accept the Offer, any person with whom British Biotech or any person acting in concert with British Biotech has an arrangement, Vernalis, the Vernalis Directors and their immediate families, related trusts and connected persons (within the meaning of Section 346 of the Companies Act), owns or controls or (in the case of the British Biotech Directors and the Vernalis Directors) is interested in any shares of British Biotech or any securities convertible into, rights to subscribe for or options (including traded options) in respect of or derivatives referenced to such shares, nor has any such person dealt for value therein during the disclosure period. Save as disclosed above, none of the subsidiaries of Vernalis, pension funds of Vernalis or of a subsidiary of Vernalis, financial and other professional advisers to Vernalis (other than exempt market makers) and persons with whom Vernalis or any person who is an associate of Vernalis has an arrangement and any person whose investments are managed on a discretionary basis by fund managers (other than exempt market makers) connected with Vernalis owns or controls any of the shares of British Biotech or any securities convertible into, rights to subscribe for or options (including traded options) in respect of or derivatives referenced to such shares, nor has any such person dealt for value therein during the disclosure period.

4.2  SHARES OF VERNALIS

(a) As at the last day of the disclosure period, British Biotech did not own or control any Vernalis Shares.

(b) As at the last day of the disclosure period, none of the British Biotech Directors and/or their immediate families owned, controlled or (in the case of British Biotech Directors) were interested in any Vernalis Shares.

(c) As at close of business on the last day of the disclosure period, the following persons (other than Vernalis Directors whose interests are disclosed in paragraph (d) below) who have irrevocably committed themselves prior to the posting of this document to accept the Offer owned or controlled the following shares of Vernalis:

-----------------------------------------------------------------------------
                                                                    NUMBER OF
                                                                     VERNALIS
NAME                                                                   SHARES
-----------------------------------------------------------------------------
UNDER THE MANAGEMENT OF INVESCO
Costain Pension Scheme......................................          281,363
Invesco Perp UK Aggressive..................................        1,173,537
Invesco Perp Intl Equity....................................        5,193,500
Perpetual UK Equity Pension.................................        3,830,183
Invesco Perp UK Growth......................................        6,178,636
Invesco Perp Rupert Child...................................          280,000
The Shipbuilding Ind Pens...................................        1,052,211
SJP Net Income Dist Fd......................................        1,250,982
SJP Net Income Managed Fund.................................        1,795,050
SJP Exempt Invesco Man Fd...................................        1,142,304
SJP Net UK Equity Fund......................................          123,749
SJP Exempt UK Equity Fund...................................           94,511
SJP High Income Unit Trust..................................          625,489
Invesco UK Equity Core Fund.................................        1,360,000
UNDER THE MANAGEMENT OF GARTMORE
Vidacos Nominees Limited (Finsbury Avenue)..................        1,045,142
Vidacos Nominees Limited (Molesworth Street)................        2,063,146
BNY GIL Client Account (Nominees) Limited...................        1,526,627
Chase Nominees Limited......................................           35,459
Mellon Nominee (UK) Limited.................................           27,923
Nortrust Nominees Limited...................................          601,642
UNDER THE MANAGEMENT OF JUPITER
United Utilities -- Specialist..............................        1,180,102
Jupiter Income Fund.........................................        8,726,501
-----------------------------------------------------------------------------

(Please see page 7 of this document for the terms of the irrevocable undertakings)

(d) As at close of business on the last day of the disclosure period, the interests, all of which are beneficial unless otherwise stated, of the Vernalis Directors, of their immediate families, related trusts and of their connected persons (within the meaning of Section 346 of the Companies Act) in the share capital of Vernalis (as shown in the register required to be kept under Section 325 of the Companies Act or which have been notified to Vernalis pursuant to Sections 324 and 328 of the

Companies Act or which is known to or could with reasonable diligence become known by the director concerned were as follows:

---------------------------------------------------------------------------------------------
                                            NUMBER OF                                  OPTION
                          NUMBER OF          VERNALIS               OPTION           EXERCISE
                           VERNALIS            SHARES             EXERCISE          PRICE PER
NAME                         SHARES      UNDER OPTION               PERIOD     VERNALIS SHARE
---------------------------------------------------------------------------------------------
GEORGE KENNEDY               34,000                --                   --                 --
COLIN DOURISH               131,003            11,881    20/03/03-19/03/10             252.5p
                                               38,119    20/03/03-19/03/10             252.5p
                                               53,500    07/07/03-06/07/10               216p
                                               62,000    09/07/04-08/07/11               221p
                                                3,443    01/12/06-31/05/07                98p
                                               75,000    02/04/05-01/04/12               145p
                                               80,000    03/01/06-02/01/13             102.5p
JOHN HUTCHISON               41,593(1)         11,881    20/03/03-19/03/10             252.5p
                                               38,119    20/03/03-19/03/10             252.5p
                                               53,500    07/07/03-06/07/10               216p
                                                4,795    25/05/03-24/11/03               202p
                                               62,000    09/07/04-08/07/11               221p
                                               50,000    02/04/05-01/04/12               145p
                                              100,000    03/01/06-02/01/13             102.5p
PETER WORRALL                93,444            50,982    07/04/97-06/04/04                59p
                                               50,982    02/12/97-01/12/04                59p
                                               25,712    12/09/99-11/09/03               462p
                                                5,098    07/03/00-06/03/04               669p
                                               53,500    07/07/03-06/07/10               216p
                                               62,000    09/07/04-08/07/11               221p
                                               75,000    02/04/05-01/04/12               145p
                                              100,000    03/01/06-02/01/13             102.5p
CAROL FERGUSON               32,300(2)             --                   --                 --
PETER READ                    3,000                --                   --                 --
MARVIN JAFFE                  8,500                --                   --                 --
---------------------------------------------------------------------------------------------

Notes:

(1) (includes shares held by nominee)

(2) (shares held by nominee)

The Vernalis Directors have given irrevocable undertakings to accept the Offer in respect of their own beneficial shareholdings.

(e) Vernalis Directors and (so far as the Vernalis Directors are aware having made due and careful enquiries) their immediate families, related trusts and connected persons (within the meaning of

Section 346 of the Act) have dealt for value in Vernalis Shares during the disclosure period as follows:

-----------------------------------------------------------------------------------------------------
                                                                               NUMBER OF    PRICE PER
                                                                                VERNALIS     VERNALIS
NAME                                        DATE   NATURE OF TRANSACTION          SHARES       SHARES
-----------------------------------------------------------------------------------------------------
George Kennedy.......................   01/05/03   Right to subscribe under       14,000          36p
                                                   Placing & Open Offer
                                        30/05/03   Issue of Shares under          14,000          36p
                                                   Placing & Open Offer
Colin Dourish........................   01/05/03   Right to subscribe under       53,942          36p
                                                   Placing & Open Offer
                                        30/05/03   Issue of Shares under          53,942          36p
                                                   Placing & Open Offer
John Hutchison.......................   01/05/03   Right to subscribe under       17,126          36p
                                                   Placing & Open Offer
                                        30/05/03   Issue of Shares under          17,126          36p
                                                   Placing & Open Offer
Peter Worrall........................   27/09/02   Purchase                       20,000          52p
                                        01/04/03   Transfer of Shares under       30,000          nil
                                                   Restricted Share Scheme
                                        01/05/03   Right to subscribe under       47,124          36p
                                                   Placing & Open Offer
                                        30/05/03   Issue of Shares under          26,124          36p
                                                   Placing & Open Offer
Carol Ferguson.......................   08/01/02   Purchase                        9,000         230p
                                        28/10/02   Purchase                       10,000          77p
                                        01/05/03   Right to subscribe under       13,300          36p
                                                   Placing & Open Offer
                                        30/05/03   Issue of Shares under          13,300          36p
                                                   Placing & Open Offer
Marvin Jaffe.........................   01/05/03   Right to subscribe under        3,500          36p
                                                   Placing & Open Offer
                                        30/05/03   Issue of Shares under           3,500          36p
                                                   Placing & Open Offer
Peter Read...........................   01/05/03   Right to subscribe under        2,100          36p
                                                   Placing & Open Offer
-----------------------------------------------------------------------------------------------------

(f) The Vernalis Directors have had the following dealings in options over Vernalis Shares under the Vernalis Incentive Plans during the disclosure period:

------------------------------------------------------------------------------------------------
                                                                              OPTION
                                         DATE OF                               MONEY
                              GRANT/      GRANT/                EXERCISE    PAID FOR    EXERCISE
NAME                        EXERCISE    EXERCISE     NUMBER       PERIOD       GRANT       PRICE
------------------------------------------------------------------------------------------------
Colin Dourish...........       Grant    02/04/02     75,000    02/04/05-         Nil        145p
                                                                01/04/12
                               Grant    02/01/03     80,000    03/01/06-         Nil      102.5p
                                                                02/01/13
John Hutchison..........       Grant    02/04/02     50,000    02/04/05-         Nil        145p
                                                                01/04/12
                               Grant    02/01/03    100,000    03/01/06-         Nil      102.5p
                                                                02/01/13
Peter Worrall...........       Grant    02/04/02     75,000    02/04/05-         Nil        145p
                                                                01/04/12
                               Grant    02/01/03    100,000    03/01/06-         Nil      102.5p
                                                                02/01/13
------------------------------------------------------------------------------------------------

(g) As at close of business on the last day of the disclosure period, financial and other professional advisers to British Biotech and Vernalis (other than exempt market makers), owned or controlled the following Vernalis Shares:

-------------------------------------------------------------------------
                                                                NUMBER OF
                                                                 VERNALIS
NAME                                                               SHARES
-------------------------------------------------------------------------
JPMorgan                                                          434,858
Cazenove                                                          246,457
-------------------------------------------------------------------------

(h) The financial and other professional advisers to British Biotech and Vernalis (other than exempt market makers) have dealt for value in Vernalis Shares during the disclosure period as follows:

-------------------------------------------------------------------------------------------------
                                                      NATURE OF          NUMBER OF
DATE                                                TRANSACTION    VERNALIS SHARES    PRICE (US$)
-------------------------------------------------------------------------------------------------
JPMORGAN PARTNERS LLC
03/09/02........................................           Sale            363,725         0.7741
03/09/02........................................           Sale                430         0.7541
04/09/02........................................           Sale             10,847         0.7741
27/09/02........................................           Sale          1,300,000         0.7523
30/09/02........................................           Sale             98,677         0.7817
30/09/02........................................           Sale              1,323         0.7813
02/10/02........................................           Sale            154,998         0.7813
-------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                    DATE                                                            PRICE (P)
--------------------------------------------      NATURE OF          NUMBER OF    --------------
FROM               TO                           TRANSACTION    VERNALIS SHARES     HIGH      LOW
------------------------------------------------------------------------------------------------
CAZENOVE
1 May 2003         22 July 2003.............       Purchase            139,531       50       50
1 May 2003         22 July 2003.............           Sale                nil      n/a      n/a
------------------------------------------------------------------------------------------------

(i) Persons who have irrevocably committed themselves prior to the posting of this document to accept the Offer, have dealt for value in Vernalis Shares during the disclosure period as follows:

---------------------------------------------------------------------------------------------
                                                              NUMBER OF
                                                NATURE OF      VERNALIS             PRICE PER
DATE                                          TRANSACTION        SHARES    VERNALIS SHARE (p)
---------------------------------------------------------------------------------------------
MANAGED BY GARTMORE
07/05/03                                             Sale        60,000                    50
28/05/03                                         Purchase     5,328,030                    36
02/06/03                                         Purchase        55,000                    50
05/06/03                                             Sale        23,091                  56.5
10/07/03                                         Purchase        80,000                    52
MANAGED BY JUPITER
Jupiter Income Fund
03/07/02                                         Purchase     2,282,000                   149
28/10/02                                         Purchase        25,000                    78
29/10/02                                         Purchase         5,000                    78
29/10/02                                         Purchase        10,000                    78
04/11/02                                         Purchase        10,000                    85
04/11/02                                         Purchase       300,000                  81.5
23/05/03                                         Purchase     2,061,976                    36
28/05/03                                         Purchase     3,718,844                    36
United Utilities -- Specialist
11/10/02                                         Purchase       190,000                    52
23/05/03                                   Rights take-up       278,890                   n/a
28/05/03                                         Purchase       502,797                    36
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                    DATE                                                             PRICE (p)
--------------------------------------------      NATURE OF          NUMBER OF    ----------------
FROM                     TO                     TRANSACTION    VERNALIS SHARES      HIGH       LOW
--------------------------------------------------------------------------------------------------
INVESCO
01/05/02                 31/07/02...........       Purchase          4,044,000    151.56    141.99
01/05/02                 31/07/02...........           Sale            330,000    147.50    147.50
01/08/02                 31/10/02...........       Purchase          3,595,000     50.13     32.26
01/08/02                 31/10/02...........           Sale             93,000     44.97     35.98
01/11/02                 31/01/03...........       Purchase                nil       n/a       n/a
01/11/02                 31/01/03...........           Sale                nil       n/a       n/a
01/02/03                 28/02/03...........       Purchase                nil       n/a       n/a
01/02/03                 28/02/03...........           Sale                nil       n/a       n/a
01/03/03                 31/03/03...........       Purchase                nil       n/a       n/a
01/03/03                 31/03/03...........           Sale                nil       n/a       n/a
01/04/03                 30/04/03...........       Purchase            515,110     36.00     36.00
01/04/03                 30/04/03...........           Sale                nil       n/a       n/a
01/05/03                 22/07/03...........       Purchase         11,877,405     36.00     25.00
01/05/03                 22/07/03...........           Sale                nil       n/a       n/a
--------------------------------------------------------------------------------------------------

(j) There has been no redemption or purchase by Vernalis of its own securities during the disclosure period.

(k) Save as disclosed above, none of British Biotech, the British Biotech Directors, their immediate families, related trusts and connected persons (within the meaning of Section 346 of the Companies Act) or any person acting in concert with British Biotech or persons who have irrevocably committed themselves prior to the posting of the document to accept the Offer, any person with whom British Biotech or any person acting in concert with British Biotech has an arrangement, the Vernalis Directors and their immediate families, related trusts and connected persons (within the meaning of Section 346 of the Companies
Act), owns or controls or (in the case
of the British Biotech Directors and the Vernalis Directors) is interested in any shares of Vernalis or any securities convertible into, rights to subscribe for, or options (including traded options) in respect of or derivatives referenced to such shares, nor has any such person dealt for value therein during the disclosure period. Save as disclosed above, none of the subsidiaries of Vernalis, pension funds of Vernalis or of a subsidiary of Vernalis, financial or other professional advisers to Vernalis (other than exempt market makers) and persons with whom Vernalis or any person who is an associate of Vernalis has an arrangement and any person whose investments are managed on a discretionary basis by fund managers (other than exempt market markers) connected with Vernalis owns or controls any of the shares of Vernalis or any securities convertible into, rights to subscribe for or options (including traded options) in respect of or derivatives referenced to such shares, nor has any such person dealt for value therein during the disclosure period.

5.  MATERIAL CONTRACTS

5.1 The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by members of the British Biotech Group within the two years immediately prior to the commencement of the Offer Period and which are or may be material:

(a) Asset sale agreement

    A sale and purchase agreement, dated August 2001 made between British Biotech Pharmaceuticals Limited (1), OSI Pharmaceuticals (UK) Limited (OSI)
    (2), British Biotech (3) and OSI Pharmaceuticals Inc. (4), pursuant to which OSI purchased certain assets including goodwill, plant and machinery and the benefit of various contracts, licences, consents and permissions from British Biotech Pharmaceuticals Limited and, on 28 September 2001 took assignment of British Biotech's leasehold interests in Isis House, Cowley Trading Estate being a lease dated 26 July 1994 between AT&T ISTEL Limited
    (1) British Biotech Pharmaceuticals Limited (2) and British Biotech (3) in Windrush Court and Unit 11, County Trading Estate being a lease dated 2 April 2001 between Rosewood Property Management Limited (1) and British Biotech Pharmaceuticals Limited (2) for a consideration comprising a payment of L8,700,000 and the assumption by OSI of certain liabilities in respect of certain assets transferred. The agreement also transferred a number of employees from the employment of British Biotech Pharmaceuticals Limited to OSI. The agreement contains warranties and indemnities given by British Biotech Pharmaceuticals Limited to OSI in connection therewith. Under the terms of the agreement, British Biotech plc and OSI Pharmaceuticals Inc. guaranteed the due and punctual performance of British Biotech Pharmaceuticals Limited's and OSI's respective obligations under the agreement.

(b) Sale proposal relating to the acquisition by British Biotech of RiboTargets

    On 21 March 2003, British Biotech made an offer (the RIBOTARGETS OFFER) to RiboTargets shareholders to acquire the entire issued share capital of RiboTargets. The RiboTargets Offer comprised the following:

     - for every RiboTargets B ordinary share approximately 2.79 British Biotech Shares;

     - for every RiboTargets A ordinary share approximately 0.85 British Biotech Shares; and

     - 396,198 British Biotech Shares allocated amongst RiboTargets shareholders pro rata to their holdings of RiboTargets ordinary shares immediately prior to 23 April 2003.

    British Biotech's acquisition of RiboTargets was completed on 23 April 2003. Based on British Biotech's share price of 3.875 pence on 19 March 2003, the latest practicable Business Day prior to the announcement of the RiboTargets Offer, the aggregate value of the RiboTargets Offer amounted to approximately L26 million.

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(c) Deed of covenant

    In connection with the RiboTargets Offer, British Biotech entered into a deed of covenant dated 17 March 2003 in favour of RiboTargets whereby British Biotech agreed to carry on the business of the British Biotech Group in the ordinary course pending completion of its acquisition of RiboTargets.

(d) Undertaking

     (i) On 21 March 2003, in consideration for British Biotech agreeing to make the RiboTargets Offer, certain RiboTargets shareholders holding in aggregate 100 per cent. of the issued RiboTargets B ordinary shares, 99.9 per cent. of the issued RiboTargets A ordinary shares and 100 per cent. of the issued RiboTargets ordinary shares, entered into an undertaking (the UNDERTAKING) to accept the RiboTargets Offer and granted warranties in favour of British Biotech in respect of their ownership of the RiboTargets shares. The Undertaking imposes restrictions on the ability of the (now, former) RiboTargets shareholders who are party to it to sell the British Biotech Shares which they received in connection with the RiboTargets Offer (LOCK-UP SHARES) without British Biotech's prior approval. Each (now, former) RiboTargets shareholder that entered into the Undertaking:

           (a) may not dispose of any its Lock-up Shares at any time during the period of six calendar months following 23 April 2003 (the INITIAL LOCK-UP PERIOD);

           (b) subject as described in (ii) below, during the period of eight calendar months after the Initial Lock-up Period has expired (the INTERIM LOCK-UP PERIOD) must:

                (x) notify British Biotech or its nominated broker (currently Cazenove) in writing prior to the disposal of any Lock-up Shares; and

                (y) must not dispose of any Lock-up Shares other than through British Biotech's nominated broker.

           However, if a (now, former) RiboTargets shareholder who has entered into the Undertaking receives an unsolicited offer to acquire Lock-up Shares then sub-paragraph (y) above will not apply and such RiboTargets shareholder shall only be obliged to notify British Biotech's nominated broker in writing prior to such disposal.

     (ii) During the Interim Lock-up Period the Qualifying Shareholders (as defined below) are together entitled to dispose of Lock-up Shares up to a maximum aggregate of Lock-up Shares equal to three per cent. of the issued ordinary share capital of British Biotech immediately following 23 April 2003 without using British Biotech's nominated broker to effect such disposal.

    QUALIFYING SHAREHOLDER means a RiboTargets shareholder who has entered into the Undertaking whose beneficial holding of Lock-up Shares immediately following 23 April 2003 amounted to less than one per cent. of the aggregate issued ordinary share capital of the British Biotech immediately following 23 April 2003.

     (iii) A (now, former) RiboTargets shareholder wishing to dispose of any Lock-up Shares in the six months after the Interim Lock-up Period has expired must consult with British Biotech's nominated broker about such disposal for a reasonable period of time prior to the proposed disposal, including, without limitation, with respect to the method and timing of the disposal.

     (iv) In addition, each (now, former) RiboTargets shareholder who has entered into the Undertaking agreed, prior to the end of the Initial Lock-up Period, not to acquire or offer to acquire, directly or indirectly, any British Biotech Shares if the effect would be to oblige any person to make a mandatory offer for British Biotech under Rule 9 of the Code.

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     (v)   The Undertaking contains exemptions which allow the (now, former)
           RiboTargets shareholders that entered into the undertaking to dispose of Lock-up Shares, regardless of the restrictions listed above, in the following situations:

           (a)  a disposal pursuant to a court order;

           (b) a renunciation of a right to subscribe for shares where such right is derived from the Lock-up Shares or a failure to take up any such right;

           (c) if British Biotech makes an offer to its shareholders to purchase its own shares or proposes a scheme of arrangement, a disposal or agreement to dispose of any Lock-up Shares to British Biotech pursuant to that offer or scheme; or

           (d) by acceptance of a general offer made for all the issued share capital of British Biotech, provided such offer is recommended by the board of directors of British Biotech.

5.2 The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by Vernalis within the two years immediately prior to the commencement of the Offer Period and which are or may be material:

(a) Placing and Open Offer Agreement

The Placing and Open Offer Agreement dated 1 May 2003 between Vernalis and Cazenove, pursuant to which Cazenove agreed: (1) as agent for Vernalis and subject to the terms and conditions of the Placing and Open Offer Agreement, to invite qualifying shareholders to subscribe for 30,098,086 new ordinary shares in Vernalis; (2) subject to the terms and conditions of the Placing and Open Offer Agreement, to procure subscribers for, or itself subscribe for, all the new ordinary shares available under the open offer other than the committed open offer shares (the CLAWBACK SHARES) on the basis that such shares are subject to recall to satisfy valid applications by qualifying shareholders under the open offer; (3) subject to the terms and conditions of the Placing and Open Offer Agreement, to procure subscribers for, or itself subscribe for, 14,346,359 new ordinary shares in Vernalis pursuant to the firm placing; and (4) to act as sponsor to Vernalis in connection with admission of its new ordinary shares.

The Placing and Open Offer Agreement contains certain warranties, undertakings and indemnities given by Vernalis in favour of Cazenove.

Vernalis agreed to pay Cazenove (together with any applicable value added tax):
(1) whether or not admission of the new ordinary shares in Vernalis became effective, a commitment commission of 0.5 per cent. of the value at the offer price of the Clawback Shares and (2) subject to admission of the new ordinary shares in Vernalis a commission of L750,000 plus a placing commission of 0.75 per cent. of the value at the offer price of the Clawback Shares. Out of the commissions, Cazenove paid placing commissions to such persons (if any) as it procured to subscribe for Clawback Shares.

Vernalis paid the incidental costs and expenses of and relating to the Placing and Open Offer.

(b) Roche Convertible Loan

On 13 May 2002 Vernalis entered into a convertible loan agreement with Roche pursuant to which Roche made a loan to Vernalis of L7 million, convertible at any time by Roche into ordinary shares in Vernalis at a conversion price of 329 pence per share. Vernalis also has rights to convert the Roche Convertible Loan in specified circumstances. If not converted the Roche Convertible Loan is repayable after five years. Interest is payable semi-annually in arrears on 13 May and 13 November in each year. The terms of the Roche Convertible Loan include an anti-dilution provision that was triggered by the issue of new ordinary shares in the Placing and Open Offer, the effect of which was to reduce the conversion price. This would result in Roche receiving an additional 1,576,044 new ordinary shares in Vernalis on conversion of the full amount of the Roche Convertible Loan. Under the terms of the Roche Convertible Loan, Vernalis will be required to notify Roche when

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Vernalis becomes aware that the right to cast more than 50 per cent. of the votes at a general meeting of Vernalis has or will become unconditionally vested in British Biotech. Roche will be entitled, within 30 days of Vernalis giving such notice, to require repayment of the loan with accrued but unpaid interest to the date of repayment.

7.  SOURCES AND BASES OF INFORMATION

Unless otherwise stated, financial information relating to British Biotech and Vernalis has been derived from the published annual report and accounts and/or interim statements and/or public statements made by the relevant companies for the relevant periods.

8.  SERVICE CONTRACTS

Particulars of the service contracts between Peter Worrall and John Hutchison as Proposed Directors and members of the British Biotech Group, which are conditional upon the Offer becoming or being declared unconditional in all respects, are set out in paragraph 6.9 of Part VI of the Listing Particulars.

8.1  VERNALIS DIRECTORS' AGREEMENTS AND EMOLUMENTS

The following are details of the service contracts of the Vernalis Directors and members of the Vernalis Group which have more than twelve months to run and/or have been entered into or amended within the six months preceding the date of this document:

(a) Peter Worrall has a service contract with Vernalis dated 9 April 1997 and he is stated to have commenced employment on 1 September 1993. His service contract is terminable on 12 months' written notice from Vernalis or on six months' written notice from him (Vernalis retains the right to pay salary and a salary supplement in lieu of notice) and provides for automatic termination on him reaching the age of 60 years. His service contract was amended with effect from 1 April 2003 such that Mr. Worrall's salary was increased from L152,000 per annum to L177,000 per annum. He is eligible to receive a performance bonus of up to (but not necessarily all of) 35 per cent. of his salary earned during the bonus year, which runs to 31 December. He is also entitled, by way of benefits, to medical insurance, life assurance and a salary supplement equal to 25 per cent. of his salary from which he may make his own arrangements regarding a car and a pension. If, during the period of 12 months from the date on which:

        (i) any person, firm or company has obtained control of Vernalis (as defined in section 840 of ICTA); and

        (ii) any offer such person, firm or company has made to acquire shares in the capital of any holding company of Vernalis is declared unconditional in all respects,

    either Vernalis or Peter Worrall serves notice to terminate his contract, Vernalis shall forthwith make the payment of an amount equal to 12 months' salary and salary supplement in lieu of notice.

(b) Colin Dourish has a service contract with Vernalis dated 24 February 2000 and he is stated to have commenced employment on 1 October 1995. His service contract is terminable on 12 months' written notice from Vernalis or on six months' written notice from him on or after 1 July 2000 (Vernalis will retain the right to pay salary and a salary supplement in lieu of notice) and will provide for automatic termination on him reaching the age of 60 years. His salary is L170,000 per annum. He is eligible to receive a performance bonus of up to (but not necessarily all of) 35 per cent. of his salary earned during the financial year of Vernalis which runs to 31 December. He is also entitled, by way of benefits, to medical insurance, life assurance and a salary supplement equal to 25 per cent. of his salary from which he may make his own arrangements regarding a car and a pension. Vernalis currently pays L25,500 per annum on his behalf into a pension plan. These pension plan payments are deducted from

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

    the 25 per cent. salary supplement paid by Vernalis. If, during the period of twelve months from the date on which:

        (i) any person, firm or company has obtained control of Vernalis (as defined in section 840 of ICTA); and

        (ii) any offer such person, firm or company has made to acquire shares in the capital of any holding company of Vernalis is declared unconditional in all respects,

    either Vernalis or Colin Dourish serves notice to terminate his contract, Vernalis would then forthwith make the payment of an amount equal to 12 months' salary and salary supplement in lieu of notice.

(c) John Hutchison has a service contract with Vernalis dated 12 April 2000 and he is stated to have commenced employment on 4 August 1997. His service contract is terminable on 12 months' written notice from Vernalis or on six months' written notice from him on or after 1 July 2000 (Vernalis will retain the right to pay salary and a salary supplement in lieu of notice) and will provide for automatic termination on him reaching the age of 60 years. His salary is L150,000 per annum. He is eligible to receive a performance bonus of up to (but not necessarily all of) 35 per cent. of his salary earned during the financial year of Vernalis, which runs to 31 December. He is also entitled, by way of benefits, to medical insurance, life assurance and a salary supplement equal to 25 per cent. of his salary from which he may make his own arrangements regarding a car and a pension. Vernalis currently pays L22,500 per annum on his behalf into a pension plan. The pension plan payment is deducted from the 25 per cent. salary supplement paid by Vernalis. If, during the period of twelve months from the date on which:

        (i) any person, firm or company has obtained control of Vernalis (as defined in section 840 of ICTA); and

        (ii) any offer such person, firm or company has made to acquire shares in the capital of any holding company of Vernalis is declared unconditional in all respects,

     either Vernalis or John Hutchison serves notice to terminate his contract, Vernalis would then forthwith make the payment of an amount equal to 12 months' salary and salary supplement in lieu of notice.

Save as disclosed above, there are no service contracts between any Vernalis Director and any member of Vernalis Group having more than twelve months to run and no such contract has been entered into or amended within the six months preceding the date of this document.

9.  OTHER INFORMATION

(a) Save as disclosed in this document and the Listing Particulars, the emoluments of the British Biotech Directors will not be affected by the acquisition of Vernalis or by any other associated transaction.

(b) Save as disclosed in this document and the Listing Particulars, no agreement, arrangement or understanding (including any compensation arrangement) exists between British Biotech or any party acting in concert with British Biotech and any of the directors, recent directors, shareholders or recent shareholders of Vernalis having any connection with or dependence upon or which is conditional on the outcome of the Offer.

(c) No agreement, arrangement or understanding exists whereby any Vernalis Shares acquired in pursuance of the Offer will be transferred to any other person, save that British Biotech reserves the right to transfer any Vernalis Shares to any of its subsidiaries.

(d) None of British Biotech, any person acting in concert with British Biotech, Vernalis and any associate of Vernalis has any arrangement (including indemnity or option arrangement) or any agreement or understanding, formal or informal, of whatever nature with any person,

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

    relating to relevant securities of Vernalis or British Biotech which may be an inducement to deal or refrain from dealing.

(e) JPMorgan has given and not withdrawn its written consent to the issue of this document with the references to its name in the form and context in which they appear.

(f) UBS Investment Bank has given and not withdrawn its written consent to the issue of this document with the inclusion of its recommendation and the references to its name in the form and context in which they appear.

(g) The expenses of, or incidental to, the preparation and implementation of the Offer will be paid by British Biotech, if the Offer is successful, or each party in respect of its own respective expenses, if the Offer is unsuccessful.

(h) All times referred to in this document are London times.

(i) Save as disclosed in this document and/or the Listing Particulars, the British Biotech Directors are not aware of any material change in the financial or trading position of the British Biotech Group since 30 April 2003, the date to which the latest audited accounts for British Biotech were published.

(j) Save as disclosed in this document and/or the Listing Particulars, the Vernalis Directors are not aware of any material change in the financial or trading position of the Vernalis Group since 31 December 2002, the date to which the latest audited accounts for Vernalis were published.

(k) Save as disclosed in this document or in the Listing Particulars, no proposal exists in connection with the Offer that any payment or other benefit shall be made or given by British Biotech or any person acting in concert with British Biotech for the purpose of the Offer to any Vernalis Director as compensation for loss of office or as consideration for, or in connection with, his retirement from office.

(l) No agreement or arrangement exists to which British Biotech is a party which relates to the circumstances in which it may or may not invoke or seek to invoke a condition to the Offer.

10. DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents will be available for inspection at the offices of Allen & Overy, One New Change, London EC4M 9QQ, during usual business hours on any week day (Saturdays and public holidays excepted) while the Offer remains open for acceptance:

(a) the Memorandum and Articles of Association of British Biotech;

(b) the memorandum and articles of association of Vernalis;

(c) the published audited consolidated accounts of British Biotech for the last two financial years ended 30 April 2003;

(d) the published audited consolidated accounts of Vernalis for the last two financial years ended 31 December 2002;

(e) the service agreements referred to in paragraph 8 above;

(f) the material contracts referred to in paragraph 5 above;

(g) the written consents referred to in paragraph 9 above;

(h) copies of the irrevocable commitments to accept the Offer given by the persons referred to in paragraph 4 of the letter from JPMorgan contained in this document above;

(i) lists of the dealings summarised in paragraph 4 above; and

(j) this document, the Form of Acceptance and the Listing Particulars.

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

                                  DEFINITIONS

Admission..................  the admission of the New British Biotech Shares to the Official List and trading on the London Stock Exchange's market for listed securities becoming effective in accordance with, respectively, the Listing Rules and the Admission and Disclosure Standards

Admission and Disclosure
  Standards................  the admission and disclosure standards of the
                             London Stock Exchange

Articles of Association....  the articles of association of British Biotech

Board or British Biotech
  Directors................  the existing directors of British Biotech

British Biotech............  British Biotech plc, registered in England and
                             Wales under number 2304992

British Biotech Group......  British Biotech and its subsidiary undertakings and, where the context so requires, each of them

British Biotech Shares.....  ordinary shares of 5 pence each in the capital of
                             Company

British Biotech Share
  Schemes..................  the British Biotech Group 1992 Share Option Scheme;
                             the British Biotech Executive Share Option Scheme; the British Biotech Group SAYE Share Option Scheme; the British Biotech Deferred Share Bonus Scheme; British Biotech Option Plan (comprising the British Biotech Approved Share Option Plan and the British Biotech Discretionary Share Option Plan) and the British Biotech Savings Related Share Option Plan

British Biotech
  Shareholders.............  existing holders of British Biotech Shares

Business Day...............  any day on which the London Stock Exchange is open for the transaction of business

Capita IRG Plc.............  Capita IRG Plc and its subsidiary undertakings and, where the context so requires, each of them

Cazenove...................  Cazenove & Co. Ltd

certificated or in
  certificated form........  a Vernalis Share which is not in uncertificated form

Closing Price..............  the mid-market price of a share at the close of dealings on the London Stock Exchange as derived from the Daily Official List

Code.......................  the City Code on Takeovers and Mergers

Companies Act..............  the Companies Act 1985 of England and Wales, as
                             amended

Company....................  British Biotech

CREST......................  a relevant system (as defined in the CREST
                             Regulations) in respect of which CRESTCo is the Operator (as defined in the CREST Regulations)

CRESTCo....................  CRESTCo Limited, the operator of CREST

CREST member...............  a person who has been admitted by CRESTCo as a system-member (as defined in the CREST Regulations)

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CREST participant..........  a person who is, in relation to CREST, a system-participant (as defined in the CREST
                             Regulations)

CREST payment..............  shall have the meaning given in the CREST manual issued by CRESTCo

CREST personal member......  a CREST member admitted to CREST as a sponsored member

CREST Regulations..........  the Uncertificated Securities Regulations 2001 (SI
                             2001 No. 3755), as from time to time amended

CREST sponsor..............  a CREST participant admitted to CREST as a CREST sponsor

Daily Official List........  the daily official list of the London Stock
                             Exchange

Disclosed..................  in relation to British Biotech, means (a) as disclosed in British Biotech's preliminary results for the year ended 30 April 2003; (b) as publicly announced by British Biotech (by delivery of an announcement to an authorised Regulatory Information Service) prior to 2 July 2003; (c) as disclosed in British Biotech's Listing Particulars dated 21 March 2003 and Supplementary Listing Particulars dated 4 April 2003; (d) as disclosed in this document; or (e) as otherwise disclosed in writing to Vernalis by or on behalf of British Biotech prior to 2 July 2003; and in relation to Vernalis, means (a) as disclosed in Vernalis' annual report and accounts for the year ended 31 December 2002; (b) as publicly announced by Vernalis (by delivery of an announcement to an authorised Regulatory Information Service) prior to 2 July 2003; (c) as disclosed in Vernalis' prospectus dated 1 May 2003; (d) as disclosed in this document; or (e) as otherwise disclosed in writing to British Biotech by or on behalf of Vernalis prior to 2 July 2003

Escrow Agent...............  Capita IRG Plc (in its capacity as a CREST participant under ID RA10)

Elan.......................  Elan Corporation and/or any of its affiliates

Extraordinary General
  Meeting/British Biotech
  EGM......................  the extraordinary general meeting of British
                             Biotech for the purpose, inter alia, of approving the terms of the Offer to be held on 13 August 2003, including any adjournment thereof

FDA........................  US Food and Drug Administration

Form of Acceptance.........  the form of acceptance which accompanies this document

Form of Proxy..............  the form of proxy to be used by British Biotech
                             Shareholders at the British Biotech EGM

FSMA.......................  the Financial Services and Markets Act 2000

Gartmore...................  Gartmore Investment Limited

GeneSoft...................  GeneSoft Inc

ICTA.......................  Income and Corporation Taxes Act 1988

ImmunoGen..................  ImmunoGen Inc

Invesco....................  Amvescap plc and its affiliates

JPMorgan...................  J.P. Morgan plc


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Jupiter....................  Jupiter Asset Management Limited

Lilly......................  Eli Lilly & Company and/or its affiliates

Listing Particulars........  the document dated 25 July 2003 comprising listing particulars of British Biotech in relation to the New British Biotech Shares

Listing Rules..............  the listing rules of the UK Listing Authority made under section 74 of the FSMA

London Stock Exchange......  London Stock Exchange plc

Memorandum of Association..  the memorandum of association of British Biotech member account ID..........  the identification code or number attached to any member account in CREST

Menarini...................  Menarini International S.A. and/or any of its
                             affiliates

Merged Group...............  British Biotech and its subsidiary undertakings after the completion of the Merger, including Vernalis and its subsidiary undertakings

Merger.....................  the proposed acquisition by British Biotech of the
                             Vernalis Shares pursuant to the Offer and pursuant to the subsequent compulsory acquisition procedure described in paragraph 16 of Part 3 of this Offer Document

Merger Resolution..........  the resolution set out in the notice of the British
                             Biotech EGM seeking the approval of British Biotech Shareholders to the Offer

MethylGene.................  MethylGene Inc

MGI Pharma.................  MGI Pharma Inc.

Net Cash...................  cash at bank and in hand, and short term deposits and investments, less all borrowings, overdrafts, loans, mortgages and finance leases

New British Biotech Shares.  the new British Biotech Shares to be allotted and issued credited as fully paid to Vernalis
                             Shareholders in accordance with the terms of the Offer

Offer......................  the recommended offer made by JPMorgan on behalf of
                             British Biotech to acquire the entire issued and to be issued share capital of Vernalis on the terms and subject to the conditions set out in the Offer Document and the Form of Acceptance including where the context requires, any subsequent revision, variation, increase, extension or renewal thereof

Offer Document.............  this document

Offer Period...............  has the meaning given to it in the Code, and for the purpose of the Offer commenced on 30 April 2003

Official List..............  the official list of the UK Listing Authority

Overseas Optionholders.....  holders of options over British Biotech Shares and/or Vernalis Shares who have registered addresses outside the United Kingdom or are citizens of, or resident or located in, countries other than the United Kingdom


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Overseas Shareholders......  holders of British Biotech Shares and/or Vernalis
                             Shares who have registered addresses outside the United Kingdom or are citizens of, or resident or located in, countries other than the United Kingdom

Panel......................  The Panel on Takeovers and Mergers

participant ID.............  the identification code or membership number used in CREST to identify a particular CREST member or other CREST participant

Placing and Open Offer.....  the placing and open offer carried out by Vernalis under the Placing and Open Offer Agreement

Placing and Open Offer
  Agreement................  the agreement described in paragraph 5.2(a) of
                             Appendix II to this document

Proposed Directors.........  the proposed additional directors of British
                             Biotech following the Merger whose names are listed on page i of this document

Reference Number...........  has the meaning given in paragraph 15 of Part 3 of this document

Registrar of Companies.....  the Registrar of Companies in England and Wales

Regulatory Information
  Service..................  has the meaning given to it in the Listing Rules

Related Party Resolution...  the resolution set out in the notice of British
                             Biotech EGM seeking the approval of British Biotech Shareholders (other than Invesco) to the acceptance of the Offer by Invesco (assuming such acceptance is forthcoming)

Remuneration Committee.....  the remuneration committee of British Biotech from time to time

Resolutions................  the resolutions to be put to the British Biotech
                             Shareholders at the British Biotech EGM relating to, inter alia, the Offer

Restricted Jurisdiction....  United States, Canada, Australia, Belgium, South
                             Africa or Japan

RiboTargets................  RiboTargets Holdings plc

Roche......................  F. Hoffman-La Roche Limited and/or any of its
                             affiliates (including in the context of the Roche Convertible Loan, Roche Finance Limited)

Roche Convertible Loan.....  the L7.0 million convertible loan agreement dated
                             13 May 2002 between Vernalis and Roche, as described in paragraph 13 of Part 3 of this document

SEC........................  Securities and Exchange Commission of the United
                             States

Securities Act.............  the US Securities Act of 1933, as amended

Serono.....................  Serono S.A.

subsidiary undertaking.....  has the meaning given in the Companies Act

TFE instruction............  a transfer from escrow instruction (as described in the CREST manual issued by CRESTCo)

TTE instruction............  a transfer to escrow instruction (as described in the CREST manual issued by CRESTCo)


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uncertificated or in
  uncertificated form......  a Vernalis Share which is for the time being recorded on the register of members of Vernalis as being held in uncertificated form

UBS Investment Bank........  UBS Limited

UCB........................  UCB Pharma S.A. and/or its subsidiaries and affiliates including UCB Pharma Inc.

UK/United Kingdom..........  the United Kingdom of Great Britain and Northern
                             Ireland

UK Listing Authority/UKLA..  the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA

US/United States...........  the United States of America, its territories and possessions, any state or political sub-division of the United States of America and the District of Columbia

Vernalis...................  Vernalis Group plc, registered in England and Wales under number 03137449

Vernalis Board or Vernalis
  Directors................  the directors of Vernalis

Vernalis Group.............  Vernalis and its subsidiary undertakings and, where the content so requires, each of them

Vernalis Incentive Plans...  the Vanguard Medica 1993 Executive Option Scheme;
                             the Vernalis Company Share Option Plan 1996; the Vernalis Savings Related Share Option Scheme; the Vernalis Group plc All Employee Share Ownership Plan and the Vernalis Restricted Share Scheme

Vernalis Restricted Share
  Scheme...................  the Vernalis Restricted Share Scheme and related employee benefit trust

Vernalis Shareholders......  holders of Vernalis Shares

Vernalis Shares............  all the existing issued ordinary shares of 10 pence each in the capital of Vernalis and any further such shares which are unconditionally allotted or issued while the Offer remains open for acceptance or, subject to the provisions of the Code, by such other date as British Biotech may determine

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                          GLOSSARY OF SCIENTIFIC TERMS

acute myocardial infarction
  (AMI)....................  common type of heart attack caused when one of the coronary arteries becomes blocked

acute treatment............  treatment aimed at quickly addressing and ameliorating the symptoms of a disease

adenosine A(2A) antagonist.  a substance which reduces or prevents the effect of adenosine at the adenosine A(2A) receptor site

adenosine A(2A) receptor...  subtype of receptor for adenosine, a neurotransmitter found in the body especially in the nervous system agonist....................  a substance which enhances biological activity at a receptor site

AML........................  acute myeloid leukaemia; a type of cancer that affects the body's blood forming tissues, resulting in an overabundance of immature white blood cells analgesic..................  drug that relieves or alleviates pain antagonist.................  a substance which reduces or prevents the effect of an agonist at a receptor site

antigens...................  substances which are capable of inducing a specific immune response and reacting with the products of that response, i.e. with specific antibodies antisense compound.........  agent that is specifically designed to target a particular RNA (ribonucleic acid) and hence prevent its action atomic level...............  the level at which interactions can be observed between the potential drug molecule and the target protein biotechnology..............  set of biological techniques developed through basic research and now applied to research and product development cancer.....................  a malignant tumor in which cells grow unrestrained in an organ or tissue in the body. A cancer is usually named after the originating organ central nervous
  system (CNS).............  pertaining to the brain, cranial nerves and spinal cord. It does not include muscles or peripheral nerves

CD56-positive..............  tumour cells which carry the CD56 antigen on their surface

clinical trial.............  research conducted with patients to evaluate a new treatment or drug

community-acquired
  pneumonia................  an infection caused by inflammation of the lungs and build up of fluid in the lungs, contracted in the community crystallography............  visualisation of the three-dimensional structure of a molecule, often a protein, through x-ray diffraction of crystallised material cytotoxic..................  toxic to human and animal cells enzyme.....................  protein molecule produced by living cells that catalyses chemical reactions of other substances without itself being destroyed or altered upon completion of the reactions

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frovatriptan...............  5-HT(1B/D) receptor agonist for the treatment of migraine

GABA(A) agonist............  agent that mimics the activity of gamma-hydroxybutyric acid at the sub-type A receptor. GABA is a central nervous system neurotransmitter involved with sensory processing throughout the central nervous system

Hsp90 inhibitor............  a substance which prevents the action of heat shock protein 90

inflammation...............  localised protective response elicited by injury or infection of tissue, which serves to destroy, dilute or sequester both the causative agent and the injured tissue inflammatory disease.......  this covers a number of diseases, including multiple sclerosis, that are characterised by or caused by inflammation ligand.....................  any molecule that binds to another, in normal usage a soluble molecule such as a neurotransmitter, that binds to a receptor metalloenzyme inhibitors...  compounds capable of inhibiting an enzyme that require a catalytic metal for activity

migraine...................  a severe, recurring headache, usually affecting only one side of the head, characterised by sharp pain and accompanied by nausea, vomiting, visual disturbances and scintillating appearances of light multiple sclerosis.........  disorder of the central nervous system involving decreased neurological function associated with the loss of the insulating covering of nerve cells myeloid leukaemia..........  sub-class of cancer of the white blood cells neurotransmitter...........  any of a group of substances that are released from neurons of the central or peripheral nervous system to either excite or inhibit another neuron or target cell

NMR studies................  the use of nuclear magnetic resonance spectroscopy to determine the structures of molecules in solution. NMR may also be used to determine ligand-protein interactions and hence provide important information in the drug design process non-sedative...............  an agent that does not exert a sleep-inducing or tranquilising effect

Parkinson's disease........  progressive neurological disease whose symptoms include shuffling gait, stooped posture, resting tremors, speech impediments, movement difficulties, and an eventual slowing of mental processes and dementia peptide deformylase (PDF)..  bacterial enzyme essential for the survival and multiplication of bacteria

pharmaceutical.............  pertaining to pharmacy or to drugs pharmacokinetics...........  the study of the time course of a drug in the body following administration

Phase I clinical trials....  study conducted in healthy subjects to determine the safety, tolerability and pharmacokinetics of a drug

Phase I/II clinical trials.  initial studies in patients with the disease for which the product candidate is being developed, designed to look at safety and get an early indication of biological effect
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Phase II clinical trials...  studies in a limited number of patients to determine the preliminary efficacy of a drug to provide proof-of-concept as well as in some cases evaluate drug doses and to establish drug doses to use in a Phase III clinical trial

Phase II/III clinical
  trials...................  trial in patients that investigates or establishes the efficacy of a drug

Phase III clinical
  trials...................  trial with larger patient numbers to confirm a drug's efficacy and safety, prior to filing for marketing approval

Phase IIIb study...........  clinical trial performed to support marketing conducted after a product licence has been applied for but prior to approval, or clinical trials to support a new indication plasminogen................  a specific enzyme

pre-clinical studies.......  experiments performed before starting clinical trials to assess a compound and its potential to cause adverse side effects proof-of-concept...........  study designed to show that a compound has its intended clinical effect

prophylactic...............  agent preventing disease

prophylaxis................  the prevention of disease

protein....................  large molecules made of smaller biological units known as amino acids. Proteins are responsible for the functioning and much of the structure of all living beings psychiatric disorders......  disorders of the central nervous system producing mental illness

pulmonary embolism.........  lodgement of a blood clot in one of the arteries of the lung

receptor...................  molecular structure within a cell or on the cell surface characterised by selective binding of a specific substance and a specific physiologic effect that accompanies the binding recombinant protein........  protein produced using DNA combined from two or more different DNA molecules

respiratory tract
  infections...............  infections of the organs and tissues associated with the breathing system

RNA........................  ribonucleic acid; plays a role in transferring information from DNA to the protein-forming system of the cell

R140.......................  alphadalone acetate

SCLC.......................  small cell lung cancer

serotonin..................  5-hydroxytryptamine (5HT), a neurotransmitter sexual dysfunction.........  disturbance, impairment or abnormality of the functioning of the sexual drive or sexual organs

small cell lung cancer.....  a disease where small malignant (cancer) cells form in the tissues of the lung

solid tumour...............  cancer cells which form a lump

SSRI.......................  selective serotonin reuptake inhibitor; a class of drug used as an antidepressant

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structure-based drug
  design...................  the use of structures determined through crystallography or NMR studies to enhance the process of drug discovery thrombolysis...............  breakdown or dissolution of a blood clot thrombolytic...............  agent that causes thrombolysis

thrombotic disorders.......  diseases caused by inappropriate clotting of the blood, for example, heart attack, stroke, peripheral arterial occlusion and deep vein thrombosis triptan....................  class of compounds that stimulate the 5HT(1)
                             receptor and are used in the treatment of migraine

tumour-activated prodrug...  drug which is inactive until it encounters a cancer cell

5HT(1B/D) receptor.........  subtype of a receptor for 5 hydroxtryptamine
                             (serotonin), a chemical messenger found in the body, especially in the nervous system

5HT(1A) receptor...........  subtype of a receptor for 5 hydroxtryptamine
                             (serotonin), a chemical messenger found in the body, especially in the nervous system

5HT(2A) receptor...........  subtype of a receptor for 5 hydroxtryptamine
                             (serotonin), a chemical messenger found in the body, especially in the nervous system

5HT(2C) receptor...........  subtype of a receptor for 5 hydroxtryptamine
                             (serotonin), a chemical messenger found in the body, especially in the nervous system

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